As filed with the Securities and Exchange Commission on December 12, 2007

Registration No. 333-137858

U.S. Securities and Exchange Commission

Washington, D.C. 20549

AMENDMENT NO.2 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLASTGARD INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Colorado	2899	84-1506325
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2451 McMullen Booth Road, Ste., 207, Clearwater, FL 33759
(Address of principal executive offices)

2451 McMullen Booth Road, Ste., 207, Clearwater, FL 33759
(Address of principal place of business or intended principal place of business)

Michael J. Gordon, 2451 McMullen Booth Road, Ste., 207 Clearwater, FL 33759 (727) 592-9400
(Name, address and telephone number of agent for service)

Copies to:

Steven Morse, Esq.

Morse & Morse PLLC.

1400 Old Country Road, Suite 302

Westbury, New York 11590

phone (516) 487-1446

facsimile (516) 487-1452

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Pursuant to Rule 429, this Registration Statement constitutes a Post-Effective Amendment to the Registrant’s Form SB-2 Registration Statement, File No. 333-121455, which relates to 2,833,173 shares, of which 556,170 shares are to be concurrently offered by Selling Security Holders as described below:

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the resale of 556,170 shares issuable upon exercise of Class A Warrants exercisable at $.45 per share.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $.001 par (2)	3,577,400	$1.3748	$4,918,050.00	$526.23
Common Stock, $.001 par (3)	11,124,906	$0.20	$2,224,981.20	$68.31
Common Stock, $.001 par (4)	7,276,156	$0.45	$3,274,270.20	$100.52
Total			$10,417,301.40	$695.06 (5)

(1)

In accordance with Rule 457(c), the aggregate offering price of shares of common stock of BlastGard International, Inc. is estimated solely for purposes of calculating the registration fees payable pursuant hereto, as determined in accordance with Rule 457(c), using no less than the average of the high and low sales price reported by the OTC Bulletin Board for the Common Stock within five business days of filing with respect to shares registered herein.

(2)

Represents the resale of 3,577,400 outstanding common shares. The calculation of registration fee is based upon the old rate which existed on the filing date of October 5, 2006 of $107 per million.

(3)  Represents the resale of 11,124,906 outstanding common shares. Calculation of registration fee is based upon $30.70 per million.

(4)  Represents the resale of 7,276,156 shares issuable upon exercise of warrants exercisable at $.45 per share.  Calculation of registration fee is based upon $30.70 per million.

(5)  Previously paid $526.23 of the registration fee. $168.83 paid with the filing of this amendment.

The company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

BLASTGARD INTERNATIONAL, INC.

The Resale of Up to 22,534,632 Shares of Common Stock (including 14,702,306 outstanding shares and 7,832,326 shares issuable upon exercise of outstanding warrants)

The selling price of the shares will be determined by market factors at the time of their resale.

This prospectus relates to the resale by the selling security holders of up to 22,534,632 shares of common stock. The selling security holders may sell the stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions.

We will receive no proceeds from the sale of the shares by the selling security holders. We may receive additional proceeds from the exercise of warrants held by selling security holders.

Our common stock is quoted on the over-the-counter Electronic Bulletin Board under the symbol BLGA. The closing sales price of our common stock was $.14 on December 11, 2007.

Investing in the common stock involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See “Risk Factors” beginning on page 3 of this prospectus.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________2007

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the common stock. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes.

About BlastGard International, Inc.

BlastGard International, Inc. creates, designs, develops, manufactures and markets proprietary blast mitigation materials. Our patent-pending BlastWrap® technology effectively mitigates blast effects and suppresses post-blast fires. This unique technology can be used to create new, finished products or be used to retrofit to existing products. While the need for this technology has always been present, the security and safety concerns resulting from the September 11, 2001 acts and the subsequent development of Homeland Security make the timing of our emergence even more important. Our core market focus is on blast effects mitigation for the commercial sector, military, law enforcement and government agencies. BlastWrap® is based upon well-defined principles and suppresses blast pressures by 50% or more. BlastWrap® products are made from two flexible films arranged one over the other and joined by a plurality of seams filled with attenuating filler material (volcanic glass bead or other suitable two-phase materials), configurable (designed for each application) with an extinguishing coating that offers a revolutionary blast protection system against Blast & Fire/burn threats. BlastWrap® is a blast mitigation assembly that can be wrapped around or conform to any shape. BlastWrap® is a concept (not a chemical compound) from which blast protection products are built to save lives and reduce damage to valuable assets from explosions.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “Company” and “BlastGard” refer to BlastGard International, Inc., a Colorado corporation. Our principal offices are located at 12900 Automobile Blvd., Suite D, Clearwater, Florida 33762. Our telephone number is (727) 592-9400. The address of our website is www.blastgardintl.com. Information contained on our website is not a part of this prospectus.

The Offering

Securities Offered	Up to 22,534,632 shares of Common Stock.
Outstanding Common Stock

39,136,553 shares, exclusive of outstanding, options to purchase 11,035,750 shares, warrants to purchase 12,773,975 shares and debt securities in the principal amount of $1,250,752 convertible into approximately 4,169,174, at prices varying from $.30 per share to $5.00 per share.

Offering Price	The shares being registered hereunder are being offered by the selling security holders from time to time at the then current market price.
Dividend Policy	BlastGard International, Inc. does not anticipate paying dividends on its Common Stock in the foreseeable future.
Use of Proceeds

The shares offered herein are being sold by the selling security holders and as such, BlastGard International, Inc. will not receive any of the proceeds of the offering (see, “Use of Proceeds” section).

Material Risk Factors

This offering involves a high degree of risk, elements of which include lack of profitability, competition, dependence on management and lack of key-man life insurance coverage. There is a risk to investors due to the speculative nature of this investment, historical losses from operations, a shortage of capital, lack of dividends, dilution factors, control by present shareholders and economic conditions in general. There is a material risk that we may have insufficient funding to engage in any or all of the proposed activities.

BlastGard International, Inc. has only recently emerged from its development stage and it has a limited history of operations.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference contain forward-looking statements. Forward-looking statements relate to our future operations. They estimate the occurrence of future events and are not based on historical facts. Forward-looking statements may be identified by terms such as:

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believes

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intends

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projects

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forecasts

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predicts

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may

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will

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expects

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estimates

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anticipates

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probable

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continue

This list is not comprehensive. Similar terms, variations of those terms, and the negative of those terms may also identify forward-looking statements.

The risk factors discussed in this prospectus are cautionary statements. They identify some of the factors that could cause actual results to be significantly different from those predicted in the forward-looking statements. The forward-looking statements were compiled by BlastGard International, Inc. based upon assumptions it considered reasonable. These assumptions are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. Therefore, forecasted and actual results will likely vary, and these variations may be material.

There can be no assurance that the statements, estimates, and projections contained in this prospectus will be achieved. Thus, we make no representation or warranty as to their accuracy or completeness. In addition, we cannot guarantee that any forecast in this prospectus will be achieved.

These forward-looking statements were compiled as of the date of this prospectus. We do not intend to update these statements, except as required by law. Therefore, you should evaluate them by considering any changes that may have occurred after the date these forward-looking statements appear.

We cannot guarantee the assumptions relating to the forward-looking statements will prove to be accurate. Therefore, while these forward-looking statements contain our best good faith estimates as of the date of this prospectus, we urge you and your advisors to review these forward-looking statements, to consider the assumptions upon which they are based, and to ascertain their reasonableness.

RISK FACTORS

An investment in our common stock involves major risks. Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock.

Purchase of our stock is a highly speculative and you could lose your entire investment.  We have been operating at a loss since inception, and you cannot assume that our plans and business prospects described herein will either materialize or prove successful.  Accordingly, you may lose all or a substantial part of your investment.  The purchase of our stock must be considered a highly speculative investment.

We can provide no assurances we will be able to continue as a going concern or raise additional financing in the future. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, we have incurred recurring losses, and have negative working capital and a net capital deficiency at December 31, 2006.  These factors, among others, may indicate that we may be unable to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern.  Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. While we completed a plan of financing and raised $3,968,810 in April/May 2007, we will likely require additional financing in the future. We can provide no assurances that financing will be available to us on terms satisfactory to us, if at all, or that we will be able to continue as a going concern. See “Notes to our Financial Statements.”

We have total liabilities at September 30, 2007 of $1,261,414, net of unamortized discount of $505,676 and may not be able to meet our obligations as they become due. At September 30, 2007, we have total liabilities of $1,261,414, net of unamortized discount of $505,676, which when added together results in obligations of $1,767,090. Substantially all of this debt was owed to our secured debt holders who have security interests in all our tangible and intangible assets. At November 30, 2007, we currently have secured debt of $1,250,752 convertible into common shares at $.30 per share which we are obligated to pay principal and interest periodically through June 22, 2008. Our debt agreements provide for certain events of default that may trigger acceleration of the principal of our debt and the payment of additional sums of money in the event we are in default. We can provide no assurances that we will be able to meet our debt obligations as they come due. Further, the holders of our secured debt have certain registration rights with respect to the common stock underlying the debentures and warrants held by them. In the event we do not obtain and maintain an effective registration statement of all their underlying common stock for resale in accordance with certain registration rights agreements, we would become in default under our agreements with certain holders of our secured debt. We can provide no assurances that our efforts to obtain and maintain an effective registration statement with respect to their registrable securities will be successful. See “Notes to our Financial Statements.”

We have incurred substantial losses from inception and we have only recently begun to generate revenues; failure to achieve significant revenues and profitability in the future would cause the market price for our common stock to decline significantly.  We have generated net losses from inception. We have an accumulated retained deficit of $10,047,408 and a shareholders’ equity of $1,088,149 as of September 30, 2007, and we have only recently begun to generate limited revenues.  As we experience anticipated growth and an expansion of our operations, we are likely to experience an increase in operating expenses and costs of doing business.  If we don’t immediately achieve significant revenues and profitability in the near future, the market price for our common stock could decline significantly.

If we are unable to compete effectively with our competitors, we will not be successful generating revenues or attaining profits. The blast mitigation industry is highly competitive. Our ability to generate revenues and profitability is directly related to our ability to compete with our competitors. Currently, we believe that we have a competitive advantage because of our unique technology, our product performance, product mix and price. Our beliefs are based only on our research and development testing and we currently have only four completed and finished products. We face competition in our markets from competing technologies and direct competition from additional companies that may enter this market with greater financial resources than we have.  If we are unable to compete effectively, we will not be successful in generating revenues or attaining profits.

We have not yet hired sales and marketing personnel, which may hinder our ability to generate revenues. Our primary sales focus is to distribute our products through strategic partners, direct sales and through information and education by our executive officers. Through our executive officers, we have entered into agreements with several strategic partners and our officers have been working with them to attempt to generate significant sales, although we can provide no assurances that these efforts will be successful. In the future, we may develop our own sales and marketing department in the event that management believes that such efforts would be meaningful and within our budget requirements. The failure to form a sales and marketing department and hire qualified sales personnel may adversely affect our sales efforts and could cause us not to meet operating projections.

Loss of key personnel could cause a major disruption in our day-to-day operations and we could lose our relationships with third-parties with whom we do business.  Our future success depends in a significant part upon the continued service of our executive officers as key management personnel.  Competition for such personnel may be intense, and to be successful we must retain our key managerial personnel.  The loss of key personnel or the inability to hire or retain qualified replacement personnel could have cause a major disruption in our day-to-day operations and we could lose our relationships with third-parties with whom we do business, which could adversely affect our financial condition and results of operations.

If future market acceptance of our products is poor, we will not be able to generate adequate sales to achieve profitable operations.  Our future is dependent upon the success of the current and future generations of one or more of the products we sell or propose to sell.  Since inception, we have had limited sales of any of our products.  If future market acceptance of our products is poor, we will not be able to generate adequate sales to achieve profitable operations.

Dependence on outside manufacturers and suppliers could disrupt our business if they fail to meet our expectations.  Currently, we rely on outside manufacturers and suppliers for our finished products and intend to rely on outside supplies for our other intended products.  We have entered into preliminary agreements with several outside suppliers and with a contract manufacturer for the manufacture of our products. In the event that any of our suppliers or manufacturers should become too expensive or suffer from quality control problems or financial difficulties, we would have to find alternative sources.

Our products may be subject to technological obsolescence, which would adversely affect our business by increasing our research and development costs and reducing our ability to generate sales.  Considerable research is underway into blast mitigation. Discovery of another new technology could replace or result in lower than anticipated demand for our products and could materially adversely effect our operations.

We may not be able to successfully use or defend our intellectual property rights, which would prevent us from developing an advantage over our competitors.  We rely on a combination of patent applications, trademarks, copyright and trade secret laws, and confidentiality procedures to protect our intellectual property rights, which we believe will give us a competitive advantage over our competitors. However, we have not been granted any patents and we may never be granted any patents if our applications are denied.  Even if a patent is issued, use of our technology may infringe upon patents issued to third-parties, which would subject us to the cost of defending the patent and possibly requiring us to stop using the technology or to license it from a third party.  If a third party infringes on a patent issued to us, we will bear the cost of enforcing the patent. If we are not able to successfully use or defend our intellectual property rights, we may not be able to develop an advantage over our competitors.

We do not expect to be able to pay cash dividends in the foreseeable future, so you should not make an investment in our stock if you require dividend income.  The payment of cash dividends, if any, in the future rests within the discretion of its Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not paid or declared any cash dividends upon our Common Stock since our inception and by reason of our present financial status and our contemplated future financial requirements does not contemplate or anticipate making any cash distributions upon our Common Stock in the foreseeable future.

We have a limited market for our common stock which causes the market price to be volatile and to usually decline when there is more selling than buying on any given day.  Our common stock currently trades on the over the counter bulletin board under the symbol “BLGA.”  However, at most times in the past, our common stock has been thinly traded and as a result the market price usually declines when there is more selling than buying on any given day. As a result, the market price has been volatile, and the market price may decline immediately if you decide to place an order to sell your shares.

The market price of our common stock is highly volatile and several factors that are beyond our control, including our common stock being historically thinly traded, could adversely affect its market price.  Our common stock has been historically thinly traded and the market price has been highly volatile.  For these and other reasons, our stock price is subject to significant volatility and will likely be adversely affected if our revenues or earnings in any quarter fail to meet the investment community’s expectations. Additionally, the market price of our common stock could be subject to significant fluctuations in response to:

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announcements of new products or sales offered by BlastGard® or its competitors;

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actual or anticipated variations in quarterly operating results;

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changes in financial estimates by securities analysts;

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changes in the market’s perception of us or the nature of our business; and

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sales of our common stock.

Future sales of common stock into the public market place will increase the public float and may adversely affect the market price.  As of November 30, 2007, we have outstanding 39,136,553 shares of common stock 22,534,632, including approximately 27,700,000 outstanding shares held by non-affiliated persons. Of the 27,700,000 outstanding shares, we have registered 14,702,306 restricted securities for resale in the Prospectus. In general, under Rule 144 of the Securities Act of 1933, as amended, a person who has held restricted common stock for one year may, under certain circumstances, sell within any three-month period a number of shares which is not greater than one percent of the then outstanding shares of common stock.  Under certain circumstances, the sale of shares which have been held for two years by a person who is not affiliated with us is also permitted without limitation under Rule 144(k). In November 2007, the SEC approved certain changes which when they become effective will allow non-affiliated persons to resell their restricted common shares without restriction after a holding period of six months so long as the company is current with all reports under the Exchange Act. The holding period under Rule 144(k) will be reduced from two years to one year. Future sales of common stock or the availability of common stock for sale may have an adverse effect on the market price of our thinly traded common stock, which in turn could adversely affect our ability to obtain future funding as well as create a potential market overhang.

“Penny Stock” regulations may adversely affect your ability to resell your stock in market transactions. The SEC has adopted penny stock regulations which apply to securities traded over-the-counter.  These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years.  Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000).  These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction.

Our common stock is currently subject to the penny stock regulations.  Compliance with the penny stock regulations by broker-dealers will likely result in price fluctuations and the lack of a liquid market for the common stock, and may make it difficult for you to resell your stock in market transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holders. Any net proceeds from the exercise of warrants are intended to be used for general corporate purposes.

DESCRIPTION OF BUSINESS

General

BlastGard® International, Inc., a Colorado corporation, operates through its wholly-owned subsidiary, BlastGard Technologies, Inc., a Florida corporation established in September 2003. BlastGard® International, Inc. acquired BlastGard Technologies, Inc. effective January 31, 2004, in a transaction that was accounted for as a reverse acquisition, which is a capital transaction and not a business combination.

We have developed and designed proprietary blast mitigation materials. Patent-pending BlastWrap® has been designed to mitigate blasts and suppress flash fires resulting from explosions, regardless of the material or compound causing the explosion. We believe that this technology can be used to create new finished products or designed to retrofit existing products. While the need for this technology has always been present, the security and safety concerns resulting from the September 11, 2001 terrorist acts make the timing of BlastGard’s emergence even more important.

Company History

We were incorporated as IDMedical.com, Inc. in June 1999 under the laws of the State of Colorado for the purpose of developing and storing personal medical histories on the Internet. The online medical records business was unsuccessful, and in February 2002, IDMedical.com, Inc. acquired a technology provider, as described below.

In February 2002, IDMedical.com, Inc. acquired 100 percent of the issued and outstanding common stock of ToolTrust Corporation, a Nevada corporation, from the shareholders of ToolTrust, in a share exchange pursuant to an Agreement and Plan of Reorganization dated October 19, 2001 (the “Reorganization”). At the time of the Reorganization, ClearDialog Communications, Inc. and LocalToolbox Corporation were wholly-owned subsidiaries of ToolTrust. In May 2002, IDMedical.com, Inc. entered into share exchange agreements with certain former shareholders of ClearDialog and LocalToolbox, who were parties to the Reorganization. Pursuant to the share exchanges, the former shareholders are deemed to have reacquired their shares of ClearDialog and LocalToolbox in exchange for the return of shares of IDMedical.com, Inc. common stock. As a result of the transactions, ToolTrust no longer owned ClearDialog and LocalToolbox. IDMedical.com, Inc. formed a subsidiary, IDMedical, Inc., as part of the Reorganization for the purpose of attempting to salvage the online medical records business, but was unsuccessful in its efforts to do so. The IDMedical, Inc. subsidiary is no longer in business.

In September 2002, IDMedical.com, Inc. changed its name to Opus Media Group, Inc. During 2002, the ToolTrust Corporation subsidiary was unsuccessful in its efforts to pursue a joint venture music label with recording artist Michael J. Jackson. Due in large part to the perceived negative public scrutiny surrounding Mr. Jackson, the company was unable to raise the necessary funds to launch the music label. The ToolTrust Corporation subsidiary is no longer in business. In September 2003, the name was changed again to Opus Resource Group, Inc.

In February 2003, Opus Resource Group, Inc. entered into an agreement with a separate company called BlastGard, Inc., which was formed in 2000 by The Verde Partners Limited Partnership, C&L Trust, and James F. Gordon (who held a 33% minority interest). The principals of Verde Partners were Steven Stucker and Sam Gettle, and the principal of C&L Trust was Charles D. McPhail. In 2002, John L. Waddell, Jr. and Michael J. Gordon became officers and directors of BlastGard, Inc. As described in more detail below, Messrs. James F. Gordon, Michael J. Gordon and John L. Waddell, Jr. subsequently in 2003 formed BlastGard Technologies, Inc., which is now a subsidiary of BlastGard® International, Inc., and these individuals are now officers and directors of BlastGard® International, Inc.

Pursuant to the agreement with BlastGard, Inc., Opus Resource Group issued 66,667 shares (adjusted to reflect stock splits) of restricted stock to BlastGard, Inc. in exchange for the right to distribute and sell BlastGard, Inc. products in China. BlastGard, Inc. held licenses from Verde Partners Limited Partnership to use two patents for a technology intended to mitigate blasts and suppress flash fires resulting from explosions. After the date of the agreement with Opus, BlastGard, Inc.’s license agreement to utilize patents owned by Verde Partners was not renewed because management of BlastGard, Inc. and Verde Partners could not agree on the value of the Verde Partners technology. Opus Resource Group never distributed or sold any BlastGard, Inc. products. As a result, Opus Resource Group and BlastGard, Inc. mutually agreed to rescind their agreement and the 66,667 shares of common stock issued to BlastGard, Inc. were returned to Opus Resource Group and cancelled in January 2004. There has been no continuing relationship with Verde Partners or its principals. A lawsuit involving Verde Partners as Plaintiff and us and certain of our officers as defendants is described under “Legal Proceedings” herein.

In September 2003, James F. Gordon, John L. Waddell, Jr. and Michael J. Gordon formed a new company called BlastGard Technologies, Inc. for the purpose of pursuing a new technology that was created by James F. Gordon and John L. Waddell, Jr. for use in the blast mitigation solutions industry. These individuals chose to use the “BlastGard” name solely because of their personal affinity for the name. BlastGard Technologies is a development stage company that was created to develop, design, manufacture, and market proprietary blast mitigation materials. In September 2003, BlastGard Technologies had granted a license to BlastGard, Inc. to permit BlastGard Inc. to manufacture and sell products utilizing BlastGard Technologies new technology, but BlastGard, Inc. failed to secure adequate funds to perform under the agreement and the agreement was cancelled in December 2003.

BlastGard Technologies is in the blast mitigation solutions industry, as was BlastGard, Inc., but BlastGard, Inc. is not a predecessor to BlastGard Technologies. BlastGard, Inc. attempted to commercialize a 12 year old technology that was different from BlastGard Technologies’ new technology, but BlastGard, Inc. was never successful. BlastGard, Inc. had no material business and no material assets. BlastGard, Inc. ceased all activities in 2003, was formally dissolved in 2004 and is no longer in business. As described below, in January 2004, BlastGard Technologies was acquired by Opus Resource Group and the management of BlastGard Technologies became the management of Opus Resource Group, and in February 2004 Opus Resource Group acquired all of the intellectual property relating to the name “BlastGard” from BlastGard, Inc.

On January 31, 2004, pursuant to an Agreement and Plan of Reorganization, Opus Resource Group, Inc. acquired 100% of the issued and outstanding common stock of BlastGard Technologies, Inc., a Florida corporation, from BlastGard Technologies’ shareholders, in exchange for an aggregate of 18,200,000 (adjusted to reflect a subsequent stock split) shares of Opus Resource Group common stock. The reorganization was a reverse acquisition which resulted in the former shareholders of BlastGard Technologies (including three of our executive officers, namely, John L. Waddell, Jr., James F. Gordon, and Michael J. Gordon) having a controlling interest in Opus Resource Group, and BlastGard Technologies became a wholly-owned subsidiary of Opus Resource Group. On March 31, 2004, Opus Resource Group changed its name to BlastGard® International, Inc.

In July 2003 Opus Resource Group had loaned $245,000 to BlastGard, Inc. to be used to make license payments to Verde Partners. By February 2004, BlastGard, Inc. had no resources to repay the $245,000 loan. Because Opus Resource Group had just acquired BlastGard Technologies, Inc. and because our new management team had a personal affinity for the name “BlastGard,” Opus Resource Group acquired from BlastGard, Inc. all of the intellectual property relating to the BlastGard name (i.e., the trademark, copyright material, artwork, logo design, and web site domain name), and in exchange Opus Resource Group forgave $45,000 in debt owned to Opus Resource Group by BlastGard, Inc. The $45,000 value was arbitrarily determined by management and agreed upon by BlastGard, Inc. BlastGard, Inc. ceased all activities in 2003, was formally dissolved in 2004 and is no longer in business. We wrote-off the remaining $200,000 as bad debt when BlastGard, Inc. was dissolved.

Since January 31, 2004, we have focused exclusively on the business plan of BlastGard Technologies. BlastGard Technologies’ patent-pending BlastWrap® technology is designed to mitigate blasts and suppress fires resulting from explosions. BlastGard Technologies acquired a patent application for BlastWrap®, in January 2004, from co-inventors John L. Waddell, Jr., our Chief Operating Officer and President, and James F. Gordon, our Chief Executive Officer, who assigned the patent application to BlastGard Technologies in consideration of the consummation of the Reorganization Agreement. For accounting purposes, we assigned no monetary value to the patent application that was assigned to BlastGard Technologies. Our current management team was the management team of BlastGard Technologies prior to the reorganization.

Introduction

An explosion results from the rapid conversion of chemical energy into rapidly expanding high-pressure gases. The rapidly expanding gases compress the surrounding air much like a piston and create a shock wave that travels ahead of the explosive gases. The “overpressure” (pressure above ambient) in a shock wave acts to “pre-condition” the air as it passes through to make the following accelerated gas “piston” more damaging. This high intensity, short duration overpressure wave transfers impulse (momentum) stresses, damages or destroys structures in its path. Impulse follows the shock wave but lingers and decays with time. The negative phase is a partial vacuum that “whips” lighter structures to magnify damage. A shock wave can be likened to an initial hard punch, while the impulse is more like a powerful bulldozer. Any reduction in the effective power of the shock wave will increase the target’s capability to withstand the destructive impulse.

Blast Solutions

Blast management solutions generally fall into one of two categories: hardening or mitigation. Hardening is a method of blast mitigation by which an object is placed around an explosive material to contain the blast, and is generally accomplished through the use of armor, mass or both. Armor is used primarily for its ballistic properties, with enhanced protection levels achieved by increasing mass (thickness and/or weight). Hardening solutions include steel armor plate, various synthetic fibers such as Kevlar™ and Spectra™ and fiber-reinforced composites. Most blast containment systems employ hardening.

Although some energy is absorbed through deformation, hardening systems have the negative effect of reflecting blast, which by the laws of physics actually magnifies blast effect up to eight times. This is because the shock waves reflecting off a solid surface add to the incident waves creating a destructive synergism of much greater gas density, temperature, pressure, and overpressure duration— all contributing to impulse (the “piston”). Reflected energy is a significant problem, particularly in confined spaces. Hardening, which essentially is trying to overmatch or resist a blast, has been widely practiced throughout the years even though it is limited in its capabilities.

Mitigation or attenuation of blast effects is the dissipation of blast energy so that acoustic and shock waves, peak overpressure, reflected peak overpressure, impulse and afterburn (the rapid burning of combustible materials in the “hot zone”, including soot, occurring so fast that it adds to blast effect from the original explosive) are reduced. This reduction is accomplished through both physical and chemical processes that are triggered when a blast occurs. The remaining energy is transmitted at a slower, more sustainable level. The amount of reflected energy is significantly reduced with mitigation. Unlike hardening systems, the performance of our products is not related directly to material thickness and therefore we believe our products have a greater range of uses producing the same or better effectiveness against blast effects.

 BlastWrap® Background

BlastWrap® is a concept for assemblies (not a chemical compound) from which blast protection products are built to save lives and reduce damage to valuable assets from explosions. BlastWrap® is designed to not only substantially reduce blast impulse and pressure (including reflected pressure and impulse), but quenches fireballs and suppresses post-blast fires. Lethal fragments may be captured by adding anti-ballistic armor layers on the product surface away from a blast.

Our BlastGard® technology is designed to mitigate blast and rapid combustion phenomena through numerous mechanisms. The relative contribution of each mechanism depends upon the intensity and nature of the impinging hazard. Shock wave attenuation, for example, is dominant in mitigating mechanical explosions. Our products attempt to emulate unconfined conditions and accelerate attenuating processes that occur in free air. Thus BlastWrap® does not try to resist blasts (which physically intensify blast phenomena); it mitigates them. BlastWrap® can be used as part of confining assemblies (containers and blast walls). In effect, BlastWrap® is a ‘virtual vent’.

BlastWrap® Technology Components

Our BlastWrap™ products are made from two flexible films arranged one over the other and joined by a plurality of seams filled with attenuating filler material (volcanic glass bead or other suitable two-phase materials), configurable (designed for each application) with an extinguishing coating. Together, this combination of materials is designed to mitigate a blast while at the same time eliminate fireballs or flame fronts produced by the blast.

We believe that this system is unique because it:

1. Works 24 hours a day

2. Quenches fireballs and post blast fires

3. Reduces blast impulse and pressure

4. Does not dispense chemical extinguishants

5. Uses neither alarms, sensors, nor an activation system

6. Is nontoxic and ecologically friendly

Our BlastGard® Technology extracts heat, decelerates both blast wind and shock waves, and quenches the hot gases in all blasts and fireballs. BlastWrap® does not interact with the explosive elements, and is therefore not altered by them. However, after a single intense detonation, BlastWrap® must be replaced.

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For blasts that produce fireballs or intense hot gases at higher pressures, BlastGard® Technology has the ability, through testing, to cool the blast zone rapidly, thereby reducing structural damage.

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In detonation of high explosives, where at least half of the energy released is in the shock wave, attenuation occurs even more rapidly, and in doing so substantially reduces explosion phenomena.

Key BlastWrap® Features

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Lightweight, flexible, durable and environment safe

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Requires no wires, electricity, detection devices and contains no sensors

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Customizable and easy to retrofit

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Materials are low in cost and are widely available

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Extremely adaptable, without losing effectiveness

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Compact structure

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Easily produced

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Can be constructed with additional environmental or specific blast conditions (e.g. weather or moisture barriers or dust free layers)

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Can be produced with armor (Kevlar, Spectra, etc) for ballistic or fragment situations

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Irreversibly dissipates energy from blast

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Eliminates need for dispensing of agents in blast mitigation process

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Neither contains nor creates hazardous fragments

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Environmentally friendly, non-toxic core materials

Key BlastWrap® Benefits

BlastWrap® is light in weight. It can be used to protect against outdoor explosions. Because of the Montreal protocols banning production of Halon extinguishing agents, BlastWrap® technology offers a light weight and environmentally acceptable blast suppression means available for most applications; and, it can even be adapted to function underwater.

BlastWrap® products are inherent sound absorbers and thermal insulators, and are typically fire-tolerant. Any or all of these qualities are readily enhanced by bonding to common materials, thereby further extending the wide range of applications which BlastWrap® can fulfill through a single product.

The performance of BlastWrap® proprietary technology is independent of scenario and environment, which means that it does not matter where the physical location is, how the basic product form is used or the environment in which the event takes place. The basic product form can be used as a stand-alone material (as linings, curtain barriers, or as structural material), or can be laminated or otherwise affixed to a wide range of product forms such as insulation (thermal and acoustic), ballistic armor such as KEVLAR™ (a DuPont trademark), decorative stone, or packaging materials. BlastWrap® products can thus provide blast and fire protection in flooring, wall, and roof constructions, in packaging, in storage cabinets and other containment structures, and aboard all types of vehicles, ships, and aircraft.

Intellectual Property Rights

Explosive devices are increasingly being used in asymmetric warfare to cause destruction to property and loss of life. These explosive devices sometimes can be disrupted, but often there is insufficient warning of an attack. Our BlastWrap® products were created around this core concept. The BlastWrap® patent application was filed with the U.S. Patent and Trademark Office on July 31, 2003. The BlastWrap® patent application was filed with Argentina on March 12, 2004; with Kuwait on July 28, 2004, and with the European market, China, Japan, Singapore, New Zealand, Indonesia, Korea, India, Australia, Israel, and Canada on February 27, 2004 and we also filed an application for this technology under the Patent Cooperation Treaty on February 27, 2004. Under this treaty, we expect to have patent protection in most industrialized countries when the patent is issued in each individual country. A substantial number of countries have been added to the list of the treaty members, including almost all of the former Soviet republics and China; thus the new claims will be protected in more than 40 countries. A second patent application for “Blast mitigating container assemblies” was filed with the U.S. Patent and Trademark Office on April 29, 2004 and a new U.S. Continuation-In-Part patent application for “Blast mitigating container assemblies” on January 26, 2005. We also filed an application for this “Blast mitigating container assemblies” technology under the Patent Cooperation Treaty on January 26, 2006.

BlastWrap® Testing

BlastWrap® prototypes have been evaluated in different test series, which have ranged from semi-quantitative screenings to third-party instrumented trials. We have consistently observed blast effect reductions of at least 50% in virtually every activity in which BlastWrap® has been involved. These tests have indicated that impulse (momentum transfer) and peak pressure are reduced by nearly 50%. Impulse is the most destructive explosive-related hazard for structures and vehicles. We have also conducted further development design and testing of a series of products for blast mitigation protection of rapid deployment barriers, walls, revetments and bunkers (including overhead protection from inbound mortars) for the United States military.

Significance of Test Results

No BlastWrap® tests have been in small-scale. Every test series has involved standard products or test facilities simulating service conditions—munitions containers, air cargo containers, steel vessels comparable in size to commercial aircraft fuel tanks and large secondary storage units, and vehicles, all with charge weights reflecting actual hazards. Management believes that the test results provide evidence that BlastWrap® can protect vehicles, structures, and ships against very intense blasts. Tests have also shown that certain design features (such as deflectors), combined with additional BlastWrap® material, can accomplish protection against larger blasts.

Government Awards

As a result of tests to date, our patent-pending blast-mitigating technology, BlastWrap®, and its BlastGard® Mitigating Trash Receptacles were designated as Qualified Anti-Terrorism Technologies and placed on the “Approved Products List for Homeland Security.” We were issued the “Designation” and “Certification” for our technology by the Department of Homeland Security under the Support Anti-Terrorism by Fostering Effective Technologies Act of 2002 (the SAFETY ACT) in July of 2006.

The SAFETY ACT “Designation” and “Certification” are intended to support effective technologies aimed at preventing, detecting, identifying, or deterring acts of terrorism, or limiting the harm that such acts might otherwise cause. The criteria technologies must meet to be awarded “Designation” and “Certification” status include: the availability of the technology for immediate deployment in public and private settings; the magnitude of risk exposure to the public if the technology is not deployed; the evaluation of scientific studies being feasibly conducted to assess the technology’s capability to substantially reduce risks of harm; and the technology’s effectiveness in facilitating the defense against acts of terrorism. BlastWrap is designed to mitigate the blast effects of an explosion by rapidly extinguishing the fireball, eliminating burns and post-blast fires, and reducing the subsequent overpressures by more than 50%, thus reducing damage to people and property.

The SAFETY ACT legislation was designed to encourage the development and rapid deployment of life-saving antiterrorism technologies by providing manufacturers or sellers with limited risk to legal liability. It was also designed to harness the nation’s scientific and technological resources to provide federal, state, and local officials with the technology and capabilities to protect the United States from terrorist acts. One area of focus for the Department of Homeland Security is catastrophic terrorist threats to the nation’s security that could result in large-scale loss of life and major economic impact. The SAFETY ACT fosters research of technologies to counter threats both by evolutionary improvements to current capabilities and development of revolutionary, new capabilities.

GSA Approved Product

General Services Administration enters into contracts with commercial firms to provide supplies and services at stated prices. This streamlined procurement vehicle is available to federal agencies and other organizations to obtain engineering and environmental services from pre-qualified vendors. GSA has completed federally mandated contracting requirements—competition, pricing, small business and other contracting evaluations—normally required prior to obtaining services. Some of BlastGard’s finished products are in the GSA System.

Applications

Our BlastGard® Technology works indoors or out, vented or un-vented, wet or dry, clean or dirty, damaged or intact, and against strong or weak blasts from solid explosives or flammable fluids. It is a lightweight, space-efficient custom-engineered technology that can be produced with additional layers for insulation, fragment/ballistic protection, environmental protection or impact and cushioning barriers. Significantly, no new or high-cost fabrication technologies or materials are required to produce BlastWrap®. In addition, because of the Montreal protocol’s ban of Halon extinguishing agents, we believe that our BlastGard® Technology is the only blast and fire suppression means available for most applications, including adaptation for underwater use. It is an inherently effective sound absorber and thermal insulator.

Because BlastWrap® is customizable and offers protection against explosions of all types, its potential for application cuts across a wide range of industries and government agencies. Some potential applications for BlastGard® Technology include:

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Transport and storage units containing chemicals and other explosive compounds.

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External wall linings to protect buildings, such as Embassies and other high value locations, against vehicle bombs and placed explosives.

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Aboard naval vessels and merchant ships to minimize damage from breaching blasts emanating from mines, cruise missiles, and torpedoes.

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Fireball and explosion-suppressing fuel tank jackets for natural and compressed natural gas, propane, fuel cells, fuel tanks and other “green fuel” vehicle systems.

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Dividers to suppress fireballs and fuel mist explosions from accidents aboard both aircraft and ships, in process facilities, and on offshore platforms.

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Separators and partitions in explosives manufacturing and handling facilities, such as a load/assembly/pack depots, fireworks plants, and propellant manufacturing sites.

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Pallets and buffers between stacks of palletized munitions and ordnance.

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Lining of portable and fixed magazines.

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Missile launch boxes for military vehicles and naval vessels.

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Cabinets and containers for handling fuses, small rockets, and explosive devices.

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Internal walls of commercial buildings that house, research or produce explosive materials. An example would be chemical or energy companies.

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Quick-erect blast protection barriers and revetments.

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Blast protection shields, armors, and structures with “stealth” (low-observable) camouflage properties.

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Blast/fire protection linings for commercial and military aircraft and air cargo containers.

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Blast and ballistic-protected modular buildings (barracks, accommodations for offshore facilities, field stations, tactical shelters and command facilities, monitoring stations for law enforcement).

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Underwater blast isolation units for offshore facility abandonment’s, coastal construction, and naval vessels.

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Neutral buoyancy jackets for deep water drilling risers, and Sub Sea manifold protection.

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Composite blast/fire protection structures and materials (blast walls, blast mitigation billboards, relief vents, reinforcement of masonry buildings) for hydrocarbon, process, mining, missile launch, and manufacturing facilities, and for building demolitions.

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Explosives storage and shipping containers, portable magazines, and explosive disposal kits.

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Mine blast protection kits for vehicles.

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Safety shields and specialty protection for entertainment industry location sets such as in Hollywood, California sound stages, vehicles, on-location structures.

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Personnel and vehicle protective armor.

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Mining of coal, mineral extraction and processing safety.

Various Product Lines Identified For BlastWrap®- We have Several Completed and Finished Products

We are currently manufacturing our core product, BlastWrap®, for research and development testing by non-affiliated third-parties. The primary application for BlastWrap® is as an intermediate good for different applications and uses.

Our technology can be customized to fit the need of an industry or a specific customer. We have examined the various markets susceptible to explosions, and have developed finished products to market to businesses and agencies at risk. While designing finished products engineered with BlastWrap®, we have taken into account that some products must be portable, while others will remain at a fixed location. Some products have been designed to contain identified explosive agents, while others are designed to mitigate unidentified explosive threats.

All products can be designed to conform to the United States Bureau of Alcohol, Tobacco and Firearm’s requirements for explosive materials. These requirements outline the design parameters for any container based upon the explosive material to be housed, as follows:

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Type 1: Boxes for permanent storage of high, low explosives and blasting agents.

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Type 2: Boxes for portable storage of high, low explosives and blasting agents.

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Type 3: Boxes for temporary storage of high, low explosives and blasting agents.

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Type 4: Boxes for only low explosives, blasting agents and electric blasting caps.

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Type 5: Boxes for only electric blasting caps.

 With these standards in mind, we have developed the following product lines to address the needs of customers and targeted markets:

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Mitigated Bomb Receptacle

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Explosive Storage Unit (ESU)

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BlastMags of type dependant upon customer requirements

•      Blast Mitigated Unit Load Device (“BMULD”) – LD3 Container

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Lining – Aircraft

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Insensitive Munitions (IM) Weapons Container

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Mitigated Trash Receptacle

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Blast and Thermal Suppression (“BATS”) system products for vehicle improvised explosive device (IED), land mine protection and over-head protection from mortar and rocket attack for temporary accommodation units.

MBR 300

The BlastGard Mitigated-Bomb Receptacle (MBR 300) is intended to provide airport security personnel with an effective tool, if and when an explosive is discovered. The MBR 300 will dramatically contain and protect against all lethal threats posed by the detonation of an improvised explosive device (IED); namely, primary fragments, secondary fragments, mechanical effects (shock/blast pressure) and thermal effects (contact and radiation burn) from the fireball, afterburn and resultant post-blast fires. If a suspect package or bomb is discovered, the airports can use the MBR 300 as a safe means of securing that package until the bomb squad arrives.

The United States Transportation Security Administration has worked hard to secure U.S. airports against a range of threats that includes attacks against both aircraft and ground facilities. The largest and most visible investment made by the agency has been in enhancing the passenger screener force and in massively expanding the number of explosive detection systems (EDS) required to examine checked luggage for bombs. Effective security, therefore, includes not only deterrent and preventive measures but all efforts to mitigate casualties, damage, and disruption. Since deterrence and prevention are sometimes difficult to achieve given the nature of terrorism and the inherent vulnerabilities of public transportation, great emphasis is also placed upon the mitigation of casualties through design of facilities and upon effective, rapid response that ensures safety while minimizing disruption. We believe that the MBR 300 is an ideal pre-incident security technology for airport security when dealing with bomb threats and suspicious objects or packages.

Explosive Storage Units

The explosives storage units safely store highly detonable materials in a container, which prevents sympathetic detonation and afterburn. Additional customized uses of this product are foreseen in the research, such as for explosives storage and transport/handling and US Department of Defense contract markets. Future designs will incorporate the best practices of contracts concluded, thus creating a shorter product development timeline for future finished products.

BlastMags

With several of these magazines already in service at several locations, there are numerous applications in similar plants worldwide as well as product variants for many other industries including military, law enforcement, mining, fireworks, research facilities, and munitions manufacturing/handling.

Twin-Aisle (containerized) Aircraft – Blast Mitigated Unit Load Devices (BMULDs)

LD3 Cargo Containers are used primarily on twin aisle/wide body aircraft such as the B747. These luggage or cargo containers are manufactured by a few well-established companies throughout the world. The market is extremely competitive with low margins. In accordance with an agreement with Nordisk Aviation Products, we have combined our BlastWrap® blast-mitigating technology with Nordisk’s LD3 containers to create superior blast mitigating products for the air cargo and unit loading device (ULD) market called BlastGard BMULD. ULDs are pallets and containers used to load luggage, freight, and mail onto wide-body aircraft that facilitate the bundling of cargo into large units. The alliance has developed a new line of ULDs that include BlastWrap®. The introduction of this product line enables us to provide the airline industry an important new line of defense to increase airline safety of passengers and crewmembers. This revolutionary new container design incorporating BlastWrap® will prevent shock holing of the fuselage, effectively retaining the structural integrity of the aircraft; prevent post-blast fires and conflagration in the hold; and add little or only negligible weight to the ULD.

Lining – Single-Aisle (non-containerized) Aircraft

Working in conjunction with aircraft and shipping manufacturers, we are designing products and component assemblies to be used in the cargo holds of single-aisle aircraft. Due to the heightened security surrounding aircraft safety, we are diligently working to demonstrate the effectiveness of our product on this large sector which is estimated at about 70% of the commercial fleet.

Insensitive Munitions (IM) Weapons Containers

Weapons containers require specialty design. We have developed several of these containers for evaluation and testing by United States, United Kingdom and other military clients. Although we do not have a development or supply contract with any military agencies at this time, we anticipate important prototype testing of these designs will ensue in 2007. This product line will have numerous products for military weapons including bombs, rockets, medium and large caliber ammunition and missiles.

Trash Receptacles

We have four models of mitigated trash receptacles, the BlastGard® MTR 81, MTR 91, MTR 96 and MTR 101. These containers have been designed and proof tested to drastically mitigate blast pressures and thermal output and to capture bomb fragments.

Vehicle Improvised Explosive Devices and Mine Protection

Military vehicles (such as HMMWVs, HEMMT, M915 and FMTV) are or can be “up-armored” for improvised explosive devices and land mine protection. BlastGard® and Colt Rapid Mat LLC have developed and are now offering a new product called BATS. These specialty Colt RapidMat fiberglass-cased BlastWrap® products are easy to retro-fit to armored vehicles to provide protection for occupants from blast thermal output and head, neck and spine injuries from blast pressures.  Initial durability testing of BATS by the Nevada Automotive Test Center (NATC) for the Office of Naval Research has been concluded successfully.  Blast testing will ensue in 2007.

Rapid Deployment Fortification Wall (RDFW™), Bunker and Over-Head Protection from Mortars and Rockets for Temporary Accommodation Units

This product uses special BATS posts as a facing for fortification walls and revetments and top covering for the roof of bunkers and temporary accommodations/barracks and various other structures such as Hesco Bastion Concertainer® barriers, “Jersey barriers” and “Texas barriers”. Successful testing has been concluded for large, in-contact bare charge blasts on RDFW™ walls, and for 81mm mortar threats on bunkers.  Additional tests will proceed in Spring 2007 on large vehicle borne IED (“VBIED”) threats against various structures. In these applications, the BATS system is designed to mitigate blast pressures, rapidly quench blast thermal output and stop all VBIED fragments.

We have developed either finished products or working prototypes of BlastWrap® products for each of the product lines described above. All of these products have been and will continue to be tested and evaluated in-house, by third-parties and by interested clients and strategic partners. Prototypes may require further modifications based on the test results and client and partner feed-back. However, we have the following products that are completed and finished products, available for sale that we are currently manufacturing and marketing:

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our core product BlastWrap®;

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the BlastGard® MTR (mitigated trash receptacle);

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BlastGard MBR 300;

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the BMULD;

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the BATS wall posts for RDFW™ walls, bunkers, overhead protection and other structure protection products.; and

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the BATS modules / casings made by Colt RapidMat LLC for vehicle protection.

Manufacturing

We have three distinct production types:

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Serial Production – items that can be produced in quantity in an efficient, high-speed assembly line fashion.

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Contract Manufacturing – items that require special design or custom features requiring separate and special manufacturing processes.

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OEM (Original Equipment Manufacturer) Production – items that are licensed to OEM manufacturers enabling greater control over design, quality and production requirements specific to their industry.

Serial Production

Manufacturing is sub-contracted to a BlastGard-licensed and qualified production facility, ideally in close proximity to the customer. This method facilitates customer interaction in design, quality and distribution to affect the greatest level of satisfaction and usefulness of the BlastWrap® product. BlastWrap® products likely to be built using Serial Production include:

BlastMags – The basic unit design of the small, especially plastic versions of this product line will use existing ready boxes and retrofit them with BlastWrap® protection. These products can be produced at existing fabricators trained and licensed to use BlastGard® Technology or can be sub-contracted to existing BlastGard® sub-contract production facilities.

Even though the sizes of a magazine will vary based on each customer’s needs, the basic design remains the same and can be produced at an existing magazine fabrication facility (which receives training and licensing from BlastGard®) or at a BlastGard® sub-contract production facility near the customer.

Contract Manufacturing

Although the Production/Engineering team in BlastGard’s Technology Center will design these items, we will sub contract manufacturing and assembly. This will be at our discretion to ensure quality and adherence to custom design requirements. BlastWrap® products likely to be built with contract manufacturing include:

Explosive Storage Units will be fabricated at a sub-contract facility with oversight by our engineers due to the nature of the highly customized and regulated design parameters required by the US Department of Defense and other regulating entities. In addition, designs may require testing, which will need to be administered by our personnel.

BlastMags – Design and production of this product will take place at BlastGard®’s preferred sub-contractor due to complex design requirements and the need for BlastGard® personnel to test product designs.

Original Equipment Manufacturer Production

Original equipment manufacturer production requires licensing agreements with contractors for a specific industry product. There will be several licensing agreements issued on a limited and non-exclusive basis to provide end-users with an appropriate number of well-located original equipment manufacturer producers. Once qualified and licensed by BlastGard®, original equipment manufacturer producers will be directed to produce and maintain quality standards per end user requirements. BlastWrap® products to be manufactured with original equipment manufacturer production will likely include:

Lining – Aircraft (B747- 400- Royalty)- Once design and testing has been completed by our engineering and design team, we will work closely with the certified and widely dispersed air frame sub-contractors to integrate the use of BlastWrap® into their internal systems, such as fuel tanks, cargo holds, cabin and fuselage. Aircraft manufactures, similar to auto manufactures, typically require several suppliers of each part. Therefore the license agreement for air frame sub-contractors will need to be limited and non-exclusive providing us royalties on a per-unit basis as well as continued design, manufacturing, and installation consulting.

Insensitive Munitions (IM) Weapons Containers – Once the design and testing of each product is complete, we will license and train personnel on the fabrication of the various products within the line. The Contractor chosen will manufacture this product line in-house for each specific munition / weapon system. The contractor is expected to pay a per unit royalty to us for use of the design and of the patented product. In return, we will be retained on a consulting and design basis as part of the license agreement.

Current manufacturing arrangements for finished products

Currently, we have several products that we consider to be completed and finished products. Manufacturing arrangements for those products follow:

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Pro-Form Packaging, Inc., located in Dunellen, New Jersey manufactures BlastWrap® and the MTR and MBR lids and ships to Centerpoint Manufacturing for installation.

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Centerpoint Manufacturing, Inc., located in Robertsdale, Alabama manufactures the BlastGard® MTR receptacles and will manufacture the BlastGard Mitigated Bomb Receptacles (MBR 300) as well. We entered into a five year exclusive alliance agreement with Centerpoint Manufacturing in October 2004 for the joint development of reinforced, blast mitigated trash receptacles. We are not contractually bound to use Pro-Form Packaging to manufacture the receptacle lids, and we believe that there are alternative manufacturers in the United States.

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Geocell Systems, Inc. of San Francisco, California manufactures the RDFW™ for walls, revetments and bunkers in Park Hills, Missouri. Geocell is the exclusive manufacturer of this patented product and they are committed to working closely with BlastGard® International on the mutual efforts noted above. It may become desirable for BlastGard® to establish a contract for this manufacturing and commercial arrangement with Geocell Systems, Inc. in 2007 for the BATS product.

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Colt Rapid Mat LLC is the manufacturer of the Blast and Thermal Suppression (BATS) in their plant in Delhi, Louisiana, which is for use on tops of bunkers, revetments and under vehicles. We are not contractually bound to use Colt Rapid Mat LLC to manufacture the BATS, and we believe that there are alternative manufacturers in the United States. It may become desirable for BlastGard® to establish a contract for this manufacturing and commercial arrangement with Colt Rapid Mat LLC in 2007.

 Quality Assurance

Sub-contractors and OEM producers have been and will continue to be trained, qualified and monitored to obtain and sustain a license from BlastGard®. We will ensure through continuous review of qualified producers and sub-contractors, and through end user/customer surveys, that design and quality standards are being maintained to specification. Licensing agreements will stipulate that we will have the right to withhold future contracts until mutually agreed upon standards of quality are achieved. End-users and customers will be partnered in agreeing to and setting quality standards for end products.

Purchasing

We rely on various suppliers to furnish the raw materials and components used in the manufacturing of our products. Management believes that there are numerous alternative suppliers for all of the key raw material and virtually all component needs.

Marketing Analysis

Overall Market

The market for blast solutions includes commercial industries (accidental explosions of chemicals, terrorist threats, demilitarization), militaries (weapons storage and transport, barriers, revetments and bunkers and vehicle protection), and governments and municipalities (bomb explosions and threats). We have examined each of these markets to identify areas and industries within each that will benefit most from BlastGard® Technology.

We have divided the commercial market into nine viable sectors as follows:

1. Energetic Materials (blasting agents, propellants, explosives)/Explosive Manufacturers/ Pyrotechnic Manufacturers

“Energetic materials” is a term used to encompass a wide range of materials that release intense heat during decomposition or combustion reactions.

Manufacturers of such devices are in need of protection against hazardous explosive situations in the manufacture, transport and storage of these materials.

While energetic manufacturers are a focus for BlastGard® technology, the related industries are also target markets. For all groups, both regulatory and insurance factors require strict storage and handling measures that involve confinement or separation, BlastWrap® products being specifically conceived for such roles. The propellant, pyrotechnic, and explosive manufacturing groups are viewed as prime markets for BlastWrap®.

2. Oil and Gas/Petrol Chemical/Chemical/Process Industries

To combat the unique explosions associated with oil, gas and chemical companies, BlastWrap® can be updated and deployed to clients in these sectors to address the problems involving explosive materials specific to the oil and gas industry with a convenient structural and/or architectural technology that would suppress explosions and minimize post-blast fire hazards with the following features:

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Are always active and require no maintenance;

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Comprised of flexible film formed by plurality of seams and filled with attenuating fillers that slow and cool impinging flame fronts;

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Act as ‘virtual blast vents’ without requiring actual wall penetration; and

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Light structure at less than .4 pounds per square foot of a 1” thickness.

 3. Manufacturing of Munitions

The full range of our products, from wall protection, barriers, and partitions to containers, can be used to enhance the safety and productivity of facilities that manufacture explosives, propellants, munitions and pyrotechnics. A number of specialty units are being designed to meet the needs of this market segment, such as the weapons container. Additionally, BlastWrap® is easily retrofitted into existing containers and storage magazines.

4. Commercial Transport

Throughout the world, commercial companies ship explosive materials via air, train, bus or sea vessel. As determined by the National Highway Transportation Safety Administration, roughly 10% of goods shipped (in terms of tonnage) are classified as hazardous, meaning they can cause damage to other materials being transported, the transport container and supporting personnel. Such shipped products not only require insurance but also risk loss of money and injury.

We believe that BlastWrap® offers the ability to convert these standardized shipping containers into explosives storage units complying with the technical requirements of the US Bureau of Alcohol, Tobacco, & Firearms Type 2 magazines. This would be accomplished through universally available containers for which numerous trailers, lift systems, stacking provisions, and international standards exist.

While actively searching for and detecting explosives is a right step in the protection of our ports, it is clear that it cannot be the only step. BlastWrap® provides a solution that is not dependent on identifying the threat ahead of time, and therefore we believe a significant opportunity is present.

5. Commercial Aviation

Testing in the United Kingdom by an agency of the Ministry of Defence under the auspices of the UK Civil Aviation Authority proved that our technology performs better than any other system tested in blast effect mitigation. BlastWrap® deals with all of the blast effects – the incident and reflected shocks, the Mach Stem shocks, the blast impulse, the blast flame front and blast after-burn. In spite of the many dollars expended in this area, political, governmental and scientific differences of opinion between United Kingdom and United States authorities on the best way to address these threats have simply stymied any meaningful solution being implemented for twin-aisle aircraft luggage containers.

BlastWrap® is not armor; however, properly configured, it does prevent fuselage shock holing, the critical factor in an aircraft’s structural survival. In addition, BlastWrap® quenches thermal output very rapidly thereby addressing the other critical aircraft survival factor. Rapid cooling is critical, as any spilled flammable fluids or materials as well as escaping gas will re-ignite if heat is present. Our new container design addresses both of these critical factors. In addition, it is a much lower capital cost than the “hardened containers” on the market. Finally, our design has a very small weight penalty, drastically lower overall weight gain (compared to the “hardened containers”) from standard LD3 containers thereby reducing the fuel and/or cargo penalty. The operating cost impact will be extremely low with our LD3.

There are numerous other applications within the commercial aviation market for our BlastGard® Technology, from lining the interior of an aircraft to providing an on-board ‘detonation center’ (e.g. outfitting a bathroom with BlastWrap® in the event a bomb, such as a shoe bomb, were to make its way onto a plane). While we will continue to pursue these various applications of the technology, we believe the best and most direct approach for sales within this market will be to market our new LD3 cargo containers lined with BlastWrap®.

There are an estimated 600,000 containers in service in the fleet today. There are approximately 40,000 units sold each year and each unit has an average useful life of 5 years. The total number of units in service will likely continue to rise over the next 10 years.

Working with the world’s largest LD3 container manufacturer, Nordisk Aviation Products, Inc. we have developed a low-cost highly effective solution for a new class of “semi-hardened” blast mitigation LD3 containers. Blast mitigating LD3 containers do not yet exist. Over the last 10 years, the FAA, Galaxy and TelAir, have built and tested “hardened LD3 containers” (containers that fully contain the blast inside the container walls). However, these products are simply not commercially viable due to the extremely high capital and operating costs associated with the materials utilized and the significant excess weight.

Our new design differs from the hardened containers in the following ways:

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Like hardened LD3’s, they prevent shock holing of the aircraft fuselage

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They quench/kill afterburn and subsequent post-blast fires

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They are light-weight, weighing about 225 pounds

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They are affordable, with an expected retail price under $5,000

6. Research Facilities/Laboratories

Universities and research facilities work with explosive elements on a daily basis, from conducting tests to exploring new materials and compounds. Such installations are in need of mitigation protection in storage and to prevent sympathetic detonation or damage to property or persons. These products can reduce potential damage for personnel and property during the use and storage of the explosive elements.

While an interesting and possibly large market, due to the specific requirements and needs of each facility/laboratory, we believe sales opportunities the next two years are limited, as sales personnel and resources must be dedicated to this market space.

7. Entertainment

We believe that BlastWrap® offers a unique ability to protect actors, stunt people, sets, and valuable equipment against blast effects. One specialty firm that creates explosions and fireballs for movies informed BlastGard® that roughly one stunt person is hurt each day in incidents involving explosives and pyrotechnics. The former California State Fire Marshal informed BlastGard® management that studios wished to conduct larger explosions on sound stages near Hollywood to keep production costs down, but are not able to do so because of severe constraints on charge sizes. With competition to create ever-greater blast effects in movie and television spectaculars, we believe that BlastGard® can capitalize on this opportunity by allowing industry players the ability to safely perform such events on Hollywood, California back-lots.

BlastGard® Technology can be used to create an assortment of props and structures, either as integral walls or worked into the landscape or sound stage. Most Hollywood explosions use black powder and gasoline in various combinations, with some additives or special-purpose materials such as detonating cord. The low explosive power of these materials would make BlastWrap®’s protection role, including protection of cameras, relatively simple.

BlastGard® can also provide blast protection of vehicles. Vehicle flipping or vehicle destruction is fairly commonplace in films, and the charges used in connection with these stunts are comparatively small. BlastWrap® can protect stunt personnel and can be concealed or disguised, thereby enabling dramatic destruction sequences without injuring the performers.

As attractive as this market may be, it is not part of our initial marketing strategy. Total sales, in terms of quantity, are not likely large; however, we will respond to inquiries from the entertainment industry, and are aware of the promotional value for BlastWrap® products that are used in connection with “blockbuster” movies.

 8. Mining

Mining is a potentially significant market for our products. In this industry, large quantities of detonators and explosives are used every day. All of these require suitable storage and transport. High explosives are used in some fields, especially in metallurgical ores, which have harder formations.

The greater mining industry opportunity is in the mines themselves, where BlastWrap® can be used as it would be in the oil industry: stopping and suppressing dust and gas explosions before significant injury and damage can develop. For example, methane gas is a very real and challenging hazard in coalmines. The cutting machinery and electrical power components can easily ignite flammable dusts and dust/gas mixtures, leading to disasters.

Mining will not be an initial target market for us. Profit margins are estimated to be low when compared to the potential of numerous other industries.

Military Market

It is understood in the defense industry that keeping up with cutting edge technology is crucial for the protection of military personnel. We are actively seeking the opportunity to showcase BlastWrap® to the military high command.

BlastWrap® does not distinguish between accidents and hostile action; it always functions when there is blast pressure and when a fireball is generated.

We believe that using BlastWrap® in buildings, onboard ships, or in vehicles, barrier walls, revetments, barracks, bunkers and command posts can efficiently achieve effective blast mitigation at a low cost. In addition, BlastWrap® can be used in a variety of ways within each of these categories. From lining compartments in research and testing facilities to encasing engines to insulating launch installations, we believe that BlastWrap® will provide protection across a variety of platforms.

Other BlastWrap® uses would include munitions manufacturing, handling, (load/assembly/pack facilities) and storage (a very broad range from large depots to small magazines), explosives/munitions transport (again a wide array of small caliber ammunition to large rockets and missiles), military structures (wide range), military vehicles ((improvised explosive devices) and land mine protection), shields/revetments and broad demilitarization efforts. Although this market is huge, it is difficult to assess since typical military mind-set has been to accept the dangers of Q-D (quantity/distance offsets) in transport and use, and even in storage when in any conflict.

We have divided the Military Market into the following sectors:

1. Military Logistics

In times of both war and peace, military institutions require a substantial sealift capability to transport potentially explosive and hazardous materials.

As an example of the amount of munitions carried on a single ship, the average US-flag ship carried an average 23,390 tons of dry cargo per ship in the Gulf War—the equivalent of 1,772 containers using the above 13.2 tons/container number. Thus, the loss of any of the sealift ships mentioned above would result in the loss of a month’s worth (or more) of munitions for the group conducting the shipping. BlastGard® Technology can be used to protect these sealifts from sympathetic detonation within, offensive attacks from the enemy or friendly fire mistakes.

2. Defense/Storage of On-Base Munitions

The US Department of Defense components are all major prospective markets for BlastWrap®. Additionally, demilitarization (“demil”—the destruction of excess or spent munitions) is a major activity at numerous bases, munitions facilities, and test ranges. Most important to our marketing plan is to take advantage of the numerous, substantial opportunities created by base closures and “dense-packing” of munitions, people, and high-value assets.

Our products make munitions storage a large potential market because munitions stored within BlastWrap®-lined spaces would be shifted from the type 1.1 (mass-detonating) category, which triggers the requirement for maximum separation, to the type 1.2 (non-mass-detonating) or 1.4 (insensitive) categories. The 1.2 and 1.3 categories require much less stringent storage requirements.

3. Military Vehicles

Our products offer a means of protecting vehicles against ground mine blasts, regardless of vehicle type or size, from small mini-pickups to heavy tractor-trailer combinations, both armored and “soft-skinned”.

Since World War 2, the majority of vehicle losses have been due to ground mines. Since the Arab-Israeli War of 1973, more than 90% of vehicles lost have been due to mines, however, in the War on Terror, we have seen in recent years a significant increase in vehicle loss due to improvised explosive devices.

The trend in all modern armies is toward smaller and lighter vehicles, with thinner armor or none at all. This trend reflects the worldwide conflict situation, where hostilities involve guerilla or other dismounted forces widely scattered in friendly terrain (the 1990-1 Persian Gulf campaign was the last major clash of heavy armored forces). These smaller vehicles, such as the HMMWV “Humvee”, are almost always destroyed by modern mines. Truck cabs of all sizes are also destroyed by almost every type of anti-vehicle mine, not just damaged. Since these vehicles are predominant in “peace-keeping” forces and rapid deployment groups, the fatality and major injury percentage is very high compared with tanks.

We believe that BlastWrap® in a simple casing offers the capability of mitigating all seven mechanisms for achieving a vehicle “kill”. These mechanisms include total vehicle destruction (major disintegration, internal explosion, fire), incapacitating the crew (“g”-force accelerations that cause serious injury), loss of mobility (destroying wheels, tracks, and/or drive train), loss of vehicle control (steering damage or severe vehicle deformation), and immobilizing through fuel loss (fuel tank or fuel line rupture). There are numerous locations for BlastWrap® products that would provide the necessary protection, including exterior attachments, substitutions for existing vehicle “skins”, and behind-armor BlastWrap® material to mitigate internal blast effect and suppress internal fires. Our efforts with Colt Rapid Mat LLC are specifically focused on this application, especially for the United States Marine Corps.

4. Defense/Combat Systems

An additional area of focus for us is in the Defense market is major US Department of Defense system developments and upgrades. This includes the Air force’s production of combat aircraft, the Navy’s combat fleet and the Army’s “Future Combat Systems” family of C-130 air-transportable vehicles. While the US Department of Defense presents a viable market for the use of blast mitigation products that offer substantial system survivability, reduced weight, and other advantages, the organization’s purchase cycles are too uncertain and invariably prolonged, and the cost of participation for a contractor is very high.

We are quite interested in participating in aircraft and vehicle programs when its efforts and materials are paid as a subcontractor, and/or when there is tangible marketing value that can be clearly defined if we are involved in such programs. One such area is in retrofits and replacement programs for the Army’s medium and heavy truck fleets (dominated by Oshkosh and Stewart & Stevenson).

We have limited influence within this market.

5. Naval Vessels

Newer warships primarily use gas turbine engines, which use the same fuel as jet aircraft. These engines are confined in a noise/heat reducing enclosure. Most of the remaining types use diesel engines, as do most military vehicles and trucks.

Diesel or kerosene-type fuels’ vapors can generate explosive pressure in confined spaces. This is less of a problem in ground combat vehicles (where pool fires are more of a threat), but is a serious problem aboard a ship. Both accidents and hostile action can generate a fuel mist in a confined space, which can then ignite the flammable mix. The most likely severe hazard scenario is a fireball involving a fuel mist.

BlastWrap® in locations distributed around a shipboard or a vehicle engine compartment can suppress fireballs and minimize heating of metal surfaces by a flash fire. Using BlastWrap® can manage fireballs and flash fires created in fuel mists that could rapidly incapacitate personnel in the compartment. If the compartment is open to outside air (through a hull rupture, missile entrance, or to another compartment), any Halon fire systems, if used, will rapidly escape and the compartment fire will rapidly become uncontrollable.

While BlastWrap® can be effectively applied on board and throughout naval ships, this target market will not be pursued during our initial marketing efforts.

Government/Municipal Market

We have divided the Government/Municipal Market into the following sectors:

1. Government Buildings/Structures (Embassies)

The explosion, that ripped through the Alfred P. Murrah Federal Building in Oklahoma City on April 19, 1995 killed 168 people, injured more than 500 others and damaged more than 300 buildings. While the probability of becoming the victim of a terrorist attack has changed recently, it still remains low, but the cost of such an attack continues to skyrocket. According to The Sentinel (Vol. 1, No. 3, Third Quarter 1993), a publication of the Industrial Risk Insurers, explosion has the highest average dollar loss of all hazardous events. Therefore, another cost factor entering today’s construction and building operation economy is blast mitigation costs. Since September 11, 2001, insurance costs have risen dramatically as the threat of terrorism becomes a reality. We believe that BlastWrap® may help companies reduce these costs and related liabilities from unexpected explosions.

2. Research Facilities and Laboratories

Research facilities deal with a large amount of explosive and hazardous materials. Both universities and government facilities work with explosive elements on a daily basis, from conducting tests to exploring new materials and compounds. Such installations are in need of mitigation protection in storage and to prevent sympathetic detonation or damage to property or persons. BlastWrap® is ideally suited for these environments. These products can reduce potential damage for personnel and property during the use and storage of the explosive elements.

Marketing Strategy

We believe that we are positioned to fill the expansive needs associated with blast and fire mitigation across numerous industries throughout the world. We have only begun to address the many uses and designs in which BlastWrap® can be effectively applied.

We believe that our BlastGard® Technology can provide blast mitigation solutions for numerous industries across various market segments. However, we recognize that some industries will have significant barriers to entry and/or long lead times or conversely, provide an immediate revenue source. Having limited resources, we have researched each target market, ranked each market and divided the markets into two groups; markets that will require a strategic partnership to penetrate and markets we will sell directly to. We have developed a three-pronged approach to market our BlastGard® Technology.

The three-pronged approach will maximize market penetration while minimizing cost. Our approach is to:

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Develop Strategic Partners in existing well-defined markets.

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Initiate a Direct Sales Approach. We intend to hire four market focused sales representatives to work with the top four markets, which we currently consider to be (1) military, (2) aviation industry, (3) oil and gas industry and (4) homeland defense. In addition, we will retain commercial representatives who will be licensed to sell BlastGard® Technology to specific markets.

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Inform and Educate. Our marketing team, through the Director of Marketing, will seek to create awareness of BlastGard® Technology in the public, commercial and private sectors.

Agreement With G & H Enterprises

On September 19, 2006, we entered into a strategic business agreement with G & H Enterprises, LLC who will provide services as advisors to the Company based on business planning issues, such as Department of Defense (DoD) budget trends, acquisition policies, service priorities, changes in war fighting doctrines, and future program opportunities within the U.S. Government.  G & H will also assist BlastGard in developing strategies and plans for integrating the various activities and programs within the Company to ensure a coordinated, system-oriented approach to capture future business from the DoD and other governmental agencies. Additionally, G & H will assist BlastGard International’s management team in recruiting and hiring highly-talented individuals for senior positions to complement its existing team. G & H Enterprises, LLC is a consultancy firm founded by two highly decorated and retired veterans of the U.S. Armed forces, Lieutenant General Jay M. Garner and Lieutenant General Ronald V. Hite.  Their complementary expertise comes from having held a variety of corporate and advisory positions through their career.

General Garner has held positions as Director of the Office of Reconstruction and Humanitarian Assistance to assist the Iraqi people in the immediate aftermath of combat operations, President of SY Technology, Inc., a member of the Army Science Board and a member of the Commission to Assess United States National Security Space Management and Organization.  He has also served as Commanding General of the U.S. Army Space and Strategic Defense Command (USASSDC), the Assistant Deputy Chief of Staff for Force Development, Office of the Deputy Chief of Staff for Operations and Plans, and Deputy Commanding General, V Corps Frankfurt Germany. Other assignments include Commanding General, Joint Task Force Bravo – Operation Provide Comfort in northern Iraq, Deputy Commanding General, U.S. Army Air Defense School, commanding at Brigade and Battalion level in VII Corps in Europe and serving two tours in Viet Nam, 1967-68, 1971-72.  General Garner’s last assignment in the Army was as Assistant Vice Chief of the Army.

Lieutenant General Ronald V. Hite retired July 1, 1997, from the United States Army after 33 years of service. Upon retirement from the military, General Hite joined Cypress International and retired as the Chairman & CEO in January 2005.  He has served the Board of Directors for Cirrus Technology, Inc. since November 2005. General Hite has held positions as Military Deputy to the Assistant Secretary of the Army for Research, Development and Acquisition, the Senior Military Advisor to the Army Acquisition Executive and the Army Chief of Staff on all research, development and acquisition programs. He has testified as the principal military witness for Research, Development and Acquisition appropriations with Congress, supervised the Program Executive Officer System, and served as the Director, Army Acquisition Corps. General Hite served as the Program Executive Officer, Combat Support, where he was responsible for development, production and fielding of the Army’s High Mobility Multipurpose Wheeled Vehicle, medium/heavy truck fleets and commercial construction equipment and served as the Deputy Program Executive Officer for Future Systems, Armored Systems Modernization responsible for establishing development programs for the self-propelled howitzer, line of sight antitank system, and combat engineer, ammunition re-supply, and  infantry fighting vehicles.  General Hite has also had successive command tours as the Commanding General at White Sands Missile Range in New Mexico, and United States Army Test and Evaluation Command in Aberdeen Proving Ground, Maryland.

Business Prospects/Recent Developments

In March 2007, the UK Defence Ordnance Safety Group (DOSG) completed testing of and are currently analyzing the results of several variants BlastGard has submitted (which use BlastWrap® as the key ingredient) of a new class of insensitive munitions (IM) packaging solutions. These novel packaging systems are designed to prevent mass detonations in ammunition and/or weapons storage and transport by the elimination of sympathetic detonation (SD) leading to catastrophic mass detonation.  This results when one detonating unit or energetic material initiates the next, and so on, in a chain reaction. It is also anticipated these IM solutions will dramatically improve fast cook off (the initiation of a unit of ammunition or other energetic store in the event of a fuel fire) and slow cook off performance (the initiation of a unit of ammunition or energetic material by a slowly increasing sustained temperature) as well as meet all of the other IM packaging specifications of NATO and the United States military. Testing of these solutions is nearly always classified, and these programs are also extremely slow to develop

We are currently developing IM solutions for several weapons with the PHST Group at the Naval Weapons Station Earle and from the Defense Ammunition Center, McAlester. The results of three tests using BlastWrap at the Aviation and Missile Research, Development and Engineering Center AMRDEC) on the TOW missile have generated “impressive results”. In addition, AMRDEC has recently ordered another lot of BlastWrap® for testing with another (unnamed) weapon system.

BlastGard will team with Day & Zimmermann, one of the oldest and largest US weapons plant Load, Assemble and Pack (LAP) contractors to attract funding for IM packaging product development from the National Warheads and Energetics Consortium (NWEC) / Defense Ordnance Technology Consortium (DOTC) for funding of IM packaging systems to be submitted this Fall. The U. S. Army Defense Ammunition Center in McAlester, OK is one of three government-owned, government-operated ammunition (GOGO) facilities in the US, serving as a Tier 1 ammunition depot. Managing and improving major QD / SD issues at McAlester could generate huge usage there, and could spread to other GOGO and GOCO facilities. They are currently reviewing specific potential test options for BlastWrap®.

We have conducted further development design and testing of a series of products for improved blast mitigation protection of rapid deployment barriers, walls, revetments and bunkers (including overhead protection from inbound mortars) for the United States military.  Two other companies involved with BlastGard in these wall and bunker developments are Geocell Systems, Inc. of San Francisco and Colt Rapid Mat LLC of Hartford, CT.  The three companies sponsored successful testing of the wall protection system at the US Marine Corps base at 29 Palms, CA on October 27, 2006.  On November 13, 2006, we received the initial contract from the Marines for shipment of wall and bunker system test articles to the Marine Warfighting Lab at Quantico, VA for more extensive and instrumented testing.  Military Structures – BGI and its partners have done extensive and successful testing in this product area.  Although from the outset the primary customer target has been the United States Marine Corps, there is substantial potential for sales of these products in various international markets as well.  Lancer Systems is actively pursuing the reinforcement of protective walls from Qassam rocket threats in the Israeli towns bordering the Gaza Strip, especially at schools. BGI has designed a retrofit RDFW wall and BATS system to enhance the existing walls.

We have extended our development of vehicle protection systems.  We are teamed with Colt Rapid Mat LLC as well as VSE Corporation in blast protection systems for tactical wheeled military vehicles.  VSE Corporation, a publicly traded company has provided more than $2 billion in diversified engineering and technical support services to the U.S. Government. VSE has been ranked among the top 100 defense contractors, top 10 foreign military sales contractors, and top 50 Navy contractors in the nation. Initial durability tests of an OEM blast mitigation system were successful in December 2006 at the Nevada Automotive Test Center (NATC) outside Carson City, NV.  In addition, the Wise Company is preparing BlastWrap-protected seat systems for heavy G-load testing by Force Protection, Inc., the leading MRAP supplier (i.e. the Buffalo, Cougar and Cheetah).

In early 2006, BlastGard submitted proposals to the Nigerian Army, which requested BlastWrap®, to be used as a temporary solution for IM packaging.  In addition, we offered to provide ATO training, design, support and procedures for facilities, including new, “state of the art” facilities to protect against further disastrous blast events in their weapons depots.   As previously reported, BlastGard conducted a series of successful demonstrations for the Nigerian Army Ordnance Corps, demonstrating the effectiveness of BlastWrap® in reducing blast pressure and impulse and for preventing sympathetic detonation. BlastGard submitted proposals for BlastWrap®, for IM packaging, for training programs, for rapid deployment wall and bunker systems, for fire resistance products, and will offer oil pipeline protection systems soon for initial funding by the Nigerian government. Although the 2006 Nigerian government budget includes a line item for initial BlastWrap® requirements, these contracts have not yet been placed. The Nigerian Army is still considering use of 536,000 sq, ft. of BlastWrap and standard plywood weapons crates for a repackaging of their munitions in their weapons cantonments throughout the country.  All steps preparatory to funding this requirement are concluded. Upon government funding, negotiation of final terms will ensue.

To assess the vulnerability of oil and gas pipelines to explosive attack, the Company conducted a series of explosive tests at Bakersfield, CA. The tests graphically illustrate the phenomenon of high explosive shock holing (breaching) of oil pipelines. We tested 24” OD X .375” wall API-5L X42 grade steel line pipe with welded .375” thick end plates (to seal the pipe). The assembly was then filled with water to represent the appropriate hydraulic shock transmission characteristics of a filled oil transmission line. A 2 pound charge of C4 was placed directly on the surface of the pipe and detonated. The charge punched a 6” diameter hole in the side of the pipe and produced a high pressure hydraulic wave in the fluid in the tube which split the end plate welds and distorted the plates. This is a classic example of steel “shock holing” and hydraulic shock transmission.  We then placed a 10-1/8” square section of 3” thick BlastWrap® onto an identical section of (filled) line pipe, and placed a second 2 pound charge of C4 directly onto the BlastWrap®, and fired the charge. The pipe was only slightly dented and neither of the end plates was deformed or exhibited split welds. We expect to develop this protection system with an impenetrable tough surface armor, which will make it very difficult for terrorists to destroy exposed oil pipelines (or wellheads and other production equipment) using current methods. The tests we have done prove that BlastWrap® does prevent shock holing, and this capability can be applied to many applications: aircraft fuselages, bridge pillars, suspension cables for bridges, electricity substations and “hardened” buildings.  Although the anticipated pipeline protection system development proposal has been delayed, recommencement of this high priority project will likely commence in the second half of 2007. What remains is the manufacturing of a full scale pipeline protection system for severe ballistic and blast testing.

In June 2006, we introduced a new line of aviation products. In accordance with a five-year alliance agreement with Nordisk Aviation Products, Inc. (“Nordisk”) signed in October 2005, BlastGard has combined its BlastWrap® blast-mitigating technology with Nordisk’s LD3 containers to create superior blast mitigating products for the air cargo and unit loading device (ULD) market. ULDs are pallets and containers used to load luggage, freight, and mail onto wide-body aircraft that facilitate the bundling of cargo into large units. The introduction of this product line enables the Company to provide the airline industry an important new line of defense to increase airline safety of passengers and crewmembers. Nordisk is headquartered in Cape Canaveral, Florida. Nordisk is a manufacturer, repair and leasing company of Unit Loading Devices (“ULD”) engaged in developing, supplying and supporting ULD equipment for the commercial passenger and air freight/cargo airline industry as well as the military, including its engineering support, and Worldwide Service Network. The purpose of the Alliance is to combine Nordisk Services products with the BlastGard® Technology to offer enhanced blast mitigated products to the ULD marketplace with respect to both existing ULD’s and newly manufactured ULD’s. There are an estimated 600,000 containers in service in the fleet today with approximately 40,000 new units sold each year. Each unit has an average useful life of about 5 years, and we estimate that the total number of units in service will continue to rise over the next 10 years. We are working with the largest ULD container manufacturer in the world to develop a low-cost solution for ‘semi-hardened’ blast mitigation ULD containers that may vastly improve the chances of aircraft survival in the event of a reoccurrence of an airplane explosion in midair as occurred in Lockerbie, Scotland. Initial technical meetings with the primary US flag carriers commenced in August 2006.  Current assessment of those meetings along with direction from TSA officials will dictate the next steps.  Contacts with international carriers will follow these initial efforts. Continental Airlines was both interested and enthusiastic about the value proposition BGI presented for its light weight TwinTex Blast-mitigated ULD. The capital cost is dramatically lower than the hardened containers of Galaxy and Telair, and the operating cost will actually pay back the unit capital expenditure in .8 years, saving fuel and/or increasing freight capacity/revenue thereafter. We are standing by while DHS/TSA considers the next testing and certification issues on these products. We also briefed the lead engineer of Strategic Projects for a major air/ground service company and there are three potential project initiatives being considered for their over 600 aircraft fleet – (1) airframe lining with BlastWrap for shock holing protection, (2) container (ULD) retrofit with the BGI system, and (3) Least Resistant Bomb Location (LRBL) packaging options, including a fire/small explosives packaging product manufactured by VIZIMAGE LLC in Minnesota.  We have sent samples to them for initial evaluation.

In July 2006, we introduced a new product for Airport Security, the BlastGard® Mitigated-Bomb Receptacle (MBR 300).  The MBR 300 provides airport security personnel with an effective tool, if and when an explosive is discovered. It will contain and protect all lethal threats posed by the detonation of an improvised explosive device (IED); namely, primary fragments, secondary fragments, mechanical effects (shock/blast pressure) and thermal effects (contact and radiation burn) from the fireball, afterburn and resultant post-blast fires. If a suspect package or bomb is discovered, the airports need a means of securing that package and rendering the scene safe until the bomb squad arrives. The largest and most visible investment made by the Transportation Security Administration (TSA) has been in enhancing the passenger screener force and in massively expanding the number of explosive detection systems (EDS) required to examine checked luggage for bombs. Effective security, therefore, includes not only deterrent and preventive measures but all efforts to mitigate casualties, damage, and disruption. Given the nature of terrorism and the inherent vulnerabilities of public transportation, deterrence and prevention are sometimes difficult to achieve; therefore, great emphasis is also placed upon the mitigation of casualties through the design of facilities and upon effective, rapid response that ensures safety while minimizing disruption. The MBR 300 is an ideal pre-incident security technology for airports in dealing with bomb threats and suspicious objects or packages.

The American Public Transportation Association (http://www.apta.com/) (“APTA”) is the leading force in advancing public transportation. Every transit, bus and airport authority in the USA is a member of APTA as is 80% of Europe. APTA has established a Transit Security Infrastructure Work Group.  The focus of the Transit Security Infrastructure Work Group is to develop industry standards for transit related infrastructure.  Transit infrastructure is defined as passenger, maintenance and operations facilities, and their related assets; rights-of-way, including tunnels, elevated structures, and bridges; fixed assets, such as track, signals, traction power substations, and interlockings.  The Working Group has initially focused on the types and placement of security-conscious trash receptacles.  We expect these specifications will be published very soon, which should substantially set apart and enhance our MTR product line.  ASTM will likely follow with testing specifications for these products, and the Company will have a representative active in that effort as well.

We continue our efforts with the Australian Department of Defence’s Defence Science and Technology Organisation (DSTO).  DSTO is designing tests for the BlastWrap® we have shipped them.  Substantial efforts are underway to attain Australian DoD approval and usage of numerous BlastGard products.

On October 29, 2007, we announced that we entered into a strategic business agreement with Lancer Systems LP (“Lancer”). Lancer was recently created by Green, Tweed's ownership to focus solely on the defense industry. Lancer provides manufacturing, marketing/sales and program management capabilities to service the domestic and international Military market.  Lancer also has support and sales organizations within Israel to support the military and security markets in that country. Lancer and BlastGard have agreed to enter into an exclusive arrangement for the manufacture, marketing, and sale of BlastGard products for two defined business opportunities: 1) military weapons containers for shipment and storage; and 2) under and side armor of General Dynamics Stryker vehicle program. The Company has also granted to Lancer a limited exclusive right to sell all BlastGard products in the State of Israel on defined and agreed projects. Lancer intends to use BlastGard products for container and baggage storage for aircraft, public and specifically school safety as well as various military applications within Israel.

Competition

The market for blast containment and mitigation is not well defined. Competitors range from niche architectural and engineering firms that provide specialized design and construction techniques for buildings to fire systems manufacturers. We have identified the top nine established companies that offer blast mitigation solutions, each of which may be a potential competitor in one or more of the various markets that we are pursuing. Each of these companies has been in business longer, and has substantially greater resources than BlastGard®:

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AISIS Ltd.

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CINTEC

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Corus Group PLC

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Firexx Corporation

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General Plastics Manufacturing

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Line-X

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Mistral Security, Inc.

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Suppress X-S, LLC

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Terre-Armee Israel Co.

Governmental Regulation

We are not aware of any existing or probable governmental regulations that would affect our business, except to the extent that we voluntarily design products to meet various governmental guidelines. For example, our products can be designed to conform to the United States Bureau of Alcohol, Tobacco and Firearm’s requirements for the containment of explosive materials.

 Research and Development

In 2006, 2005 and 2004, we spent approximately $128,853, $234,000 and $148,000, respectively, on research and development related activities. To date our products or prototypes of our products have been provided by us at no charge to potential customers for their own evaluation and testing done at their expense.

Employees

As of November 30, 2007, we had five full time officers who are employees.  Additional sales and marketing personnel may be hired in the future as our sales efforts require such additional personnel.

SEC Reports Available on Website

The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and other SEC filings are available on the SEC’s website as well as our company website at www.blastgardintl.com.

DESCRIPTION OF PROPERTY

We do not own any real estate properties. Until June 2007, we were recently headquartered and located in a 6,000 square foot facility comprised of approximately 1,260 square feet of air conditioned office space and 4,740 square feet of non air-conditioned warehouse space located at 12900 Automobile Blvd., Suites C-D, Clearwater, Florida 33762. We paid a base monthly rent of $2,782, which included rent, common area maintenance, and real estate taxes. Formerly, we paid rent pursuant to a sublease from Michael J. Gordon, an officer and director, which expired on December 31, 2005. A new lease was entered into directly between the landlord and us. The term of the new Lease commenced on January 1, 2006 and expired on December 31, 2006. Our lease for 2007 until June 2007 was month-to-month. Effective July 1, 2007, we entered into a one-year lease for approximately 150 square feet of office space for our headquarters located in Clearwater, Florida. We are paying $600 per month over a term of one year under the lease. We also have satellite offices for our executive officers located in Houston, Texas and Toronto, Canada. In connection with these satellite offices, we currently pay an affiliated company office rent of an aggregate of approximately $1,200 per month. Management believes that suitable facilities will be obtained that are adequate for our current and anticipated needs.

LEGAL PROCEEDINGS

On September 12, 2005, we were served with a lawsuit that was filed in the Second Judicial District Court in Washoe County, Nevada as case number CV-05-02072. The plaintiff in the lawsuit was Verde Partners Family Limited Partnership. The lawsuit makes a variety of claims and contends that BlastGard and certain officers of BlastGard misappropriated certain technology, including two patents, and seeks damage “in excess of $10,000”. The action was removed to federal court in Nevada. We filed a motion to have the case dismissed as to BlastGard International, Inc., and all other defendants, for lack of personal jurisdiction. There was also a motion for a more definite statement in that three of the claims by Verde are conclusory, vague and ambiguous.

On July 14, 2006, the United States District Court rendered its decision in this case. It was ordered and adjudged that the motion to dismiss the individual defendants and the motion to dismiss the BlastGard defendants was granted. Defendants’ motion for a more definite statement is moot. The Court entered judgment on July 17, 2006 in favor of all Defendants and against the Plaintiff. The Plaintiff had 30 days from the date of the judgment (July 17) to file a notice of appeal and no filing was made.

On July 19, 2006, we filed a lawsuit in the Circuit Court of the Sixth Judicial Circuit in Pinellas County, Florida. The Defendants in the lawsuit are Sam Gettle, Guy Gettle and Verde Partners Family Limited Partnership (“Verde”). The lawsuit contends that the Defendants have committed defamatory acts against BlastGard International and its products. The lawsuit also asks for a declaration that BlastGard International is not liable for the acts complained of in the Nevada action. On BlastGard’s affirmative claims for defamation, the Florida action seeks injunctive relief and damages in excess of $15,000, exclusive of attorney’s fees and costs.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

There is a limited public market for our Common Stock. Our common stock has been quoted on the OTC Bulletin Board under the symbol “BLGA” since March 29, 2004 (on some internet-based services such as http://finance.yahoo.com, stock quotes can be accessed using the symbol BLGA.OB).The following table sets forth the range of high and low sales prices for our Common Stock for each quarterly period indicated.

Quarter Ended	High Sales	Low Sales
June 30, 2004	$7.00	$3.05
September 30, 2004	$4.25	$1.30
December 31, 2004	$5.00	$1.61
March 31, 2005	$4.75	$1.12
June 30, 2005	$1.80	$1.05
September 30, 2005	$1.65	$0.66
December 31, 2005	$1.09	$0.45
March 31, 2006	$0.67	$0.30
June 30, 2006	$0.75	$0.31
September 30, 2006	$ 0.69	$0.45
December 31, 2006	$0.59	$0.33
March 31, 2007	$0.39	$0.26
June 30, 2007	$0.23	$0.45
September 30, 2007	$0.44	$0.28

The source of this information is the OTC Bulletin Board and other quotation services. The quotations reflect inter-dealer prices, without retail markup, markdown or commission.

Holders

As of August 30, 2007, there were approximately 280 holders of record of our common stock (this number does not include beneficial owners who hold shares at broker/dealers in “street-name”).

Dividends

To date, we have not paid any dividends on its common stock and do not expect to declare or pay any dividends on such common stock in the foreseeable future. Payment of any dividends will be dependent upon future earnings, if any, our financial condition, and other factors as deemed relevant by our Board of Directors.

Repurchases of equity securities

During the past three years, we did not repurchase any of our outstanding equity securities.

Sales of Unregistered Securities

See “Management’s Discussion and Analysis”, “Certain Transactions” and “Selling Security Holders” for a description of the sale of unregistered securities.

We believe that the transactions described therein were exempt from registration under Section 4(2) and/or Rule 506 of Regulation D of the Securities Act of 1933 and/or Rule 506 of Regulation D. Each transaction did not involve a public offering and an appropriate restrictive legend was placed on each security. Also, no commissions were paid in connection with the sales of any of the aforementioned unregistered securities of our company.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Statements contained herein that are not historical facts are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. We caution investors that any forward-looking statements made by us are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: well-established competitors who have substantially greater financial resources and longer operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained in this Prospectus, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. Our actual results could differ materially from those discussed here.

Introduction

On January 31, 2004, pursuant to an Agreement and Plan of Reorganization, we acquired 100% of the issued and outstanding common stock of BlastGard Technologies, Inc., a Florida corporation, from BlastGard Technologies’ shareholders, in exchange for an aggregate of 18,200,000 (adjusted to reflect subsequent stock split) shares of our common stock. BTI is a development stage company that was created to develop, design, manufacture, and market proprietary blast mitigation materials. BlastGard Technologies’ patent-pending BlastWrap® technology is designed to effectively mitigate blasts and suppress fires resulting from explosions. As a result of the Reorganization Agreement, a change in control and change in management of the Company occurred and BTI became a wholly-owned subsidiary of the Company. The Reorganization Agreement also provided that the Company hold a shareholders meeting to (i) change the name of the corporation to BlastGard® International, Inc., and (ii) approve a reverse split of the outstanding common stock on a 5:1 basis. A Special Shareholder meeting was held on March 12, 2004, and both proposals were approved. The name change and the reverse split of the outstanding common stock became effective on March 31, 2004.

We intend to focus exclusively on the business plan of BlastGard Technologies. BlastGard Technologies was formed on September 26, 2003, and is a development stage company. BTI acquired its only significant asset, a patent application for BlastWrap®, in January 2004, from co-inventors John L. Waddell, Jr., our Chief Operating Officer, and President, and James F. Gordon, our Chief Executive Officer, who assigned the patent to BlastGard Technologies in consideration of the consummation of the Reorganization Agreement. For accounting purposes, we assigned no monetary value to the patent application that was assigned to BlastGard Technologies. Our current management team, which was the management team of BlastGard Technologies prior to the reorganization, had operated a corporation called BlastGard, Inc., which was dissolved in 2004. BlastGard, Inc. had a license from a third-party to certain technology which is different from the technology owned by BlastGard Technologies.

Pursuant to the Reorganization Agreement, BlastGard Technologies became a wholly-owned subsidiary of our company. However, for accounting purposes, the acquisition was treated as a recapitalization of BlastGard Technologies, with our company the legal surviving entity.

Development Stage

Management changed the manner in which it presents our operating results and cash flows during the year ended December 31, 2005. Management no longer considers us in the development stage as defined by the FASB Statement of Standards No. 7, “Accounting and Reporting by Development State Enterprises.” As a result, cumulative operating results and cash flow information are no longer presented in the accompanying financial statements. This change does not affect our operating results or financial position.

Results of Operations

2006 vs. 2005

Since emerging from our development stage operations in 2005, our BlastGard MTR blast mitigated trash receptacles have been sold to six government service advantage (“GSA”) clients located in the United States. In this respect, in February 2006, we received an order for 190 BlastGard® MTR blast mitigated trash receptacles from the National Railroad Passenger Corporation also known as Amtrak. The blast mitigated trash receptacles were installed at twelve different Amtrak stations throughout the United States. Amtrak took delivery and installation of the trash receptacles during 2006. We recognized approximately $828,000 in gross revenue from this initial order. In addition, we received other orders for MTRs from the U.S. Holocaust Memorial Museum, GSA for Federal Buildings and for BlastWrap® from the Naval Weapons Station Earle, Sandia National Labs, and several domestic and international entities. For the year ended December 31, 2006, we recognized sales of $925,880 and a gross profit of $234,415.

In 2005, we emerged from our development stage operations and had sales of $1,129,271 and gross profit of $297,929 from the sale of our BlastGard MTR blast mitigated trash receptacles to five government service advantage (“GSA”) clients located in the United States.

Operating expenses in 2006 were $2,196,040 or 237% of sales as compared to $1,756,994 or 156% of sales for 2005.  Operating expenses increased in 2006 over 2005 by $439,046 due to increases in stock based compensation of approximately $425,000 and increases in general and administrative expenses of approximately $125,000 partially offset by decreases in research and development expenses of $105,000.

Our net loss for 2006 was $2,451,476 as compared to a 2005 net loss of $1,771,306, an increase of $680,170. This increase in our 2006 net loss was primarily due to decreased gross profit of $63,514, increased operating expenses of $439,046 and increased interest expense of $444,059.

Nine Months Ended September 30, 2007 vs. 2006

Since emerging from our development stage operations in 2005, our BlastGard MTR blast mitigated trash receptacles have been sold to six government service advantage (“GSA”) clients located in the United States. We received orders for MTRs from the National Railroad Passenger Corporation also known as Amtrak., the U.S. Holocaust Memorial Museum, GSA for Federal Buildings, NYC Transit and for BlastWrap® from the Naval Weapons Station Earle, Sandia National Labs, and several domestic and international entities. For the three months ended September 30, 2007, we recognized sales of $258,264 and a gross profit of $36,165, as compared to sales of $4,406 and a negative gross profit of $(3,047) for the comparable period of the prior year. For the nine months ended September 30, 2007, we recognized sales of $375,700 and a gross profit of $53,982, as compared to sales and gross profit of $867,741 and $197,035 for the comparable period of the prior year.

For the quarter ended and nine months ended September 30, 2007, our overall operating and non operating expenses, including interest expense and gain on derivative liability, were relatively constant over the comparable period of the prior year. In October 2007, we took measures to reduce our monthly operating costs by approximately $30,000 from approximately $210,000 per month to an estimated $180,000 per month.

Our net loss for the quarter ended September 30, 2007 was $890,540 as compared to $708,747 for the comparable period of the prior year. Our net loss for the nine months ended September 30, 2007 was $2,860,548 as compared $1,603,149 for the comparable period of the prior year.

BlastGard’s products are currently being tested (or have recently been tested) and evaluated by many military and defense contractors and commercial companies in the United States and abroad as described under Business Prospects. As we experience anticipated growth and expansion of our operations, we will experience an increase in operating expenses and costs of doing business.

Markets Identified For BlastWrap®

We are currently manufacturing our core product, BlastWrap®, for sale in various forms to non-affiliated third-parties. The primary application for BlastWrap® is as an intermediate good for numerous civilian and military applications and uses.

Our technology is being customized for specific industries and applications. We have examined the various markets where explosions occur, selected targeted applications and focused on development of products for those businesses and agencies at risk. While designing finished products engineered with BlastWrap®, we have taken into account that some products must be portable, while others will remain at a fixed location. Some products have been designed to contain identified explosive agents, while others are designed to mitigate unidentified explosive threats.  With these standards in mind, we have developed or are developing the following product lines to address the needs of customers and targeted markets:

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Mitigated Bomb Receptacles

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Insensitive Munitions (IM) Weapons Container

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Blast and Thermal Suppression (“BATS”) system products for vehicle improvised explosive device (IED), land mine protection and over-head protection from mortar and rocket attack for temporary accommodation units and barriers

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Low-cost, high performance widely available basalt fiber-based armor

MBR 300

The BlastGard Mitigated-Bomb Receptacle (MBR 300) is intended to provide airport security personnel with an effective tool, if and when an explosive is discovered. The MBR 300 will dramatically contain and protect against all lethal threats posed by the detonation of an IED; namely, primary fragments, secondary fragments, mechanical effects (shock/blast pressure) and thermal effects (contact and radiation burn) from the fireball, after burn and resultant post-blast fires. If a suspect package or bomb is discovered, the airports will use the MBR 300 as a safe means of securing that package until the bomb squad arrives, or remove the suspicious device from the area, allowing airport operations to continue.

The United States Transportation Security Administration has worked hard to secure U.S. airports against a range of threats that includes attacks against both aircraft and ground facilities. The largest and most visible investment made by the agency has been in enhancing the passenger screener force and in massively expanding the number of explosive detection systems (EDS) required to examine checked luggage for bombs. Effective security, therefore, includes not only deterrent and preventive measures but also efforts to mitigate casualties, damage, and disruption. Since deterrence and prevention are sometimes difficult to achieve given the nature of terrorism and the inherent vulnerabilities of public transportation, great emphasis is also placed upon the mitigation of casualties through design of facilities and upon effective, rapid response that ensures safety while minimizing disruption. We believe that the MBR 300 is an ideal incident / security management technology for airports when dealing with bomb threats and suspicious objects or packages, especially in passenger carryon baggage.

Insensitive Munitions (IM) Weapons Containers

Weapons containers require specialty design. We have developed several of these containers for evaluation and testing by the United States, United Kingdom and other military clients. Although we do not have a development or supply contract with any military agencies at this time, we anticipate important prototype testing of these designs will ensue in the second half of 2007 with our strategic partner Lancer Systems and with the National Warheads and Energetics Consortium (NWEC) / Defense Ordnance Technology Consortium (DOTC). This product line will have numerous versions for military weapons including bombs, rockets, medium and large caliber ammunition and missiles.

Vehicle Improvised Explosive Devices and Mine Protection

Military vehicles (such as MRAPs, HMMWVs, HEMMT, M915 and FMTV) are or can be “up-armored” for improvised explosive devices and land mine protection. BlastGard® and Colt Rapid Mat LLC have developed and are now offering a new product called BATS. These specialty Colt Rapid Mat fiberglass-cased BlastWrap® products are easy to retro-fit to armored vehicles to provide protection for occupants from blast thermal output and head, neck and spine injuries from blast pressures.  Initial durability testing of BATS by the Nevada Automotive Test Center (NATC) for the Office of Naval Research has been concluded successfully.  Further testing awaits selection and funding by NATC/ONR for blast testing.   An important additional partner in these vehicle applications is Cellular Materials International, Inc. which has a periodic cellular material shown to be effective in managing the heavy G-loads typical of under-vehicle blast threats.

Rapid Deployment Fortification Wall (RDFW™), Bunker and Over-Head Protection from Mortars and Rockets for Temporary Accommodation Units

This product (Rapid Deployment Fortification Walls (“RDFW™”) uses BATS posts as a facing for fortification walls and revetments and top covering for the roof of bunkers and temporary accommodations/barracks.  Successful testing has been concluded for large, in-contact bare charge blasts on RDFW™ walls, and for 81mm mortar threats on bunkers.  Additional tests by the US Marine Corps on large vehicle borne IED (“VBIED”) threats against these three structures have just been concluded.  The classified results are being compiled and a full report prepared. In these applications, the RDFW™ / BATS system is designed to mitigate blast pressures, rapidly quench blast thermal output and stop all VBIED fragments.  Extensive marketing efforts are underway for application of these products in several international markets, and we believe that meaningful contracts may result.

In summary, we have developed either finished products or working prototypes of BlastWrap® products for each of the product lines described above. All of these products have been successfuly  tested and evaluated in-house, by third-parties and by interested clients and strategic partners. Prototypes may require further modifications based on the test results and client and partner feed-back. However, we have the following products that are completed and finished products, available for sale that we are currently manufacturing and marketing:

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The core product, BlastWrap®;

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BlastGard® MTR (mitigated trash receptacle);

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BlastGard MBR 300 (mitigated bomb receptacle);

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BMULD (Blast Mitigated Unit Load Device - LD3 Container);

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BATS wall posts for RDFW™ walls, bunkers, overhead protection from mortar and rocket attack for temporary accommodation units and other structure protection products.; and

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BATS modules / casings made by Colt Rapid Mat LLC for vehicle IED and land mine protection.

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IM Weapons Containers

Business Prospects/Recent Developments

Incorporated herein by reference in its entirety is the information contained in “Business Prospects/Recent Developments” under “Business.”

Liquidity and Capital Resources.

At September 30, 2007, we had cash of $1,721,353, working capital of $1,037,843, an accumulated deficit of $10,047,408 and shareholder equity of $1,088,149.

For the nine months ended September 30, 2007, net cash used in operating activities was $1,871,638 primarily due to our net loss of $2,860,548. During the nine months ended September 30, 2007, we used cash in investing activities to purchase property and equipment of $746 and for payment of deferred costs of $16,306. During the nine months ended September 30, 2007, net cash was provided by financing activities due to debt proceeds totaling $3,968,810, offset by debt issue costs of $491,648 and principal payments on convertible debt of $251,022. For the nine months ended September 30, 2006, net cash used in operating activities was $997,235 primarily due to our net loss of $1,603,149. During the nine months ended September 30, 2006, we used cash in investing activities to purchase property and equipment of $4,761 and for payment of deferred costs of $45,322.

At December 31, 2006, we had cash of $12,293, a retained deficit of $7,185,365 and a shareholder deficit $1,074,143.  During 2006, net cash was used in operating activities of $1,322,276. This resulted primarily from our net loss of $2,451,476, partially reduced by a stock based compensation non-cash charge of $673,159 and depreciation and amortization of $165,808.  During 2006, net cash was used in investing activities of $4,989, primarily to purchase property and equipment.

At December 31, 2005, we had cash of $361,225, a retained deficit of $4,733,889 and a shareholder deficit $407,120.  During 2005, net cash was used in operating activities of $1,397,591.  This resulted primarily from our net loss of $1,771,306, partially reduced by a stock based compensation non-cash charge of $253,750 and depreciation and amortization of $194,691.  During 2005, net cash was used in investing activities of $62,472, primarily to purchase property and equipment of $46,449.

We anticipate that our future liquidity requirements will arise from the need to finance our accounts receivable and inventories, and from the need to fund our growth from operations, current debt obligations and capital expenditures. The primary sources of funding for such requirements is expected to be cash generated from operations and raising additional capital from the sale of equity and/or debt securities. While we secured approximately $4,000,000 through an equity financing in April/May 2007, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. In this respect, see “Note 1 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

At September 30, 2007, we have cash of $1,721,353 and we owed $600,000 pursuant to our June 2006 Debt and approximately $1,000,000 pursuant to our December 2004 Debt. In October 2007, we reduced our monthly cash budget from an average of approximately $210,000 to an estimated $180,000. In the absence of significant revenues or debt conversions, the Company will not have sufficient cash to meet its obligations to pay the holders of the December 2004 Debt when it comes due on March 20, 2008 or the holders of the June 2006 Debt when it becomes due and payable in June 2008.  Robert F. Rose Investments and certain other non-affiliated parties (collective the “Purchasers”) entered into an agreement with the holders of the June 2006 Debt to purchase the remaining June 2006 Debt from the debt holders, which transaction is personally guaranteed by Mr. Rose.  Upon the completion of said transaction, the Purchasers had agreed to automatically convert their June 2006 Debt into shares of our Common Stock at $.30 per share.  To date, the Purchasers have closed on $795,000 of the $1,200,000 and the June 2006 Debt has been reduced in principal to $405,000. While it is outstanding,  we continue to make interest payments on the June 2006 Debt. We estimate that we will require at least an additional $2,400,000 in additional financing and cash flow from operations to support our operations and to meet our debt obligations as they become due and payable over the next 15 months of operations. We can provide no assurances that cash generated from operations will occur or additional financing will be obtained on terms satisfactory to us, if at all, or that additional debt conversions will occur.

The Company also entered into employment agreements with five corporate officers effective April 1, 2007.  These agreements commit the Company to combined salaries of $950,000 and granted 1,450,000 options as signing bonuses.  One officer also received a cash signing bonus in the amount of $160,000.  The employment agreements also contain provisions for the grant of options to purchase 15,900,000 shares as performance bonuses based on certain sales volumes. On November 9, 2007, our five executives agreed to amend their employment agreements to cancel 10,600,000 (equivalent to two-thirds) of the performance based option incentives to reduce the potential dilution to our shareholders.

Our monthly cash needs are budgeted to average approximately $180,000 per month, with the following approximate breakdown:

salaries and benefits:	$80,000
professional fees	13,000
office overhead	3,000
travel	9,000
research and development	5,000
debt repayment	65,000
miscellaneous	5,000
total	$180,000

To date, we have relied on management’s ability to raise capital through equity private placement financings to fund our operations. We anticipate that our future liquidity requirements will arise from the need to finance our accounts receivable and inventories, and from the need to fund our growth from operations, current debt obligations and capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional capital from the sale of equity and/or debt securities.

2007 Private Placement and Related Agreements

Between April 20, 2007 and May 4, 2007, the Company completed two concurrent Offerings and raised a total of $3,968,810 as described below.

The Company sold 11,529,368 units, each unit consisting of one share of its unregistered Common Stock at $.30 per share and one-half warrant, with a full warrant exercisable at $.45 per share in an offshore offering to non-US Persons through D &D Securities Company, its placement agent. The offering raised $3,458,810 in gross proceeds through the issuance of 11,529,368 shares and 5,764,684 warrants.  In addition, the Company issued broker warrants to purchase 1,322,937 units. Exemption from registration is claimed under Regulation S of the Securities Act of 1933, as amended.

The Company also sold 1,700,000 shares of its unregistered Common Stock at $.30 per share and issued 850,000 warrants exercisable at $.45 per share, pursuant to a Regulation D offering. The offering raised $510,000 in gross proceeds. Exemption from registration is claimed under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. All of the aforementioned securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The securities sold pursuant to its concurrent plans of financing contain certain registration rights and penalty warrants for failure to meet certain registration or trading conditions by October 15, 2007. Since the Company did not register these securities or have them listed on one of two Canadian Exchanges by October 15, 2007, the Company issued to each investor an additional 10% in shares of Common Stock and an additional 10% Warrants on what they purchased in the 2007 Private Placement.

In March 2007, we entered into a new Waiver and Modification Agreement with the holders of the December 2004 Debt. Pursuant to said agreement, they waived their right of first refusal to participate in our recently completed financing. Further, the holders of the December 2004 Debt agreed to extend the maturity date of their notes to March 20, 2008 and to refrain for a period of ten months from March 20, 2007 from taking any action to foreclose on its security interest unless the holders, in their sole discretion, determined that the securities are in danger of being compromised. The holders of the December 2004 Debt also agreed to reduce the exercise price and call price of their Class F Warrants to $.50 per share and $.73 per share, respectively, and to waive any increase in the number of warrant shares that would otherwise be called for pursuant to the Class F Warrants. In addition, such holders agreed with us to lower the exercise price of their Class A and Class B Warrants to $.45 per share (and the conversion price of their notes to $.30 per share). The new Waiver and Modification Agreement became effective on April 20, 2007.  Source Capital Group and its related persons, each of whom own Class C, Class D, Class E and Class F Warrants agreed to modify the exercise price of each series of Warrants to $.45 per share, the Class F Warrants to $.50 per share with a call price of $.73 per share and to waive any increase in the number of warrant shares that would otherwise be called for pursuant to each class of Warrants. Source Capital also waived its rights of first refusal in connection with our recently completed 2007 financing.

In April 2007, the holders of the June 2006 Debt agreed to waive their right of first refusal in connection with our recently completed offerings in exchange for 150,000 restricted shares of Common Stock with “piggyback” registration rights contemporaneously with their entering into the April 2007 Agreement.  As a result of the financing above, the conversion price of the June 2006 debt and the exercise price of C, D, E and F warrants held by the holders of the 2006 debt were adjusted to $0.30 per share and the number of warrants were adjusted from 1,200,000 for Class C & D, 600,000 for Class E and 1,066,666 for Class F to 4,000,000 for Class C & E, 6,000,000 for Class D and 2,666,667 for Class F.  The increase in the number of warrants was in an inverse relation to the decrease in the exercise price.  Pursuant to an agreement dated August 7, 2007, the holders of the June 2007 Debt agreed to retroactively cancel the increase in the number of warrant shares effective April 20, 2007 and to adjust the exercise prices of the Class C, Class D, Class E and Class F Warrants to $.45, $.45, $.45 and $.50 per share, respectively, and to adjust the call price of the Class F Warrants to $.73 per share.  Effective August 7, 2007, the holders of the June 2007 Debt also agreed to cancel all of their Class D and Class E Warrants, thereby reducing the number of Warrants held by them to 1,200,000 Class C Warrants and 1,066,666 Class F Warrants. On the same date, the holder of June 2006 Debt entered into agreements which had the following affect:

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to sell their Class C and Class F Warrants and June 2006 Debt to certain non-affiliated parties;

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to terminate Andrew McKinnon’s (currently BlastGard’s Chief Executive Officer) prior obligation to purchase the aforementioned securities; and

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to have a first closing occur on August 8, 2008 as to one-half  the securities and a second closing to occur no later than September 22, 2007. The purchasers of the June 2006 Debt agreed to convert their Debentures into shares of our Common Stock at $.30 per share effective at each closing. As of November 30, 2007, closings have occurred on two-thirds of the securities subject to contract, thereby reducing our outstanding June 2006 Debt to a principal amount of $405,000.

During the three months ended March 31, 2007, the Company borrowed $97,000 against its $100,000 credit line, which was secured by its Chief Financial Officer. In April 2007, the Company retired this short-term loan.

Other Recent Financings

December 2004 Debt Financing

In December 2004, we raised $1,420,000 from five investors in a convertible debt financing, and issued to the investor’s secured convertible notes due October 31, 2007 and common stock purchase warrants.  The notes each bear an interest rate of 8% per annum. Aggregate monthly payments of 1.2% of the principal amount were due commencing November 1, 2005 through April 30, 2006, then aggregate monthly payments of 3% of the principal amount were scheduled for payment commencing May 1, 2006 through October 31, 2006, and then aggregate monthly payments of 6% of the principal amount were scheduled for payment commencing November 1, 2006 through October 31, 2007. Payments are applied first to accrued interest and then to principal. The balance of the unpaid principal and any unpaid interest is due on October 31, 2007. In June 2006, the holders of the December 2004 debt agreed to modify their rights to receive interest only from June 1, 2006 through May 31, 2007 and thereafter to resume the original payment schedule from June 1, 2007 through the due date of their notes on October 31, 2007. The note holders have the right, at their option, to convert the principal amount of the note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in the note, into fully paid and non-assessable shares of our common stock at as adjusted conversion price of $.75 per share, subject to further adjustment in certain circumstances if the notes are then outstanding, such as a stock split, combination or dividend; or in the event we issue shares of common stock for consideration of less than the exercise price. On March 16, 2006, the exercise price of the notes was originally reduced from $1.50 per share to $1.00 per share as we failed to achieve gross revenues of at least $15 million or net profits of at least $1 million for the year ended December 31, 2005 and on June 22, 2006, the conversion price was reduced to $.75 per share. On April 20, 2007, the conversion price of the notes was reduced to $.30 per share.

We can require the holders of the December 2004 debt to convert their notes into shares of common stock if a registration statement for the resale of the underlying shares is effective and the common stock has traded above $2.50 per shares for ten consecutive days. The amount that the holders can be required to convert is limited to the aggregate dollar volume traded over the past seven trading days (pro-rated among all holders), but no holder is required to convert an amount that result in the holder becoming the beneficial owner of more than 4.99% of the outstanding common stock on the date of conversion. The notes are secured by all of the assets of BlastGard® International, Inc, and its wholly-owed subsidiary, BlastGard Technologies, Inc., until the notes have been fully paid or fully converted into common stock.

Also in connection with the December 2004 debt, we issued the note holders two types of warrants to acquire shares of our common stock. We issued to the investors “Class A” Common Stock Purchase Warrants which entitle the investors to acquire an aggregate of 473,336 shares of our common stock currently exercisable at a price of $.45 per share through December 2009 and contain a “cashless exercise” provision that applies only in the event that a registration statement for the resale of the shares is not effective.

We also issued to the investors “Class B” Common Stock Purchase Warrants entitling them to acquire an aggregate of 141,999 shares of our common stock currently exercisable at a price of $.45 per share through December 2007 and contain a “cashless exercise” provision that applies only in the event that a registration statement for the resale of the shares is not effective.

Andrew Garrett, Inc., acted as placement agent in this transaction. The placement agent was paid a cash fee of $99,400, which represented 7% of the gross proceeds. Andrew Garrett is also entitled to a 5% fee upon exercise of warrants by the investors, if any. We also issued the placement agent a warrant to acquire an aggregate of 82,834 shares of our common stock currently exercisable at a price of $.45 per share, and a warrant to acquire 4,970 shares of our common stock currently exercisable at a price of $.45 per share. The placement agent’s warrants are exercisable for a period of five years and contain a “cashless exercise” provision that applies only in the event that a registration statement for the resale of the shares is not effective.

In March 2007, we entered into a new Waiver and Modification Agreement with the holders of the December 2004 Debt. Pursuant to said agreement, they waived their right of first refusal to participate in our recently completed financing. Further, the holders of the December 2004 Debt agreed to extend the maturity date of their notes to March 20, 2008 and to refrain for a period of ten months from March 20, 2007 from taking any action to foreclose on its security interest unless the holders, in their sole discretion, determined that the securities are in danger of being compromised. The holders of the December 2004 Debt also agreed to reduce the exercise price and call price of their Class F Warrants to $.50 per share and $.73 per share, respectively, and to waive any increase in the number of warrant shares that would otherwise be called for pursuant to the Class F Warrants. In addition, such holders agreed with us to lower the exercise price of their Class A and Class B Warrants to $.45 per share (and the conversion price of their notes to $.30 per share). The new Waiver and Modification Agreement became effective on April 20, 2007.

June 2006 Debt Financing

On June 22, 2006, we entered into a series of simultaneous transactions with two investors, whereby we borrowed an aggregate principal amount of $1,200,000 due June 22, 2008 and issued to the investors subordinated convertible 8% notes (secured by the assets of our company and subsidiary) and we issued the following series of warrants:

(i)

Five-year Class C warrants purchasing an aggregate of 1,200,000 shares originally exercisable at $1.00 per share;

(ii)

Five-year Class D warrants purchasing an aggregate of 1,200,000 shares originally exercisable at $1.50 per share;

(iii)

Five-year Class E warrants to purchase an aggregate of 600,000 shares originally exercisable at $2.00 per share; and

 (iv)

Five-year Class F warrants purchasing an aggregate of 1,066,666 shares originally exercisable at $.75 per share. The Class F warrants were originally redeemable at a nominal price under certain circumstances if the volume weighted average price for our common stock is at least $1.10 for ten consecutive trading days. The Class C warrants, Class D warrants, Class E warrants and Class F warrants contain anti-dilution protection in the case of stock splits, dividends, combinations, reclassifications and the like and in the event that we sell common stock below the applicable exercise price. The warrants also contain immediate registration rights and cashless exercise provisions in the event that there is no current registration statement commencing one year after issuance. An additional 666,667 Class F warrants were issued in connection with this transaction to the holders of our December 2004 debt to consent to this financing transaction and to agree to modify certain of their existing rights.

The aforementioned notes and warrants are protected against dilution in the event of certain events including, without limitation, the sale of common stock below the applicable conversion or exercise price as the case may be.

In April 2007, the then holders of the June 2006 Debt agreed to waive their right of first refusal in connection with our recently completed offerings in exchange for 150,000 restricted shares of Common Stock with “piggyback” registration rights contemporaneously with their entering into the April 2007 Agreement.

Source Capital Group, Inc. acted as a finder in connection with the June 2006 transaction. Source Capital was paid 25,000 shares of restricted common stock, a cash fee of $72,000, which represents 6% of the gross proceeds and a 6% fee of each class of warrants issued in connection with the June 2006 debt financing, which warrants were issued by us and not deducted from those issued to any other party.   Each Class of their Warrants are presently exercisable at $.45 per share except for the Class F Warrants which are exercisable and callable at $.50 and $.73, respectively.

Registration Statements

Our recent debt and equity financings are described above. We have in the past and currently relied principally on external financing to maintain our company as a going concern. All of our assets have been used as collateral to secure our indebtedness. Among the many risks of our business and an investment in our company, is the possibility that we will not be able to meet our obligations as they come due and remain as a going concern. We have also agreed to file a registration statement to register for resale by the holders of the June 2006 debt, the number of shares of common stock issuable to them upon conversion of their notes and exercise of their warrants (the obligation to the holders of the June 2006 Debt are collectively referred to as the “Registrable Securities”), as well as to register for resale by Source Capital (and its transferees) and the holders of the December 2004 debt, the shares of common stock issuable upon exercise of their warrants.  In September 2006, we obtained an effective registration statement pertaining to (i) a portion of the Registrable Securities, including the (x) shares of common stock issuable upon conversion of the June 2006 Debt based upon a conversion price of $.75 per share and (y) warrant shares underlying the (x) Class C and Class F Warrants held by the holders of the June 2006 Debt and (ii) all shares of common stock issuable upon exercise of the warrants held by Source Capital (and its transferees).  In September 2006, an amended agreement was entered into by and among the Company and the holders of the June 2006 Debt. This amendment requires us to register with the SEC the resale of the shares of common stock issuable upon exercise of the Class D and Class E Warrants and an additional 30% of the original Registrable Securities (as defined) upon receipt, in writing, of a written demand from such persons holding at least 51% of the outstanding Registrable Securities. To date, no such written demand has been received by us. Our original Registration Rights Agreement with the holders of the 2006 Debt (except as otherwise amended) requires us to maintain an effective Registration Statement pertaining to all Registrable Securities until all Registrable Securities covered by such Registration Statement have been sold, or may be sold, without volume restriction pursuant to Rule 144(k) (the “Effectiveness Period”). If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 90% of the number of shares of Common Stock then registered in a Registration Statement, then we are required to file as soon as reasonably practicable, but in any case prior to the 30th day following the date on which we first know, or should reasonably have known, that such additional Registration Statement is required, an additional Registration Statement covering the resale by the holders of not less than 130% of the number of such Registrable Securities. The agreement further provides that we may require each selling holder of Registrable Securities to furnish us a certified statement as to the number of shares of common stock beneficially owned by each holder and that during any period that we are unable to meet our obligations under the Registration Statement for the registration of the Registrable Securities solely because any holder fails to furnish us information within three trading days of our request, any liquidated damages that are accruing at such time to such selling holder only shall be tolled and that any event that may otherwise occur solely because of such delay shall be suspended as to such holder only, until such information is delivered to us.

This Prospectus is part of a Registration Statement which acts as a post-effective amendment to our Registration Statement that became effective in May 2006 and relates to 556,170 shares to be continuously offered by Selling Security Holders plus the new registration of 21,978,462 outstanding common shares recently issued to the then holders of the June 2006 Debt in connection with its waiver of a right of first refusal as described herein.

Recently Issued Accounting Pronouncements

During the past two years, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, SFAS No. 156, SFAS No. 157 and SFAS No. 159 and FIN 48 which are described in Note 1, “Recent Accounting Pronouncements” of the Notes to Financial Statements contained in our latest annual report on Form 10-KSB filed with the Security and Exchange commission on April 17, 2007.. Reference is made to these recent accounting pronouncements as if they are set forth therein in their entirety.

DIRECTORS AND EXECUTIVE OFFICERS

The Company has a Board of Directors which is currently comprised of six members and one vacancy in our Board of Directors. Each director holds office until the next annual meeting of shareholders or until a successor is elected or appointed. Effective November 30, 2007, Arnold I. Burns resigned from the Board due to health issues. The members of our Board of Directors and our executive officers and their respective age and position are as follows:

Name	Age	Position with Registrant	Director of Registrant Since
James F. Gordon (1)	64	Chairman of the Board and Director of Blast Mitigating Receptacles	January 2004
John L. Waddell, Jr.	63	President and Director	January 2004
Andrew R. McKinnon	60	Chief Executive and Chief Operating Officer	October 2007
Kevin J. Sharpe	47	Engineering & Product Development	(2)
Michael J. Gordon (1)	49	CFO, VP – Corporate Administration and Director	January 2004
Joel L. Gold	65	Director	November 2005
L. Paul Bremmer, III	65	Director	November 2006

__________

(1)  James F. Gordon and Michael J. Gordon are brothers.

(2)  Not applicable.

Indemnification of Executive Officers

James F. Gordon is Director of Blast Mitigating Receptacles, John L. Waddell, Jr. is President, Andrew Mckinnon is Chief Executive and Chief Operating Officer, Kevin J. Sharpe is Vice President of Engineering and Product Development and Michael J. Gordon is Chief Financial Officer.

The biographies of our directors and executive officers are provided below.

James F. Gordon – Executive Officer and Board member since January 2004. As co-inventor of BlastWrap®, Mr. Gordon is responsible for the overall policies, management development and the Company’s future expansion and promotion of BlastWrap® products. Mr. Gordon has 25 years of sales and marketing experience as a licensed real estate broker and appraiser. He co-founded and was Vice President of Sea Gull Ltd. Builders, a successful land development and construction company. For sixteen years, Mr. Gordon designed and constructed executive single-family homes. He later focused on the design, construction and sale of Medical Condo office buildings, and is considered by the New Jersey Courts as an expert in zoning and land development issues. From December 2000 to January 2004, Mr. Gordon was CEO of BlastGard, Inc. (an entity not related to our company, that had a license to a different blast mitigation technology that was different that the technology owned by our company). From 1995 to 2003, he was the President of Purple’s Inc. an award winning, 275 seat 1920’s Art Deco restaurant that he and his wife Bonnie, designed and built in 1995. Mr. Gordon received his Bachelor of Science Degree from Monmouth University, West Long Branch, New Jersey. Mr. Gordon is also a U.S. Army veteran.

John L. Waddell, Jr. – Executive Officer and Board member since January 2004 and formerly Chief Operating Officer from January, 2004 through March, 2007. As co-inventor of BlastWrap®, Mr. Waddell has over 35 years experience as a corporate executive in various domestic and international management positions including two large multi-national corporations, United States Steel Corporation and Mannesmann AG of Germany. From March 2002 to January 2004, Mr. Waddell was President, COO and Board member of BlastGard, Inc. (an entity not related to our company, that had a license to a different blast mitigation technology that was different that the technology owned by our company). From December 2001 to March 2002, Mr. Waddell was Vice President – Operations of MegaWorld, Incorporated, a telecommunications service provider. From February 2000 to December 2001, Mr. Waddell was Vice President- Operations for JoyVer, Inc., based in Houston, TX, pursuing funding for development of blast effect mitigation business. From 1983 to 1998, as the President & CEO of Mannesmann Oilfield Tubulars Corporation and subsequently as one of the founders, President & CEO of Peregrine Energy, Inc., Mr. Waddell hired personnel, set policies and procedures, directed sales and orchestrated the design and installation of efficient data management systems. Mr. Waddell brings skills in manufacturing, planning and operational and executive management to BlastGard® International, Inc. Mr. Waddell has a Bachelor of Arts in Economics from Duke University, Durham, North Carolina.

Andrew R. McKinnon – Executive Officer since April 2007 and a Board member since October 2007.  Mr.McKinnon has been CEO of Phoenix Alliance Corp. and PAC Business Group since 2004. Mr. McKinnon is an internationally known public speaker and as a turn-a-round specialist for the past twenty years. Mr. McKinnon and his wife, own one of Canada’s Premier Thoroughbred Breeding operations. As a past member of The International Speakers Bureau, Mr. McKinnon has spoken on various topics in 14 countries and participated in the re-organization of companies varying in size from multi-national to small franchise operations. Mr. McKinnon founded Horsebrokers International in 1995 and was its Chief Executive Officer until 2000. In 1980 Mr. McKinnon founded what was to become one of Canada’s largest specialty furniture franchise companies and subsequently sold the company in 1986. In 1973 Mr. McKinnon co-founded a small Floor Coverings Company that by 1978 had become the largest volume retailer in Canada and subsequently sold the company in 1979. Mr. McKinnon has served as a sponsor and advisor to the fundraising committee of Olds College, Alberta Horse Industries Branch, the re-election campaign fund in Western Canada for the late Prime Minister Pierre Elliot Trudeau and as a Sponsor of The Calgary Stampede.

Kevin J. Sharpe -  Executive Officer since February 2004. Mr. Sharpe has over 20 years experience in explosive engineering, structural response to blast loading and ballistic impact, explosives and munitions design and ordnance disposal. From 1993 through January 2004, Mr. Sharpe was Technical Leader/Project Manager for Dstl/DERA (Defence Science and Technology Laboratory (an agency of the UK Ministry of Defence)/Defence Evaluation and Research Agency), where he conducted research into Special Projects. From 1981 through 1993, Mr. Sharpe was a research scientist at Atomic Weapons Establishment in Essex, England, conducting research into blast mitigation systems, training UK and US military in use and deployment of blast mitigation and particulate entrapment systems, designing and development of advanced explosive systems, planning and conducting military training courses and exercises, and conducting explosive trials and testing. With Security Clearance of Top Secret Strap 2 and Secret Atomic Principle, Mr. Sharpe developed special purpose tools and techniques to meet military user aspirations, such as training special forces troops; training explosive ordinance disposal and improvised explosive device defeat end users; developing protection systems for aircraft; conducting cockpit voice recorder research; support for US air accident investigations; membership of Emergency Response teams; developed explosive welding techniques for aircraft component fabrication; designed and developed novel explosive compositions for target specific applications; membership of the Institute of Explosive Engineers (IEE); membership of the Institute of Accident Investigators and Bomb Technicians; presentation on aircraft hardening to ISASI; presentation to ISASI on aircraft health monitoring and explosion location; annual presentations on blast mitigation and protection to the Group of Experts in Mitigation Systems (GEMS - a symposium set up to monitor advances in blast mitigation technology by the UK security services); and published numerous classified reports on Special Projects, Aircraft Hardening, EOD and IEDD. Born in London, England, Mr. Sharpe received his Higher National Certificate in Mechanical Engineering and Applied Physics from Anglia Higher Education College, Cambridge Explosive Engineering.

Michael J. Gordon –Executive Officer and Board member since January 2004. From January 2003 to January 2004, Mr. Gordon devoted a majority of his time in the development and marketing of BlastGard, Inc. (an entity not related to our company, that had a license to a different blast mitigation technology that was different that the technology owned by our company). From April 1998 through December 2002, Mr. Gordon was Vice President and a Board member of BBJ Environmental Solutions, which conducts research on the causes of, and develops solutions to, biologically related indoor air quality problems, including research in bio-defense and emerging infectious diseases, such as Anthrax. From August 1987 through December 1997, Mr. Gordon was employed by Phoenix Information Systems Corp., where he was responsible for overseeing administrative operations, the filing of all SEC reports and documents, company news releases and public relations. Before joining Phoenix, Mr. Gordon served as Director of Legacies and Planned Giving for the American Cancer Society. Mr. Gordon received his Bachelor of Science degree from the State University of New York in 1980.

Joel L. Gold – Board member since November 2005. Joel L. Gold is Director of Investment Banking of Andrew Garrett, Inc., an investment-banking firm located in New York City. From January 1999 until December 1999, he was an Executive Vice President of Solid Capital Markets, an investment-banking firm also located in New York City. From September 1997 to January 1999, he served as a Senior Managing Director of Interbank Capital Group, LLC, an investment banking firm also located in New York City. From April 1996 to September 1997, Mr. Gold was an Executive Vice President of LT Lawrence & Co., and from March 1995 to April 1996, a Managing Director of Fechtor Detwiler & Co., Inc. Mr. Gold was a Managing Director of Furman Selz Incorporated from January 1992 until March 1995. From April 1990 until January 1992, Mr. Gold was a Managing Director of Bear Stearns and Co., Inc. (“Bear Stearns”). For approximately 20 years before he became affiliated with Bear Stearns, he held various positions with Drexel Burnham Lambert, Inc. Joel has a B.S. in accounting from Brooklyn College, an M.B.A from Columbia Graduate School of Business, and a Juris Doctorate from NYU Law School. Joel is the President and Founder of Just One Life, a charitable organization that assists women with difficult childbirth conditions. Mr. Gold is currently a director of three other companies, serving on the Audit and Compensation Committees of Geneva Financial Corp., a specialty consumer finance company; Emerging Vision, a retail eye care company; and Food Innovations, a specialty food company.

L. Paul Bremer, III, former Presidential Envoy to Iraq / Administrator of the Coalition Provisional Authority, was appointed to our board of directors in November 2006.

Ambassador L. Paul Bremer, III served as Presidential Envoy to Iraq from May 2003 until June 2004.  Prior to his assignment to Iraq, Ambassador Bremer had been Chairman and Chief Executive Officer of Marsh Crisis Consulting Company and from 1989 to 2000, he was Managing Director of Kissinger Associates.  Ambassador Bremer was a director of Air Products and Chemicals, Inc., Akzo Nobel NV, Vivid Technologies, Conner Peripherals, the Harvard Business School Club of New York and The Netherland-America Foundation. He served as a Trustee of the Economic Club of New York and on the International Advisory Boards of two Japanese firms, Komatsu and Chugai Pharmaceuticals.

Ambassador Bremer’s 23-year career in the State Department included service at the Embassies in Afghanistan, Malawi and Norway. From 1983 to 1986 he served as American Ambassador to the Netherlands.  Ambassador Bremer was Ambassador at Large for Counter Terrorism until 1989.  In September 1999, the Speaker of the House of Representatives appointed him Chairman of the bipartisan National Commission on Terrorism. In June 2002, President Bush appointed Ambassador Bremer to the President’s Homeland Security Advisory Council. He has also served on the National Academy of Science Commission examining the role of science and technology in countering terrorism and chaired a Heritage Foundation study, “Defending the Homeland”.

Ambassador Bremer is the Founder and President of the Lincoln/Douglass Scholarship Foundation, a Washington-based non-profit organization that provides high school scholarships to inner city youths. Ambassador Bremer received his B.A. from Yale University, a CEP from the Institut D’Etudes Politiques of the University of Paris, and an MBA from Harvard Graduate School of Business Administration. He has an Honorary Doctor of Law degree from Ave Maria University. His languages are French, Dutch, and Norwegian.

Ambassador Bremer has received numerous awards for his public service. On December 14, 2004, President Bush awarded him the Presidential Medal of Freedom, the nation’s highest civilian award, for his service in Iraq. He was also presented with the Department of Defense award for Distinguished Public Service and the Nixon Library honored him with the "Victory of Freedom Award" for "demonstrating leadership and working towards peace and freedom." During his time in government, Ambassador Bremer received the State Department Superior Honor Award, two Presidential Meritorious Service Awards and the Distinguished Honor Award from the Secretary of State.

COMMITTEES

We have no standing or nominating committees of the Board of Directors or committees performing similar functions. In February 2006, we established a Compensation Committee and Audit Committee and in March 2007, we established a Management Committee.

Compensation Committee

Our Compensation Committee consists of its members, namely, James F. Gordon, Joel Gold and one vacancy due to the resignation of Arnold I. Burns. Our Compensation Committee has such powers and functions as may be assigned to it by the Board of Directors from time to time; however, such functions shall, at a minimum, include the following:

•

to review and approve corporate goals and objectives relevant to senior executive compensation, evaluate senior executive performance in light of those goals and objectives, and to set the senior executive compensation levels based on this evaluation;

•

to approve employment contracts of its officers and employees and consulting contracts of other persons;

•

to make recommendations to the Board with respect to incentive compensation plans and equity-based plans, including, without limitation, the Company’s stock options plans; and

•

to administer the Company’s stock option plans and grant stock options or other awards pursuant to such plans.

Audit Committee

The members of our audit committee consist of Joel Gold. Management believes that Mr. Gold is an independent director and that Mr. Gold may be deemed to be a “Financial Expert” within the meaning of Sarbanes Oxley Act of 2002, as amended. The definition of “independent director” is defined in Rule 4200(a)(14) of the NASD’s Listing Standards. The NASD’s listing standards define an “independent director” generally as a person, other than an officer of the Company, who does not have a relationship with the Company that would interfere with the director’s exercise of independent judgment. The term “Financial Expert” is defined as a person who has the following attributes: an understanding of generally accepted accounting principals and financial statements; has the ability to assess the general application of such principals in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

Effective February 16, 2006, the Board adopted a written charter for its Audit Committee. The charter includes, among other things:

•

annually reviewing and reassessing the adequacy of the committee’s formal charter;

•

reviewing the annual audited financial statements with the Company’s management and its independent auditors and the adequacy of its internal accounting controls;

•

reviewing analyses prepared by the Company’s management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of its financial statements;

•

being directly responsible for the appointment, compensation and oversight of the independent auditor, which shall report directly to the Audit Committee, including resolution of disagreements between management and the auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work;

•

reviewing the independence of the independent auditors;

•

reviewing the Company’s auditing and accounting principles and practices with the independent auditors and reviewing major changes to its auditing and accounting principles and practices as suggested by the independent auditor or its management;

•

reviewing all related party transactions on an ongoing basis for potential conflict of interest situations; and

•

all responsibilities given to the Audit Committee by virtue of the Sarbanes-Oxley Act of 2002 (which was signed into law by President George W. Bush on July 30, 2002) and all amendments thereto.

Management Committee

In March 2007, our Board of Directors established a Management Committee and adopted a written charter. The members of our Management Committee consist of James F. Gordon, John L. Waddell, Jr. and Andrew R. McKinnon. The charter includes, among other things, the following responsibilities of the Management Committee:

•

Administer the business of the Corporation and generally supervise its day-to-day activities.

•

Control and manage the funds and other property of the Corporation and have general oversight of business matters affecting the Corporation, consistent with the strategic directions established by the Board of Directors.

•

Designate banks to be used as depositories of Corporation funds, upon the recommendation of the auditors and approval by the Board.

•

Review the budget as submitted by the CFO and submit its recommendations to the Board for approval.

•

Make recommendations concerning the Corporation’s fiscal structure, resource allocations and other financial matters to the Board.

•

Make recommendations to the Board on the appointment of Corporate Executives.

•

Undertake any other duties as may be assigned from time to time by the Board.

OWNERSHIP OF SECURITIES BY BENEFICIAL OWNER AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 30, 2007 by all of our officers and directors, both individually and as a group. Unless otherwise indicated, all shares are directly beneficially owned and investing power is held by the persons named. Reference is made to “Selling Security Holders” for information on beneficial holders of more than 5% of our common stock.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)	Percentage Outstanding (2)
James F. Gordon (3)	4,944,400	12.4
John L. Waddell, Jr. (4)	5,275,400	13.3
Michael J. Gordon (5)	2,311,700	5.9
Kevin J. Sharpe (6)	400,000	1.0
Joel Gold (7)	547,061	1.4
L. Paul Bremer, III (8)	692,500	1.8
Andrew R. McKinnon (9)	375,000	0.9
Includes all of our officers and directors as a group (7 persons) (10)	14,546,061	34.4

_____________

(1)

Unless otherwise indicated, all shares are directly beneficially owned and investing power is held by the persons named. The address of each person is c/o BlastGard® International, Inc. at 2451 McMullen Booth Road, Ste., 207, Clearwater, FL 33759.

   (2)

Based upon 39,136,553 shares of Common Stock outstanding as of November 30, 2007, plus the amount of shares each person or group has the right to acquire under options, warrants, rights, conversion privileges, or similar obligations.

(3)

Includes options to purchase 575,000 shares of our common stock.

(4)

Includes options to purchase 500,000 shares of our common stock.

(5)

Includes options to purchase 400,000 shares of our common and 306,000 shares beneficially owned by his children.

(6)

Includes options to purchase 400,000 shares of our common.

(7)

Joel Gold is a director of our Company and he has a dependent son Stephen Gold, who invested $100,000 in our Company in December 2004. Joel Gold’s 547,061 shares include 30,000 shares, his options to purchase 200,000 shares and his warrants to purchase 24,850 shares. It also includes warrants to purchase 80,951 shares and approximately 211,260 shares issuable upon conversion of Notes, which securities are owned by his son.

(8)

Includes options to purchase 350,000 shares.

(9)

Includes options to purchase 375,000 shares.

(10)

See notes (3) through (10) below.

The foregoing table does not include expiring out-of-the-money options to purchase an aggregate of 1,985,000 shares, which options are exercisable at $2.00 per share through December 31, 2007 (the “Expiration Date”) and are not expected to be exercised before the Expiration Date.

We do not know of any arrangement or pledge of its securities by persons now considered in control of us that might result in a change of control of us.

Equity Compensation Plan Information

Prior to November 30, 2005, we did not have a formal Employee Benefit and Consulting Services Compensation Plan in effect. During the fiscal year ended December 31, 2004 and the period January 1, 2005 through November 29, 2005, we granted options to acquire shares of restricted common stock that were not pursuant to a formal equity compensation plan (and not approved by shareholders): we granted an aggregate of 1,985,000 options to four officers and an aggregate of 280,750 options to 13 consultants and/or employees; the exercise price of all options granted was $2.00 per share.

Securities Authorized for Issuance under Equity Compensation Plans.

The following summary information is as of November 30, 2007 and relates to our 2005 Stock Option Plan pursuant to which we have granted options to purchase our common stock:

Plan category	(a) Number of shares of common stock to be issued upon exercise of outstanding options	(b) Weighted average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)
Equity compensation Plans	3,420,000	$.84	1,580,000

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the overall compensation earned over the fiscal year ended December 31, 2006 by (1) each person who served as the principal executive officer of the Company during fiscal year 2006; (2) the Company’s most highly compensated (up to a maximum of two) executive officers as of December 31, 2006 with compensation during fiscal year 2006 of $100,000 or more; and (3) those two individuals, if any, who would have otherwise been in included in section (2) above but for the fact that they were not serving as an executive of the Company as of December 31, 2006.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards	Options Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2) (3)	Total ($)
James F. Gordon formerly Chief Executive Officer	2006	$175,000	-0-	-0-	$57,763	-0-	-0-	-0-	$232,763
John L. Waddell, Jr. President and Chief Operating Officer	2006	$150,000	-0-	-0-	$57,763	-0-	-0-	-0-	$207,763
Kevin J. Sharpe Vice President	2006	$136,800	-0-	-0-	$57,763	-0-	-0-	-0-	$194,563

___________

(1)

Reflects dollar amount expensed by the company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R.  FAS 123R requires the company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest).  As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.  For a description FAS 123 R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the consolidated financial statements included with this Prospectus.

 (2)       Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3)        Includes compensation for service as a director described under Director Compensation, below.

For a description of the material terms of each named executive officers’ employment agreement, including, without limitation, the terms of any common share purchase option grants, any agreement, plan or other arrangement that provides for any payment to a named executive officer in connection with his or her resignation, retirement or other termination, or a change in control of the company see “Employment Agreements”.

No outstanding common share purchase option or other equity-based award granted to or held by any named executive officer in 2006 were repriced or otherwise materially modified, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout.

Executive Officer Outstanding Equity Awards At Fiscal Year-End

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2006.

Option Awards						Stock Awards
			Equity Incentive Plan Awards:					Equity Incentive Plan Awards:	Equity Incentive Plan Awards:
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
James F. Gordon (1)	580,000 (2)	0	0	$2.00	12/31/2007	0	0	0	0
	100,000 (5)	0	0	$0.98	11/29/2010	0	0	0	0
	50,000 (6)	50,000	0	$1.00	11/29/2011	0	0	0	0
John L. Waddell, Jr. (1)	580,000 (2)	0	0	$2.00	12/31/2007	0	0	0	0
	100,000 (5)	0	0	$0.98	11/29/2010	0	0	0	0
	50,000 (6)	50,000	0	$1.00	11/29/2011	0	0	0	0
Kevin J. Sharpe (1)	525,000 (3)	0	0	$2.00	12/31/2007	0	0	0	0
	100,000 (5)	0	0	$0.98	11/29/2010	0	0	0	0
	50,000 (6)	50,000	0	$1.00	11/29/2011	0	0	0	0

(1)

All options granted pursuant to our 2007 Stock Option Plan, except that all options expiring on December 31, 2007 were granted outside our 2005 Stock Option Plan.

(2)

Options vested 200,000 on June 30, 2004, 200,000 on January 1, 2005 and 180,000 on January 1, 2006.

(3)

Options vested 200,000 on June 30, 2004, 200,000 on January 1, 2005 and 125,000 on January 1, 2006.

(4)

Options vested 100,000 on June 30, 2004, 100,000 on January 1, 2005 and 100,000 on January 1, 2006.

(5)

Options vested 50,000 on November 30, 2005 and 50,000 on November 30, 2006.

(6)

Options vested 50,000 on November 8, 2006 and 50,000 will vest on November 8, 2007.

Employment Agreements

Effective April 1, 2007, we entered into new employment agreements with each of our executive officers, namely, Andrew McKinnon, James Gordon, John Waddell, Jr., Michael Gordon and Kevin Sharpe. Each agreement is identical to the other, except in terms of compensation. The following summarizes their employment agreements.  For purposes of the employment agreement, all references to “cause,” “change in control”, “employment period”, “good reason” and “notice of termination” are as defined in the employment agreements.

•

Term-Each agreement is for a term of three years, expiring March 31, 2010 (except Andrew Mckinnon’s which is a term of two years expiring March 31, 2009) and is automatically be renewed each first day of April for successive one-year terms unless the Company or Executive delivers written notice to the other party at least sixty (60) days preceding the expiration of the initial term or any one-year extension date of the intention not to extend the term of this Agreement.

•

Position-James F. Gordon is currently hired as Director of Blast Mitigation Receptacles, Andrew McKinnon as Chief Executive and Chief Operating Officer, John Waddell, Jr. as President, Michael Gordon as Chief Financial Officer and Kevin Sharpe as Vice President.

•

Compensation-For services rendered by Executive, and upon the condition that Executive fully and faithfully perform all of his duties and obligations set forth herein, Executive shall be compensated for his services as follows:

(i)

Executive shall receive his annual Base Salary.  Base Salary” means:  $225,000 for each of Andrew McKinnon and James Gordon, $200,000 for John Waddell, Jr. and $150,000 for each of Michael Gordon and Kevin Sharpe.

(ii)

Each Executive received a signing bonus of stock options granted on April 1, 2007 at $.45 per share. James Gordon and Andrew McKinnon each received 375,000 options, Jack Waddell received 300,000 options and Michael Gordon and Kevin Sharpe each received 200,000 options. All options will be fully vested on July 31, 2007. Mr. McKinnon also received a cash signing bonus of $160,000.

(iii)

Each Executive is eligible to receive performance bonuses payable in cash and options at $.45 per share based upon hitting sales targets in the first, second and third (except Andrew Mckinnon who is eligible for bonuses in each year of his two year contract)12-month periods of the agreement. In the event we achieve $5,000,000 in sales, Andrew McKinnon and James Gordon will each receive $50,000 in cash and 375,000 options, increasing to $150,000 in cash and 750,000 options in the event we achieve $10,000,000 in sales, and increasing to $300,000 in cash and 1,500,000 options in the event we achieve $20,000,000 in sale; in the event we achieve $5,000,000 in sales, John H. Waddell, Jr. will receive $50,000 in cash and 300,000 options, increasing to $125,000 in cash and 600,000 options in the event that we achieve $10,000,000 in sales, and increasing to $250,000 in cash and 1,200,000 options in the event we achieve $20,000,000 in sales; in the event we achieve $5,000,000 in sales, Michael Gordon and Kevin Sharpe will each receive $37,500 in cash and 200,000 options, increasing to $75,000 in cash and 400,000 options in the event we achieve $10,000,000 in sales and increasing to $125,000 in cash and 800,000 options in the event we achieve $20,000,000 in sales. All bonuses shall be paid within 90 days of any sales target being achieved. Effective November 2007, each executive voluntarily agreed to forfeit two-thirds of all performance based options described above that may be earned by each respective executive officer in the future.

(iv)

In the event of termination without cause, James Gordon, Andrew McKinnon, Jack Waddell, Jr., Michael Gordon and Kevin Sharpe would receive a lump sum termination payment of $450,000, $450,000, $400,000, $300,000 and $300,000, respectively.

(v)

Each Executive shall be entitled to indemnification with respect to matters relating to Executive’s services as an officer and/or director of the Company.

•

Separation Benefits upon Termination. Executive shall be entitled to receive separation benefits upon such events and in such amounts as are set forth herein.

a.

Termination upon Death. If the Employment Period is terminated by Executive's death, the Company shall pay Executive's surviving spouse, or if he leaves no spouse, his personal representative, as successor in interest, (i) an amount equal to the then current Base Salary (paid in one lump sum payment on or before the fifteenth day following the date of Executive's death), and (ii) any death benefit payable under any employee benefit plans, programs and arrangements of the Company in which Executive is a participant on the date of his death.

b.

Termination upon Disability. If the Employment Period is terminated because of Executive's Disability (as defined in the employment agreement), the Company shall pay to Executive (or in the event of Executive's death after finding of Disability, his surviving spouse, or if he leaves no spouse, his personal representative, as successor in interest) all compensation and benefits specified for a period of one year from the Date of Termination, payable in the same manner as if the Employment Period had not been terminated.

c.

Additional Separation Benefit. For a period of Six (6) months following (i) the full completion of the Employment Period or (ii) following the Date of Termination of the Employment Period for any reason other than termination by the Company for Cause or termination by Executive for other than Good Reason, the Company shall permit, at the Company's expense, Executive, his spouse and dependents, as applicable (the "Benefit Participants"), to participate in all group medical health insurance plans and employee benefit plans, programs and arrangements now or hereafter made available to the senior executive employees of the Company (the "Plans") (including but not limited to such Plans in which Executive was entitled to participate immediately prior to the Date of Termination), in the same manner provided to its other senior executive employees; provided, however, that this paragraph shall not apply in the event that (i) the Company shall hereafter terminate the applicable Plan, or (ii) the participation of the Benefit Participants in such Plan is prohibited by law or, if applicable, would disqualify such Plan as a tax qualified plan pursuant to the Code, or (iii) the participation of the Benefit Participants violates the general terms and provisions of such applicable Plan.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Board Members Who Are Deemed Independent

Our board of directors has determined that Joel Gold is an “independent director” as that term is defined by the National Association of Securities Dealers Automated Quotations (“NASDAQ”).  See “Audit Committee” regarding the definition of an “independent director.”

DIRECTOR COMPENSATION

Compensation

Prior to May 2007, no cash compensation has been paid to our Directors for any service provided as a Director. Directors may be reimbursed for all reasonable expenses incurred by them in conducting our business. These expenses would include out-of-pocket expenses for such items as travel, telephone, and postage.  On May 11, 2007, the non-employee directors were authorized by the Board to receive an annual cash fee of $11,000 and quarterly fees of $1,000. See “Restricted Stock” below.

Stock Options

Stock options and equity compensation awards to our non-employee / non-executive directors are at the discretion of our Board.

Since November 2005, upon initial appointment to the board and annually thereafter, each non-employee/non-executive director is entitled to receive an option grant to purchase shares of our common stock at an exercise price equal to no less than the fair market value of the common stock on the date of grant, such options to vest in accordance with their terms established on the date of grant.

Pursuant to our director’s compensation program, on November 30, 2005, we granted five-year Non-Statutory Stock Options to purchase 100,000 shares of our common stock at an exercise price of $.98 per share to Joel Gold and our former director, Howard Safir. Each of the options granted to our directors contain cashless exercise provisions and shall vest 50% on the date of grant and the remaining 50% shall vest on November 30, 2006, it being understood that the options that vested or would have vested on November 30, 2006 terminated in the event that the holder is no longer serving as a director of our company at anytime between the date of grant and November 30, 2006, subject to our Board’s right to accelerate the vesting date of the option.  On July 1, 2006, Howard Safir resigned from the Board terminating his unvested options.

On August 3, 2006, Mr. Burns was granted a five-year Non-Statutory Stock Option to purchase 100,000 shares of the Corporation’s Common Stock at an exercise price of $1.00 per share. The Option granted contains cashless exercise provisions and shall vest 50% on the date of grant and the remaining 50% shall vest on August 3, 2007, it being understood that the Options that shall vest on August 3, 2007 shall terminate in the event that the holder is no longer serving as a director of our Company at anytime between the date of grant and August 3, 2007, subject to our Board’s right to accelerate the vesting date of the Option.

On November 6, 2006, Ambassador L. Paul Bremer, III, Arnold I. Burns and Joel Gold were granted effective November 8, 2006, a five-year Non-Statutory Stock Option to purchase 100,000 shares of our Common Stock at an exercise price of $1.00 per share. The Option granted contains cashless exercise provisions and vested 50% on November 8, 2006 and the remaining 50% shall vest on November 8, 2007, it being understood that the Options that shall vest on November 8, 2007 shall terminate in the event that the holder is no longer serving as a director of our company at anytime between the date of grant and November 8, 2007, subject to our Board’s right to accelerate the vesting date of the Option.

On November 6, 2006, Board members Arnold I. Burns and Ambassador L. Paul Bremer, III were each granted, effective November 8, 2006, a seven-year Non-Statutory Stock Option to purchase 250,000 shares of our Common Stock at an exercise price of $1.50 per share. The Options granted contain cashless exercise provisions and are fully vested.

Restricted Stock

On May 11, 2007, the Board authorized the issuance and sale of 30,000 shares of our Common Stock to each non-employee/non executive in lieu of cash fees totaling $15,000 for 2007.

Agreement with Quanstar Group

On October 3, 2006, we entered into an agreement with QuanStar Group, LLC, (“Quanstar”) headquartered in New York, NY, and L. Paul Bremer, III an individual, (“Quanstar-Bremer”) engaging them to serve as an advisor to render strategic and consulting services to us, primarily in connection with the commercialization of our proprietary BlastGard technology. Arnold Burns, a director of the Company, is part owner of QuanStar Group, LLC.

As outlined in the agreement, the services to be provided to us by QuanStar-Bremer are as follows:

▪

Provide to the Company’s senior management advice and counsel on strategic business issues;

▪

Assist in recruiting and hiring people for senior executive positions;

▪

Participate in business reviews and assist in formulating long-range business development plans;

▪

Assist the Company in marketing and selling BlastGard products;

▪

Help the Company in recruiting Board members of stature;

The term of the agreement is 12 months and automatically renewed for successive one-year terms beginning on October 3, 2007. The agreement may be terminated by either party at any time, with or without cause, by delivery of written notice of termination by the terminating party to the non-terminating party. The termination date shall be effective 150 days after receipt of said written notice of termination. QuanStar-Bremer shall have the right to be compensated for any transaction initiated by it and consummated within 18 months from the date of termination.

The founders of the Company, namely, James F. Gordon, John L. Waddell, Jr., and Michael J. Gordon have agreed to compensate QuanStar-Bremer by transferring without cost from their own stock holdings a total of 625,000 shares of the Company’s common stock. We agreed to pay to QuanStar-Bremer a commission fee of 20% of Net Sales for the first $2,000,000 in Net Sales; 15% for the next $2,000,000 in sales and 10% on all additional Net Sales, except for sales of the Company’s MTR and MBR product line which shall be limited to 9% of Net sales on new orders and 4.5% of Net Sales on recurring orders. The term “Net Sales” is defined as gross sales minus customer returns and excludes taxes and shipping.

The following table shows the overall compensation earned for the 2006 fiscal year with respect to each non-employee and non-executive director as of December 31, 2006.

Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Joel Gold Director	$0	0	57,763	0	0	-0-	$57,763
Arnold I. Burns (5) Former Director	$0	134,375	142,070	0	0	-0-	$276,445
L. Paul Bremer, III (5) Director	$0	134,375	115,102	0	0	-0-	$249,477
Howard Safir (6) Director	$0	0	18,323	0	0	-0-	$18,323

(1)

Reflects the dollar amount expensed by the Company during 2006 for financial statement reporting purposes. Stock award expense recognized during the period is based on the value of share-based awards that are expected to vest during the period. Stock award expense in 2006 includes compensation expense for the share-based awards granted subsequent to January 1, 2006 based on the grant date fair value estimated in accordance with the provisions of FAS 123R.  2006 stock award also includes expense for the share-based awards granted prior to January 1, 2006, but vested subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of FAS 123R.

The Company utilizes the Black-Scholes option-pricing model in determining the estimated fair value of share-based awards. The Black-Scholes model is affected by the Company’s stock price as well as assumptions regarding certain highly complex and subjective variables. These variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards and actual and projected employee stock option exercise behaviors.

Prior to the adoption of FAS 123R, the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25. Under the intrinsic value method that was used to account for stock-based awards prior to January 1, 2006, which had been allowed under the original provisions of SFAS 123, compensation expense is recorded on the date of grant if the current market price of the underlying stock exceeded the option’s exercise price.

(2)    Reflects dollar amount expensed by the company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R.  FAS 123R requires the company to record its options at fair market value as of the date of grant and doing so, we utilize the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest).  As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.  For a description FAS 123 R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this Prospectus.

(3)    Excludes awards or earnings reported in preceding columns.

(4)

Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the director; (vii) any consulting fees earned, or paid or payable; (viii) any annual costs of payments and promises of payments pursuant to a director legacy program and similar charitable awards program; and (ix) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(5)

See “Restricted Stock” and “Certain Relations and Related Transactions” for a description of an agreement we have with L. Paul Bremer, III and Quanstar Group, LLC, a company in which Arnold I. Burns is part owner.

(6)

See “Restricted Stock” and “Certain Relations and Related Transactions” for a description of an agreement we have with The November Group, an entity controlled by Mr. Safir, a former director of our company.  Mr. Safir resigned from the Board on July 1, 2006.

2005 Employee and Consulting Compensation Plan

On November 30, 2005, we established an Employee Benefit and Consulting Compensation Plan (the “2005 Plan”) covering 5,000,000 shares.  Since stockholder approval of the 2005 Plan will not be obtained by November 30, 2006, then no Incentive Stock Options may be granted after that date under the 2005 Plan. As of November 30, 2007, there were non-statutory stock options to purchase 3,420,000 shares outstanding under the 2005 Plan, excluding cancelled options at an average exercise price of $.84 per share.

Administration

Our Board of Directors, Compensation Committee or both, in the sole discretion of our Board, administer the 2005 Plan. The Board, subject to the provisions of the 2005 Plan, has the authority to determine and designate officers, employees, directors and consultants to whom awards shall be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof, and any forfeiture restrictions). The Board may, in its sole discretion, accelerate the vesting of awards. The Board of Directors must approve all grants of Options and Stock Awards issued to our officers or directors.

Types of Awards

The 2005 Plan is designed to enable us to offer certain officers, employees, directors and consultants of us and our subsidiaries equity interests in us and other incentive awards in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and our stockholders. In furtherance of this purpose, the 2005 Plan contains provisions for granting non-statutory stock options (and originally incentive stock options which have now become non-statutory stock options) and Common Stock Awards.

Stock Options

 A “stock option” is a contractual right to purchase a number of shares of Common Stock at a price determined on the date the option is granted.  The option price per share of Common Stock purchasable upon exercise of a stock option and the time or times at which such options shall be exercisable shall be determined by the Board at the time of grant. Such option price shall not be less than 100% of the fair market value of the Common Stock on the date of grant. The option price must be paid in cash, money order, check or Common Stock of the Company. The Options may also contain at the time of grant, at the discretion of the Board, certain other cashless exercise provisions.

Options shall be exercisable at the times and subject to the conditions determined by the Board at the date of grant, but no option may be exercisable more than ten years after the date it is granted. If the Optionee ceases to be an employee of our company for any reason other than death, any option granted as an incentive stock option exercisable on the date of the termination of employment may be exercised for a period of thirty days or until the expiration of the stated term of the option, whichever period is shorter. In the event of the Optionee’s death, any option originally granted as an incentive stock option exercisable at the date of death may be exercised by the legal heirs of the Optionee from the date of death until the expiration of the stated term of the option or six months from the date of death, whichever event first occurs.  In the event of disability of the Optionee, any Options granted as an incentive stock option shall expire on the stated date that the Option would otherwise have expired or 12 months from the date of disability, whichever event first occurs.  The termination and other provisions of a non-statutory stock option shall be fixed by the Board of Directors at the date of grant of each respective option.

Common Stock Award

“Common Stock Award” are shares of Common Stock that will be issued to a recipient at the end of a restriction period, if any, specified by the Board if he or she continues to be an employee, director or consultant of us. If the recipient remains an employee, director or consultant at the end of the restriction period, the applicable restrictions will lapse and we will issue a stock certificate representing such shares of Common Stock to the participant. If the recipient ceases to be an employee, director or consultant of us for any reason (including death, disability or retirement) before the end of the restriction period unless otherwise determined by the Board, the restricted stock award will be terminated.

Eligibility

Our officers, employees, directors and consultants of BlastGard® International and our subsidiaries are eligible to be granted stock options, and Common Stock Awards. Eligibility shall be determined by the Board; however, all Options and Stock Awards granted to officers and directors must be approved by the Board.

Termination or Amendment of the 2005 Plan

The Board may at any time amend, discontinue, or terminate all or any part of the 2005 Plan, provided, however, that unless otherwise required by law, the rights of a participant may not be impaired without his or her consent, and provided that we will seek the approval of our stockholders for any amendment if such approval is necessary to comply with any applicable federal or state securities laws or rules or regulations.

Awards

To date, no options to purchase common shares have been exercised under the 2005 Plan. Unless sooner terminated, the 2005 Plan will expire on November 30, 2015 and no awards may be granted after that date. It is not possible to predict the individuals who will receive future awards under the 2005 Plan or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Board. The table below contains information as of August 30, 2007 on the known benefits provided to certain persons and group of persons under the 2005 Plan.

	Number of Shares subject to Options	Average exercise price ($) per Share	Value of unexercised options at November 30, 2007 (1)
Andrew R. McKinnon, Chief Operating Officer	375,000	0.45	-0-
James F. Gordon, Chief Executive Officer	575,000	0.64	-0-
John L. Waddell, Jr., President	500,000	0.67	-0-
Kevin J. Sharpe, Vice President	400,000	0.72	-0-
Michael J. Gordon, Chief Financial Officer, Vice President	400,000	0.72	-0-
Five Executive Officers as a group	2,250,000	0.64	-0-
Non-employee Directors	1,050,000	1.24	-0-
Non-Executive Officer Employees and Consultants	120,000	0.99	-0-

 (1)

Value is calculated by multiplying (a) the difference between the market value per share at November 30, 2007 (based upon a last sales price of $.1725 per share) and the option exercise price by (b) the number of shares of Common Stock underlying the option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of the paragraphs to follow describe transactions between BlastGard® International, Inc. and its officers, directors and affiliated persons. Those transactions that occurred prior to January 31, 2004, which resulted in the issuance of shares in BlastGard Technologies, Inc.’s common stock, were later exchanged into shares of BlastGard® International, Inc.’s common stock. The numbers of shares and the prices per share listed for the transactions described below have been adjusted to reflect a 1:5 reverse split of the outstanding common stock that occurred on March 31, 2004 and a 1:15 reverse split of the outstanding common stock that occurred on September 29, 2003.

Related Party Transactions

During the last three fiscal years ended December 31, 2006, we entered into the following transactions in which our current or former officers and directors had a material interest:

 (i)

On January 9, 2004, we issued an aggregate of 40,400 shares to Robert P. Gordon, an officer and director of our company at that time, as follows: 26,000 shares were issued in settlement of $13,000 in accrued salary and 14,400 shares were issued in settlement of $7,200 in accrued rent expense.

(ii)

On January 9, 2004, we issued an aggregate of 66,000 shares to Paul W. Henry, a director of our company at that time, in settlement of $33,000 in accrued consulting fees.

(iii)

On January 31, 2004, we acquired 100% of the issued and outstanding common stock of BlastGard Technologies, Inc., a Florida corporation, from the nine shareholders of BlastGard Technologies in exchange for an aggregate of 18,200,000 shares of our company’s common stock pursuant to an Agreement and Plan of Reorganization. This transaction was a recapitalization that was accounted for as the sale of the shares of BlastGard Technologies for the net liabilities of the public company of $606,412. The following persons, all of whom were BlastGard Technologies shareholders prior to the reorganization, acquired an interest in our company:

•

James F. Gordon acquired 4,950,400 shares of common stock of our company and became an officer and director of our company.

•

Michael J. Gordon acquired 2,475,200 shares of common stock of our company and became an officer and director of our company.

•

John Waddell, Jr. acquired 4,950,400 shares of common stock of our company and became an officer and director of our company

•

Robert P. Gordon acquired 1,037,400 shares of common stock of our company and resigned as an officer and director of our company.

•

Paul W. Henry acquired 127,400 shares of common stock of our company and resigned as a director of our company.

(iv)  On June 29, 2005, Howard Safir was appointed to fill a vacancy on the board of directors. Contemporaneously with the appointment of Mr. Safir, we entered into an agreement with The November Group, Ltd., an entity controlled by Mr. Safir, to serve as an advisor to render strategic and consulting services to us, primarily in connection with the commercialization of our proprietary BlastGard® technology. We agreed to compensate The November Group by issuing to it the following:

•

100,000 shares of restricted common stock;

•

a fee equal to 6% of net revenue paid to us by new clients or persons directly introduced by The November Group;

•

a fee equal to 2.5% of net revenue paid to us by any third party not introduced by The November Group, if we request in writing The November Group’s participation with the relationship; and

•

Reimbursement of The November Group’s reasonable out-of-pocket expenses.

(v)

On November 30, 2005, we granted five-year Non-Statutory Stock Options to purchase 100,000 shares of our common stock at an exercise price of $.98 per share to each of the following persons: James F. Gordon, John L. Waddell, Jr., Kevin J. Sharpe, Michael J. Gordon, Joel Gold and Howard Safir. Each of the options granted to our directors contain cashless exercise provisions and shall vest 50% on the date of grant and the remaining 50% shall vest on November 30, 2006, it being understood that the options that shall vest on November 30, 2006 shall terminate in the event that the holder is no longer serving as an officer, director or employee of our company at anytime between the date of grant and November 30, 2006, subject to our Board’s right to accelerate the vesting date of the option. In addition, we granted to members of our legal counsel’s law firm, five year options to purchase an aggregate of 20,000 shares exercisable at $.98 per share. In June 2006, we granted to members of legal counsel’s law firm options to purchase 80,000 shares exercisable at $1.00 per share.

(vi)

On August 3, 2006, Arnold Burns was granted a five-year Non-Statutory Stock Option to purchase 100,000 shares of the Corporation’s Common Stock at an exercise price of $1.00 per share. The Option granted contains cashless exercise provisions and shall vest 50% on the date of grant and the remaining 50% shall vest on August 3, 2007, it being understood that the Options that shall vest on August 3, 2007 shall terminate in the event that the holder is no longer serving as a director of our Company at anytime between the date of grant and August 3, 2007, subject to our Board’s right to accelerate the vesting date of the Option

(vii)

On November 6, 2006, we granted, effective November 8, 2006,  five-year Non-Statutory Stock Options to purchase 100,000 shares of our Common Stock at an exercise price of $1.00 per share to each of the following persons: James F. Gordon, John L. Waddell, Jr., Kevin J. Sharpe, Michael J. Gordon, Joel Gold and Arnold Burns. Each of the Options granted to our directors contain cashless exercise provisions and shall vest 50% on November 8, 2006 and the remaining 50% shall vest on November 30, 2007, it being understood that the Options that shall vest on each vesting date shall terminate in the event that the holder is no longer serving as an officer, director or employee of our company at anytime between the date of grant and the vesting date, subject to our Board’s right to accelerate the vesting date of the Option. In addition, we granted to members of our securities counsel’s law firm, five year options to purchase an aggregate of 20,000 shares exercisable at $1.00 per share.

(viii)

On November 6, 2006, Ambassador Bremer was granted, effective November 8, 2006, a five-year Non-Statutory Stock Option to purchase 100,000 shares of our Common Stock at an exercise price of $1.00 per share. The Option granted contains cashless exercise provisions and shall vest 50% on November 8, 2006 and the remaining 50% shall vest on November 8, 2007, it being understood that the Options that shall vest on November 8, 2007 shall terminate in the event that the holder is no longer serving as a director of our company at anytime between the date of grant and November 8, 2007, subject to our Board’s right to accelerate the vesting date of the Option.

(ix)

In addition, on November 6, 2006, Board members Arnold Burns and Ambassador Bremer were each granted, effective November 8, 2006, a seven-year Non-Statutory Stock Option to purchase 250,000 shares of our Common Stock at an exercise price of $1.50 per share. The Option granted contains cashless exercise provisions and are fully vested. Also, as a result of Arnold Burns’ interest in Quanstar-Bremer, he is no longer considered an independent director of our company, and will no longer sit on our audit committee. Consequently, our audit committee will consist of one board member, Joel Gold.

(x)

On May 11, 2007, the Board authorized the issuance and sale of 30,000 shares of our Common Stock to each non-employee/non executive in lieu of cash fees totaling $15,000 for 2007.  See “Employment Agreements” for a discussion of options granted to each executive officer in April 2007 as a signing bonus for entering into new employment agreements.

(xi)

In November 2007, each of our executive officers agreed to amend their employment contracts to voluntarily waive two-thirds of their potential future entitlement to performance-based options.

(xii)

We have satellite offices for our executive officers located in Houston, Texas and Toronto, Canada. In connection with the Toronto satellite office, we currently pay an affiliated company office rent of an aggregate of approximately $1,200 per month.

Other Transactions

December 2004 Debt

In December 2004, we raised $1,420,000 from five investors in a convertible debt financing, and issued to the investors, secured convertible notes due October 31, 2007 and common stock purchase warrants.

The notes each bear an interest rate of 8% per annum. Aggregate monthly payments of 1.2% of the principal amount were due commencing November 1, 2005 through April 30, 2006, then aggregate monthly payments of 3% of the principal amount were scheduled for payment commencing May 1, 2006 through October 31, 2006, and then aggregate monthly payments of 6% of the principal amount were scheduled for payment commencing November 1, 2006 through October 31, 2007. Payments are applied first to accrued interest and then to principal. The balance of the unpaid principal and any unpaid interest is due on October 31, 2007. In June 2006, the holders of the December 2004 debt agreed to modify their rights to receive interest only from June 1, 2006 through May 31, 2007 and thereafter to resume the original payment schedule from June 1, 2007 through the due date of their notes on October 31, 2007. The note holders have the right, at their option, to convert the principal amount of the note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in the note, into fully paid and non-assessable shares of our common stock at as adjusted conversion price of $.75 per share, subject to further adjustment in certain circumstances if the notes are then outstanding, such as a stock split, combination or dividend; or in the event we issue shares of common stock for consideration of less than the exercise price. On March 16, 2006, the exercise price of the notes was originally reduced from $1.50 per share to $1.00 per share as we failed to achieve gross revenues of at least $15 million or net profits of at least $1 million for the year ended December 31, 2005. On June 22, 2006, the conversion price was reduced to $.75 per share and on April 20, 2007, the conversion price was reduced to $.30 per share.

We can require the holders of the December 2004 debt to convert their notes into shares of common stock if a registration statement for the resale of the underlying shares is effective and the common stock has traded above $2.50 per shares for ten consecutive days. The amount that the holders can be required to convert is limited to the aggregate dollar volume traded over the past seven trading days (pro-rated among all holders), but no holder is required to convert an amount that result in the holder becoming the beneficial owner of more than 4.99% of the outstanding common stock on the date of conversion. The notes are secured by all of the assets of BlastGard® International, Inc, and its wholly-owed subsidiary, BlastGard Technologies, Inc., until the notes have been fully paid or fully converted into common stock.

Also in connection with the December 2004 debt, we issued the note holders two types of warrants to acquire shares of our common stock. We issued to the investors “Class A” Common Stock Purchase Warrants which entitle the investors to acquire an aggregate of 473,336 shares of our common stock currently exercisable at a price of $.45 per share through December 2009 and contain a “cashless exercise” provision that applies only in the event that a registration statement for the resale of the shares is not effective.

We also issued to the investors “Class B” Common Stock Purchase Warrants entitling them to acquire an aggregate of 141,999 shares of our common stock exercisable at a price of $.45 per share through December 3, 2007. These Class B Warrants expired unexercised on December 3, 2007.

Andrew Garrett, Inc., acted as placement agent in this transaction. The placement agent was paid a cash fee of $99,400, which represented 7% of the gross proceeds. Andrew Garrett is also entitled to a 5% fee upon exercise of warrants by the investors, if any. We also issued the placement agent a five-year warrant to acquire an aggregate of 82,834 shares of our common stock currently exercisable at a price of $.45 per share, and a three-year warrant to acquire 4,970 shares of our common stock exercisable at a price of $.45 per share. The three-year Warrants expired on December 3, 2007.

The following table sets forth, with respect to each holder of December 2004 debt, the amount due under the convertible promissory note as of November 30, 2007 and the number of shares issuable upon exercise of warrants owned by them. We have registered herein for resale the common stock underlying the Class A Warrants described below. The Class B Warrants described below expired on December 3, 2007.

INVESTOR	PRINCIPAL AMOUNT CONVERTIBLE NOTE	COMMON SHARES ISSUABLE UPON CONVERSION OF NOTE	CLASS A	CLASS B	CLASS F(1)
Alpha Capital Aktiengesellschaft	$620,148	2,067,160	333,334	99,999	466,667
Genesis Microcap	$86,172	287,240	66,667	20,000	95,233
Steven Gold	$63,378	211,260	33,334	10,000	47,617
Asher Brand	$12,676	42,254	6,667	2,000	9,533
TRW Holdings PTY Limited	$63,378	211,260	33,334	10,000	47,617
TOTAL	$845,752	2,819,174	473,336	141,999	666,667

____________________

(1)

These warrants were issued to holders of December 2004 Debt in connection with our issuance of the June 2006 Debt and the modification of certain rights held by the holders of the December 2004 Debt.

 In March 2007, we entered into a new Waiver and Modification Agreement with the holders of the December 2004 Debt. Pursuant to said agreement, they waived their right of first refusal to participate in our planned financing to raise up to $6,000,000. Further, the holders of the December 2004 Debt agreed to extend the maturity date of their notes to March 20, 2008 and to refrain for a period of ten months from March 20, 2007 from taking any action to foreclose on its security interest unless the holders, in their sole discretion, determined that the securities are in danger of being compromised. The holders of the December 2004 Debt also agreed to reduce the exercise price of their Series F Warrants to $.50 per share and to waive any increase in the number of warrant shares that would otherwise be called for pursuant to the Warrant. In addition, such holders agreed with us to lower the exercise price of their Class A and Class B Warrants to $.45 per share (and the conversion price of their notes to $.30 per share). The new Waiver and Modification Agreement became effective on April 20, 2007.

June 2006 Debt

On June 22, 2006, we entered into a series of simultaneous transactions with two investors, whereby we borrowed an aggregate principal amount of $1,200,000 due June 22, 2008 and issued to the investors subordinated convertible 8% notes (secured by the assets of our company and subsidiary) and we issued the following series of warrants:

(i)

Five-year Class C warrants to purchase an aggregate of 1,200,000 shares originally exercisable at $1.00 per share;

(ii)

Five-year Class D warrants to purchase an aggregate of 1,200,000 shares originally exercisable at $1.50 per share;

(iii)

Five-year Class E warrants to purchase an aggregate of 600,000 shares originally exercisable at $2.00 per share; and

(iv)

Five-year Class F warrants to purchase an aggregate of 1,066,666 shares originally exercisable at $.75 per share. The class F warrants were redeemable at a nominal price under certain circumstances if the volume weighted average price for our common stock is at least $1.10 for ten consecutive trading days. The Class C warrants, Class D warrants, Class E warrants and Class F warrants contain anti-dilution protection in the case of stock splits, dividends, combinations, reclassifications and the like and in the event that we sell common stock below the applicable exercise price. The warrants also contain immediate registration rights and cashless exercise provisions in the event that there is no current registration statement commencing one year after issuance. An additional 666,667 Class F warrants were issued in connection with this transaction to the holders of our December 2004 debt to consent to this financing transaction and to agree to modify certain of their existing rights.

The notes issued on June 22, 2006 bear an interest rate of 8% per annum, payable quarterly in arrears, in stock or cash at our discretion, in registered Common Stock, at 90% of the average of the 10 days volume weighted average price immediately prior to the interest payment date as long as the stock price is not below the conversion price.

In April 2007, the holders of the June 2006 Debt agreed to waive their right of first refusal in connection with our recently completed offerings in exchange for 150,000 restricted shares of Common Stock with “piggyback” registration rights contemporaneously with their entering into the April 2007 Agreement.  As a result of the financing above, the conversion price of the June 2006 debt and the exercise price of C, D, E and F warrants held by the holders of the June 2006 debt were adjusted to $0.30 per share and the number of warrants were adjusted from 1,200,000 for Class C & D, 600,000 for Class E and 1,066,666 for Class F to 4,000,000 for Class C & E, 6,000,000 for Class D and 2,666,667 for Class F.  The increase in the number of warrants was in an inverse relation to the decrease in the exercise price.  Pursuant to an agreement dated August 7, 2007, the holders of the June 2007 Debt agreed to retroactively cancel the increase in the number of warrant shares effective April 20, 2007 and to adjust the exercise prices of the Class C, Class D, Class E and Class F Warrants to $.45, $.45, $.45 and $.50 per share, respectively, and to adjust the call price of the Class F Warrants to $.73 per share.  Effective August 7, 2007, the holders of the June 2007 Debt also agreed to cancel all of their Class D and Class E Warrants, thereby reducing the number of Warrants held by them to 1,200,000 Class C Warrants and 1,066,666 Class F Warrants. On the same date, the then holders of June 2006 Debt entered into agreements which had the following affect:

•

to sell their Class C and Class F Warrants and June 2006 Debt to certain non-affiliated parties;

•

to terminate Andrew McKinnon’s (BlastGard’s Chief Executive Officer) prior obligation to purchase the aforementioned securities; and

•

to have a first closing occur on August 8, 2008 as to one-have the securities and a second closing to occur no later than September 22, 2007. The purchasers of the June 2006 Debt agreed to convert their Debentures into shares of our Common Stock at $.30 per share effective at each closing. As of November 30, 2007, closings have occurred on approximately two-thirds of the securities resulting in a reduction of the principal amount of outstanding June 2006 Debt from $1,200,000 to $405,000.

In April 2007, the then holders of the June 2006 Debt agreed to waive their right of first refusal in connection with our recently completed offerings in exchange for 150,000 restricted shares of Common Stock with “piggyback” registration rights contemporaneously with their entering into the April 2007 Agreement.

Source Capital Group, Inc. acted as a finder in connection with this transaction. Source Capital was paid 25,000 shares of restricted common stock, a cash fee of $72,000, which represents 6% of the gross proceeds and a 6% fee of each class of warrants issued in connection with the June 2006 debt financing, which warrants were issued by us and not deducted from those issued to any other party. The following table sets forth with respect to each person the number of shares underlying warrants issued to Source Capital and its associated persons.

	NUMBER OF SHARES ISSUABLE UPON EXERCISE OF WARRANTS
INVESTOR	CLASS C	CLASS D	CLASS E	CLASS F
W. Todd Coffin	23,040	23,040	11,520	33,280
William F. Butler	24,480	24,480	12,240	35,360
Gary Sacks	10,800	10,800	5,400	15,600
Source Capital Group	13,680	13,680	6,840	19,760
TOTAL	72,000	72,000	36,000	104,000

Warrants issued to Securities Counsel

In connection with the completion of the June 2006 financing, we issued to members of the law firm of Morse & Morse, PLLC, five-year warrants to purchase an aggregate of 80,000 shares exercisable at $1.00 per share, subject to adjustment for stock splits, stock dividends, combinations, reclassifications and the like. In this regard, we issued warrants to purchase 37,500 shares to each of Steven Morse and Lester Morse and warrants to purchase 5,000 shares to Adrienne Grody.

Agreement with Quanstar Group

On October 3, 2006, we entered into an agreement with QuanStar Group, LLC, (“Quanstar”) headquartered in New York, NY, and L. Paul Bremer, III an individual, (“Quanstar-Bremer”) engaging them to serve as an advisor to render strategic and consulting services to us, primarily in connection with the commercialization of our proprietary BlastGard technology. Arnold Burns, a director of the Company, is part owner of QuanStar Group, LLC.

As outlined in the agreement, the services to be provided to us by QuanStar-Bremer are as follows:

▪

Provide to the Company’s senior management advice and counsel on strategic business issues;

▪

Assist in recruiting and hiring people for senior executive positions;

▪

Participate in business reviews and assist in formulating long-range business development plans;

▪

Assist the Company in marketing and selling BlastGard products;

▪

Help the Company in recruiting Board members of stature;

The term of the agreement is 12 months and automatically renewed for successive one-year terms. The agreement may be terminated by either party at any time, with or without cause, by delivery of written notice of termination by the terminating party to the non-terminating party. The termination date shall be effective 150 days after receipt of said written notice of termination. QuanStar-Bremer shall have the right to be compensated for any transaction initiated by it and consummated within 18 months from the date of termination.

The founders of the Company, namely, James F. Gordon, John L. Waddell, Jr., and Michael J. Gordon have agreed to compensate QuanStar-Bremer by transferring without cost from their own stock holdings a total of 625,000 shares of the Company’s common stock. We agreed to pay to QuanStar-Bremer a commission fee of 20% of Net Sales for the first $2,000,000 in Net Sales; 15% for the next $2,000,000 in sales and 10% on all additional Net Sales, except for sales of the Company’s MTR and MBR product line which shall be limited to 9% of Net sales on new orders and 4.5% of Net Sales on recurring orders. The term “Net Sales” is defined as gross sales minus customer returns and excludes taxes and shipping.

SELLING SECURITY HOLDERS

The following table provides certain information with respect to the selling security holders’ beneficial ownership of our common stock as of various dates between October and December 4, 2007 and as adjusted to give effect to the sale of all of the shares offered hereby. To the best of our knowledge, none of the selling security holders currently is an affiliate of ours, and none of them has had a material relationship with us during the past three years, except that Joel Gold is a director of our company and Steven gold is his son. See “Plan of Distribution.” The selling security holders possess sole voting and investment power with respect to the securities shown. The selling security holders who are each  a broker/dealer or affiliated with a broker/dealer and are each an underwriter, include the following:   (i) Steven Gold is the son of Joel Gold, who is affiliated with Andrew Garrett, Inc., a broker/dealer; and (ii) Matthew Sullivan, Jamie Mitchell, Revan R. Schwartz and Andrew G. Sycoff  who are also registered representatives of Andrew Garrett.   Each of the aforementioned persons purchased his or its registered shares in the ordinary course of his or its business and at the time of his or its purchase, he or it had no agreements or understandings, directly or indirectly, with any person to distribute his or its registered shares. Whether a shareholder beneficially owns a security is determined by Rule 13d-3(a) of the Exchange Act.  Rule 13d-3(a) provides that a beneficial owner includes: “any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i).Voting power which includes the power to vote, or to direct the voting of, such security; and/or, (ii) Investment power which includes the power to dispose, or to direct the disposition of, such security.” Lastly, Rule 13d-3(a) provides that a “person shall be deemed to be the beneficial owner of a security… if that person has the right to acquire beneficial ownership of such security, as defined in Rule 13d-3(a)…within sixty days, including but not limited to any right to acquire…through the conversion of a security ….” The maximum shares to be offered in the Offering shown in the table below are all outstanding shares unless otherwise noted.

NAME OF EACH SELLING STOCKHOLDER	SHARES BENEFICIALLY OWNED PRIOR TO OFFERING	MAXIMUM SHARES OFFERED IN OFFERING	SHARES OWNED AFTER OFFERING	% SHARES BENEFICIALLY OWNED BEFORE /AFTER
Bushido Capital Master Fund LP (1)	548,800	75,000	473,800	1.4	*
Pierce Diversified Strategy Master Fund LLC Series BUS (1)	75,000	75,000	-0-	*	-0-
Alpha Capital Aktiengesellschaft (2) (5)(9)(15)	2,869,161	333,334	2,535,827	6.8	6.1
Genesis Microcap (3) (6)(9)(15)	449,140	66,667	382,473	1.1	1.0
Steven Gold (7)(9)(15)	294,211	33,334	260,877	*	*
Asher Brand (8)(9)(11)(15)	60,454	6,667	53,787	*	*
TRW Holdings PTY Limited (4)(7)(9)(15)	294,211	33,334	260,877	*	*
Mathew Sullivan (10)(15)	4,142	4,142	-0-	*	-0-
Jamie Mitchell (10)(15)	4,142	4,142	-0-	*	-0-
Revan R. Schwartz (10)(15)	8,284	8,284	-0-	*	-0-
Joel Gold (10)(14)(15)	547,061	24,850	522,211	1.4	1.3
Andrew G. Sycoff (10)(15)	41,416	41,416	-0-	*	-0-
GWL Growth Equity(12)(13)	119,625	119,625	-0-	*	*
London Growth Equity (12)(13)	504,240	504,240	-0-	1.3	-0
AGF Canadian Growth Equity (12)(13)	1,715,505	1,715,505	-0-	4.3	1.7
IG AGF Canadian Diversified (12)(13)	27,060	27,060	-0-	*	-0-
IG AGF Canadian DIV GrwthFD (12)(13)	383,625	383,625	-0-	*	-0-
Avonlea #2 (12)(13)	264,000	264,000	-0-	*	-0-
Brian Gore (12)(13)	275,001	275,001	-0-	*	-0-
Howard Rocket Holdings (12)(13)	239,250	239,250	-0-	*	-0-
Rob Franklin (12)(13)	165,000	165,000	-0-	*	-0-
Tim Mitchell (12)(13)	330,000	330,000	-0-	*	-0-
TRL Investments (12)(13)	412,500	412,500	-0-	1.0	-0-
Marty Cheyne (12)(13)	1,100,001	1,100,001	-0-	2.8	-0-

Jim Saunders (12)(13)	275,550	275,550	-0-	*	-0-

Greg Pendura (12)(13)	280,500	280,500	-0-	*	-0-
Wayne Thomson (12)(13)	660,000	660,000	-0-	1.7	-0-
Paul Neil (12)(13)	140,250	140,250	-0-	*	-0-
Hisham Metwally (12)(13)	140,250	140,250	-0-	*	-0-
Howard E. Mackichan (12)(13)	115,500	115,500	-0-	*	-0-
Lasha Consulting Services (12)(13)	138,600	138,600	-0-	*	-0-
Hal Kuntze (12)(13)	165,000	165,000	-0-	*	-0-
Larry & Val Dickie (12)(13)	577,500	577,500	-0-	1.5	-0-
Ronan Cockar (12)(13)	140,250	140,250	-0-	*	-0-
Ryan Chong (12)(13)	825,000	825,000	-0-	2.1	-0-
Charles Chebry (12)(13)	330,000	330,000	-0-	*	-0-
John Cameron (12)(13)	330,000	330,000	-0-	*	-0-
1098701 Alberta LTD. (12)(13)	330,000	330,000	-0-	*	-0-
Charles F. White Corp. (12)(13)	660,000	660,000	-0-	1.7	-0-
Gary Tom (12)(13)	90,750	90,750	-0-	*	-0-
Douglas Mason (12)(13)	330,000	330,000	-0-	*	-0-
Tom Reisinger (12)(13)	1,402,500	1,402,500	-0-	1.5	-0-
Stephen Sharpe (12)(13)	275,001	275,001	-0-	*	-0-
Yendor Investments (12)(13)	275,001	275,001	-0-	*	-0-
James R. Poage (12)(13)	82,500	82,500	-0-	*	-0-
Davos Partners, L.P. (12)(13)	1,650,000	1,650,000	-0-	4.2	-0-
Stephen Scott Lawrence (12)(13)	82,500	82,500	-0-	*	-0-
Brett B. Lawrence (12)(13)	82,500	82,500	-0-	*	-0-
John L.P. (15(16)	82,500	82,500	-0-	*	-0-
Brian W. Lawrence (12)(13)	412,500	412,500	-0-	1.0	-0-
Brett B. Lawrence (12)(13)	82,500	82,500	-0-	*	-0-
Telford A. Walker (12)(13)	330,000	330,000	-0-	*	-0-
Dan Endersby (12)(13)	280,500	280,500	-0-	*	-0-
Azim Lakhoo (12)(13)	330,000	330,000	-0-	*	-0-
Terry Sparks (12)(13)	280,500	280,500	-0-	*	-0-
Ted Feddema (12)(13)	165,000	165,000	-0-	*	-0-
Caroly Knispel (12)(13)	165,000	165,000	-0-	*	-0-
Carine Investments (12)(13)	412,500	412,500	-0-	*	-0-
Rick Ziolkoskl (12)(13)	165,000	165,000	-0-	*	-0-
K. Andrew Gustajtis (12)(13)	550,001	550,001	-0-	1.4	-0-
Robert L. Hodgkinson (12)(13)	495,000	495,000	-0-	1.3	-0-
Jeff Brandes (12)(13)	165,000	165,000	-0-	*	-0-
Joe Wolfe (12)(13)	275,001	275,001	-0-	*	-0-
Murray Sinclair (12)(13)	825,000	825,000	-0-	2.1	-0-
Robert Edwards ((12)(13)	550,001	550,001	-0-	1.4	-0-
Ron W. Cairns (12)(13)	247,500	247,500	-0-	*	-0-
Robocheyne Consulting (12)(13)(14)		1,100,000	1,749.924	6.9	4.4
Total		22,534,632

*

Represents less than one percent of the total number of shares outstanding. The percentage beneficially owned is based upon the number of share outstanding before the offering (39,136,553 shares), plus the number of shares issuable upon conversion of any convertible promissory notes or warrants by the named selling security holder.

(1)

Shares offered include 75,000 outstanding shares.  Ron Dagar has sole dispositive, voting and investment control over the securities held by each of Pierce Diversified and Bushido Capital. Shares beneficially owned do not include securities subject to a private agreement of sale which has not fully closed as of November 30, 2007.

(2)

Konrad Ackerman and Rainer Posch have shared voting and investment control over the securities held by Alpha Capital Aktiengesellschaft. Shares beneficially owned do not include securities subject to a private agreement of sale which has not fully closed as of November 30, 2007.

(3)

Wilhelm Ungar has sole voting and investment control over the securities held by Genesis Microcap.

(4)

Gerry McGowan has sole voting and investment control over the securities held by TRW Holdings PTY Limited.

(5)

Shares offered include 333,334 shares underlying Class A Warrants. Shares owned prior to offering include $620,148 principal amount (at December 4, 2007) of the December 2004 Debt convertible into shares at $.30 per share, which amount decreases each month as BlastGard makes amortized payments of the debt.

(6)

Shares offered include 66,667 shares underlying Class A Warrants. Shares ownd prior to offering include $86,172 principal amount (at December 4, 2007) of the December 2004 Debt convertible into shares at $.30 per share, which amount decreases each month as BlastGard makes amortized payments of the debt.

(7)

Shares offered include 33,334 shares underlying Class A Warrants. Shares ownd prior to offering include $63,378 principal amount (at December 4, 2007) of the December 2004 Debt convertible into shares at $.30 per share, which amount decreases each month as BlastGard makes amortized payments of the debt.

(8)

Shares offered include 6,667 shares underlying Class A Warrants. Shares ownd prior to offering include $12,676 principal amount (at December 4, 2007) of the December 2004 Debt convertible into shares at $.30 per share, which amount decreases each month as BlastGard makes amortized payments of the debt.

(9)

The terms of the securities overlying the shares of common stock are included for resale under this prospectus prohibit the conversion and/or exercise of such securities to the extent that the conversion and/or exercise of such securities would result in any of the selling shareholders, together with their affiliates, beneficially owning in excess of 4.99% of the Company’s outstanding shares of common stock.  Each of the selling shareholders may, upon 61 days’ prior written notice to the Company, change the 4.99% limitation to 9.99%.  Upon such a change from such 4.99% limitation to such 9.99% limitation, the beneficial ownership limitation shall not be further waived. Notwithstanding the foregoing contractual limitation on the selling security holder’s right to acquire shares of Common Stock upon the conversion of notes or exercise of warrants, the table above computes beneficial ownership of each person without regard to the contractual restrictions described above.

(10)

These individuals are affiliated with Andrew Garrett, Inc., a broker-dealer who received Class A warrants to purchase 82,834 as compensation for acting as a placement agent in a private placement offering.  In February 2005, Andrew Garrett, Inc. redistributed its warrants to these five individuals who are employees of Andrew Garrett, Inc.  These individuals acquired the securities in the ordinary course of business and had no agreements or understandings, directly or indirectly, with any person to distribute the securities at the time of their acquisition.

(11)

Joel Gold is a director of our Company and he has a dependent son Stephen Gold, who invested $100,000 in our Company in December 2004. Joel Gold’s 547,061 shares include 30,000 shares, his options to purchase 200,000 shares and his warrants to purchase 24,850 shares. It also includes 2,000 shares, warrants to purchase 80,951 shares and approximately 211,260 shares issuable upon conversion of Notes, which securities are owned by his son.

(12)

Maximum shares offered include 66.67% outstanding shares and the balance is the resale of shares underlying unclassified warrants.

(13)

The persons listed in the table above with a (12) besides their name beneficially own 14,552,306 outstanding shares of Common Stock of the Company purchased in a private placement between April and May, 2007 and unclassified warrants to purchase an additional 7,276,156 shares, which are included for resale under “Maximum Shares Offered in the Offering.”

(14)

Shares offered include 1,871,667 outstanding shares and 399,999 shares underlying unclassified warrants and exclude Class C and Class F Warrants to purchase 64,934 shares and 413,324 shares, respectively. This company is controlled by Marty Cheyne.

(15)

Represents the resale of an aggregate of 556,170 shares of Common Stock originally registered pursuant to Registration Statement, File No. 333-121455.

We are registering shares for resale by the selling security holders in accordance with the registration rights granted to the selling security holders. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering, but the selling security holders will pay any underwriting discounts, selling commissions and similar expenses relating to the sale of the shares, as well as the fees and expenses of their counsel. In addition, we have agreed to indemnify the selling security holders and certain affiliated parties, against certain liabilities, including liabilities under the Securities Act, in connection with the offering. Certain selling security holders have agreed to indemnify us against certain losses. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling our Company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We will file a prospectus supplement to name any successors to any named selling security holder who are able to use the prospectus to resell the securities.

All of the shares being registered for resale by the selling security holders were acquired from the Company in private placement transactions from a non-affiliated third party, which are summarized under “Certain Transactions” under the heading  “June 2006 Debt.”

PLAN OF DISTRIBUTION

Each Selling Security Holder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Security Holder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders who are each a broker/dealer or affiliated with a broker/dealer and are each an underwriter, include the following:   (i) Steven Gold is the son of Joel Gold, who is affiliated with Andrew Garrett, Inc., a broker/dealer; and (ii) Matthew Sullivan, Jamie Mitchell, Revan R. Schwartz and Andrew G. Sycoff  who are also registered representatives of Andrew Garrett.   Each of the aforementioned persons purchased his or its registered shares in the ordinary course of his or its business and at the time of his or its purchase, he or it had no agreements or understandings, directly or indirectly, with any person to distribute his or its registered shares.

All other selling security holders not named in the preceding paragraph and any broker-dealers or agents that are involved in selling the shares on behalf of all selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Security Holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because certain selling security holders identified above are underwriters and other selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

General

BlastGard International, Inc. is authorized to issue up to 100,000,000 shares of its common stock, $.001 par value, and 1,000 shares of Preferred Stock, $.001 par value per share. As of November 30, 2007, there were 39,136,553 shares of common stock issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of the common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights and, therefore, a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors and, if they do so, minority shareholders would not be able to elect any members to the Board of Directors.

Shareholders have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

The outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Articles of Incorporation authorize us to issue 1,000 shares of preferred stock, $.001 par value per share. The preferred stock may be divided into and issued in one or more series as may be determined by resolution of the board of directors. The board of directors is authorized, without any further action by the shareholders, to determine dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights, and other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock and the number of shares constituting any such series. In addition, such preferred stock could have other rights, including voting and economic rights senior to the common stock so that the issuance of such preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock also may have the effect of delaying, deferring or preventing a change in control of our company without any action by shareholders.

INDEMNIFICATION DISCLOSURE FOR SECURITIES ACT LIABILITIES

We have directors and officers liability insurance with an aggregate limit of liability (inclusive of defense costs) of $2 million. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the Colorado Business Corporation Act or the provisions of the Company’s Articles of Incorporation, as amended, or Bylaws, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

The consolidated financial statements of BlastGard International, Inc. as of, and for the years ended, December 31, 2006 and 2005, appearing in this prospectus and registration statement, have been audited by Cordovano and Honeck, LLP, an independent registered public accounting firm, as stated in their report thereon, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered by the prospectus is being passed upon for us by the law firm of Morse & Morse, PLLC, 1400 Old Country Road, Suite 302, Westbury, NY 11590. The law firm and its members own less than 1% of our outstanding common stock.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

At your request, we will provide you, without charge, a copy of any exhibits to its registration statement. If you want more information, write or call us at:

BlastGard International, Inc.

2451 McMullen Booth Road, Ste. 207

Clearwater, FL 33759

Tel: 727-592-9400

Tel: 727-592-9402

Attn: Investor Relations

Our fiscal year ends on December 31. We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can receive copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that, which is contained in this prospectus. Each selling stockholder named herein will be offering to sell shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

BLASTGARD INTERNATIONAL, INC.

To the Board of Directors and Shareholders:

Blastgard International, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the balance sheet of Blastgard International, Inc. as of December 31, 2006, and the related statements of operations, changes in shareholders’ deficit and cash flows for the years ended December 31, 2006 and 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blastgard International, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred recurring losses, has used significant cash in support of its operating activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cordovano and Honeck LLP

Englewood, Colorado

March 23, 2007

BLASTGARD INTERNATIONAL, INC.

Balance Sheet
December 31, 2006

Assets
Current assets:
Cash	$12,293
Accounts receivable, net	49,193
Inventory, at cost	266,315
Prepaid expenses	11,719
Total current assets	339,520
Property and equipment, net (Note 2)	36,014
Other assets:
Unamortized debt issue costs (Note 4)	197,325
Deferred costs	73,608
Deposits	7,272
$653,739
Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities on convertible notes payable, net of unamortized discount of $323,763 (Note 3)	$996,734
Accounts payable	148,809
Accrued liabilities	52,769
Total current liabilities	1,198,312
Long-term debt:
Subordinated debt, net of unamortized discount of $830,430 (Note 4)	369,570
Derivative liability	160,000
Total liabilities	1,727,882
Shareholders’ deficit (Note 5):
Preferred stock, $.001 par value; 1,000 shares authorized, -0- shares issued and outstanding	-
Common stock, $.001 par value; 100,000,000 shares authorized, 22,110,913 shares issued and outstanding	22,111
Additional paid-in capital	6,313,069
Prepaid services for stock	(223,958)
Retained deficit	(7,185,365)
Total shareholders’ deficit	(1,074,143)
$653,739

See Notes to Financial Statements.

BLASTGARD INTERNATIONAL, INC.

Statements of Operations

	For The Years Ended
	December 31,
	2006	2005
Sales	$925,880	$1,129,271
Cost of goods sold	691,465	831,342
Gross profit	234,415	297,929
Operating expenses:
Stock-based compensation (Note 5):
Granted stock options	589,367	163,800
Consulting services	83,792	89,950
General and administrative	1,364,901	1,244,174
Research and development	128,853	233,677
Depreciation and amortization	29,127	25,393
Total operating expenses	2,196,040	1,756,994
Operating loss	(1,961,625)	(1,459,065)
Non-operating income/(expense):
Loss on disposal of assets	(863)	(9,642)
Interest income	11,539	24,119
Sub-rental income	4,500	6,250
Derivative gain (Note 4)	272,000	-
Interest expense:
Amortized debt issue costs (Note 3)	(136,681)	(55,227)
Amortized debt discount (Note 4)	(482,475)	(114,071)
Interest expense	(157,871)	(163,670)
Loss before income taxes	(2,451,476)	(1,771,306)
Income tax provision (Note 7)	-	-
Net loss	$(2,451,476)	$(1,771,306)
Basic and diluted loss per share	$(0.11)	$(0.08)
Basic and diluted weighted average common shares outstanding	22,213,653	21,901,680

See Notes to Financial Statements.

BLASTGARD INTERNATIONAL, INC.

Statement of Changes in Shareholder’s Deficit

	Common Stock		Additional Paid-In	Prepaid Services	Retained
	Shares	Par Value	Capital	for Stock	Deficit	Total
Balance at December 31, 2004	21,856,625	$21,857	$3,834,304	$-	$(2,962,583)	$893,578
Granted stock options (Note 5)	-	-	40,250	-	-	40,250
Stock issued in exchange for consulting services (Note 5)	100,000	100	124,900	-	-	125,000
Stock issued in exchange for consulting services (Note 5)	40,000	40	38,760	-	-	38,800
Granted stock options (Note 5)	-	-	33,638	-	-	33,638
Stock issued as payment for debt principal, interest and default interest and penalties (Note 3)	314,288	314	216,543	-	-	216,857
Vesting of stock options (Note 5)	-	-	16,063	-	-	16,063
Net loss	-	-	-	-	(1,771,306)	(1,771,306)

Balance at December 31, 2005	22,310,913	$22,311	$4,304,458	$-	$(4,733,889)	$(407,120)
Stock issued in exchange for services (Note 5)	25,000	25	6,725	-	-	6,750
Return of contested shares (Note 5)	(300,000)	(300)	300	-	-	-
Stock issued in exchange for services (Note 5)	75,000	75	32,175	-	-	32,250
October 2006, stock issued in exchange for services (Note 5)	625,000	625	268,125	-	-	268,750
Prepaid stock for services (Note 5)	-	-	-	(223,958)	-	(223,958)
Contribution of stock (Note 5)	(625,000)	(625)	625	-	-	-
Vesting of stock options (Note 5)	-	-	589,367	-	-	589,367
Vesting of warrants for stock on subordinated debt (Note 4)	-	-	1,111,294	-	-	1,111,294
Net loss	-	-	-	-	(2,451,476)	(2,451,476)
Balance at December 31, 2006	22,110,913	$22,111	$6,313,069	$(223,958)	$(7,185,365)	$(1,074,143)

See Notes to Financial Statements.

BLASTGARD INTERNATIONAL, INC.

Statements of Cash Flows
	For The Years Ended
	December 31,
	2006		2005
Cash flows from operating activities:
Net loss		$(2,451,476)	$(1,771,306)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		165,808	194,691
Stock-based compensation (Note 5)		673,159	253,750
Stock issued to pay interest (Note 5)		-	173,136
Discount on convertible notes payable (Note 4)		482,475	-
Loss on settlement of liabilities		-	9,642
Loss on disposal of assets		863	-
Changes in operating assets and liabilities:
Accounts receivable		156,348	(205,541)
Inventory		(251,816)	(14,499)
Other operating assets		(276,705)	(28,142)
Accounts payable and accruals		179,068	(9,322)
Net cash used in operating activities		(1,322,276)	(1,397,591)
Cash flows from investing activities:
Payments for deferred costs		-	(16,023)
Proceeds from sale of assets		666	-
Purchases of property and equipment		(5,655)	(46,449)
Net cash used in investing activities		(4,989)	(62,472)
Cash flows from financing activities:
Proceeds from loans		1,305,000	-
Payments on long-term debt		(326,667)	-
Net cash provided by financing activities		978,333	-
Net change in cash		(348,932)	(1,460,063)
Cash, beginning of year		361,225	1,821,288
Cash, end of year		$12,293	$361,225
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest		$157,871	$-
Income taxes		$-	$-
Noncash investing and financing transactions:
Common stock issued in exchange for debt extinguishment (Note 4)	$		$34,080

See Notes to Financial Statements.

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

(1)

Organization, Basis of Presentation, and Summary of Significant Accounting Policies

Organization and Basis of Presentation

Blastgard International, Inc. (the “Company”) was incorporated on September 26, 2003 as Blastgard Technologies, Inc. (“BTI”) in the State of Florida.  The Company creates, designs, develops and markets proprietary blast mitigation materials.  The Company’s patent-pending BlastWrap® technology effectively mitigates blast effects and suppresses post-blast fires.  The Company sub-contracts the manufacturing of products to licensed and qualified production facilities.

The Company went public through a shell merger on January 31, 2004.  On March 31, 2004, the Company changed its name to Blastgard International, Inc.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  As shown in the accompanying financial statements, the Company has incurred recurring losses, and has negative working capital and a net capital deficiency at December 31, 2006.  These factors, among others, may indicate that the Company will be unable to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.  The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability.  The Company plans to generate the necessary cash flows with increased sales revenue over the next 12 months.  However, should the Company’s sales not provide sufficient cash flow, the Company has plans to raise additional working capital through debt and/or equity financings.  There are currently no formal committed financing arrangements to support the Company’s projected cash shortfall.  There is no assurance the Company will be successful in producing increased sales revenues or obtaining additional funding through debt and equity financings.

Development Stage

The Company emerged from the development stage during the year ended December 31, 2005.  Management no longer considers the Company in the development stage as defined by the FASB Statement of Standards No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less when acquired to be cash equivalents.  The Company had no cash equivalents at December 31, 2006.

BLASTGARD INTERNATIONAL, INC.
Notes to Financial Statements

Financial Instruments

The carrying amounts of cash, receivables and current liabilities approximate fair value due to the short-term maturity of the instruments.  Debt obligations are carried at cost, which approximates fair value due to the prevailing market rate for similar instruments.

Accounts Receivable

Accounts receivable consists of amounts due from customers (mostly government agencies) based in the United States and abroad.  The Company considers accounts more than 30 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its accounts receivable. As of December 31, 2006, management believes an allowance for uncollectible accounts receivable in the amount of $3,873 is adequate.

Inventory

Inventory is valued at the lower of cost (first-in, first-out) or market.  Inventory consists of materials used to manufacture the Company’s BlastWrap® product and finished goods ready for sale as follows:

Finished goods	$247,859
Materials and supplies	18,456
Total inventory	$266,315

Property and Equipment

Property and equipment are stated at cost.  Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years.  Expenditures for additions and improvements are capitalized, while repairs and maintenance costs are expensed as incurred.  The cost and related accumulated depreciation of property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is recorded in the year of disposal.

Impairment of Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets under the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  Statement No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets’ carrying amount.   If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

Debt Issue Costs

The costs related to the issuance of debt are capitalized and amortized to interest expense using the straight-line method over the lives of the related debt.  The straight-line method results in amortization that is not materially different from that calculated under the effective interest method.

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

Deferred Costs

Patent and trademark application costs are capitalized as deferred costs.  If a patent or trademark application is denied or expires, the costs incurred are charged to operations in the year the application is denied or expires.  Amortization commences once a patent or trademark is granted.

Revenue Recognition

Sales revenue is recognized upon the shipment of product to customers.  Allowances for sales returns, rebates and discounts are recorded as a component of net sales in the period the allowances are recognized.

Research and Development

Research and development costs are expensed as incurred.

Advertising

Advertising costs are expensed as incurred.  Advertising costs of $150,855 and $110,971 were incurred during the years ended December 31, 2006 and 2005, respectively.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting.  Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Stock-based Compensation

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (R), “Share-Based Payment.” Prior to the adoption of SFAS 123(R) we accounted for stock option grants using the intrinsic value method prescribed in APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and accordingly, recognized no compensation expense for stock option grants.

As a result of adopting SFAS 123(R), our income from operations before taxes, net increase in net loss and basic earnings per share were approximately $572,441, and $0.06 lower, respectively, for the year ended December 31, 2006 than if we had continued to account for stock-based compensation under APB Opinion No. 25 for our stock option grants.

The impact on our income from operations before taxes, net increase in net assets, basic earnings per share and diluted earnings per share had we accounted for stock-based compensation in accordance with SFAS 123(R) in 2005 would have been $263,736, and $0.04 lower, respectively, for the year ended December 31, 2005. Prior periods were not restated to reflect the impact of adopting the new standard and there is no cumulative effect.

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

The Company uses the Black-Scholes option pricing model to estimate the fair value of stock-based awards on the date of grant, using assumptions for volatility, expected term, risk-free interest rate and dividend yield. The Company has used one grouping for the assumptions as our option grants are primarily basic with similar characteristics. The expected term of options granted has been derived based upon our history of actual exercise behavior and represents the period of time that options granted are expected to be outstanding. Historical data was also used to estimate option exercises and employee terminations. Estimated volatility is based upon our historical market price at consistent points in a period equal to the expected life of the options. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant and the dividend yield is based on the historical dividend yield.

Pro forma information regarding the results of operations is determined as if the Company had accounted for its employee stock options using the fair-value method. The fair value of each option grant is estimated on the date of grant using the Black-Scholes method.  Pro forma disclosures have been included in Note 5.

Loss per Common Share

Basic net loss per share excludes the impact of common stock equivalents.  Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents.  As of December 31, 2006, there were 3,825,750 vested common stock options outstanding, which were excluded from the calculation of net loss per share-diluted because they were antidilutive.  Also excluded from the calculation of net loss per share-diluted were 953,139 outstanding common stock warrants, which would also be antidilutive.  In addition, at December 31, 2006 the Company had 5,970,472 warrants outstanding issued in connection with convertible promissory notes that were convertible into approximately 6,000,000 shares of the Company’s common stock.  Shares issued resulting from the conversion would also be antidilutive.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155 (SFAS 155), Accounting for Certain Hybrid Financial Instruments- an amendment of FASB Statements No. 133 and No. 140. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement.  The adoption of SFAS 155 is expected to affect the recording of future convertible debt. The Company has not revalued any previously issued financial instruments.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156 (“SFAS 156”), Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140, which requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under certain circumstances.  The Company does not expect the adoption of FIN 48 to materially impact our financial position or results of operations.

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

In July 2006, the Financial Accounting Standards Board issued Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to materially impact our financial position or results of operations.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157 (“SFAS 157”), Fair Value Measurements. SFAS 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with early adoption permitted. The Company does not expect the adoption of SFAS 157 to materially impact our financial position or results of operations

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159 (“SFAS 159”), The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company has not determined the affect of adopting this standard.

(2)

Property and Equipment

Property and equipment consisted of the following at December 31, 2006:

Equipment	$77,120
Furniture	15,057
92,177
Less accumulated depreciation	(56,163)
$36,014

Depreciation expense totaled $29,127 and $25,393, respectively, for the years ended December 31, 2006 and 2005.

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

(3)

Notes Payable

Convertible Promissory Notes

On December 2, 2004, the Company entered into agreements to borrow an aggregate principal amount of $1,420,000 and to issue to the investors secured convertible notes and common stock purchase warrants.  The Company’s convertible promissory notes payable consist of the following at December 31, 2006:

$1,000,000 convertible promissory note issued December 2, 2004, due on October 31, 2007, 8% annual interest rate, net of unamortized discount of $227,276	$702,651
$200,000 convertible promissory note issued December 2, 2004, due on October 31, 2007, 8% annual interest rate, net of unamortized discount of $45,455	140,530
$100,000 convertible promissory note issued December 2, 2004, due on October 31, 2007, 8% annual interest rate, net of unamortized discount of $22,728	70,265
$100,000 convertible promissory note issued December 2, 2004, due on October 31, 2007, 8% annual interest rate, net of unamortized discount of $22,728	70,265
$20,000 convertible promissory note issued December 2, 2004, due on October 31, 2007, 8% annual interest rate, net of unamortized discount of $5,576	13,023
996,734
Less: current maturities	(996,734)
$-

Each note carries a default interest rate of 15% per annum. Aggregate monthly payments of 1.2% of the principal amount are due commencing November 1, 2005 through April 30, 2006, then aggregate monthly payments of 3% of the principal amount are due commencing May 1, 2006 through October 31, 2006, and then aggregate monthly payments of 6% of the principal amount are due commencing November 1, 2006 through October 31, 2007. However, as a result of the June 22, 2006 debt financing, the payment arrangements were modified. Monthly payments of interest only (8%) based on the principal amount is due commencing June 1, 2006 through May 31, 2007, and then aggregate monthly payments of 6% of the principal amount is due commencing June 1, 2007 through October 31, 2007.  Payments will be applied first to accrued interest and then to principal. The balance of the unpaid principal and any unpaid interest is due on October 31, 2007.  All accrued interest had been paid in full as of December 31, 2006.

The individual note holders have the right, at their option, to convert the principal amount of the note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in the note, into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $.75 per share, subject to adjustment in certain circumstances if the notes are then outstanding, such as a stock split, combination or dividend; or in the event the Company issues shares of common stock for consideration of less than the exercise price.

The Company can require the holders to convert the notes into shares of common stock if a registration statement for the resale of the underlying shares is effective and the common stock has traded above $2.50 per shares for ten consecutive days. The amount that the holders can be required to convert is limited to the aggregate dollar volume traded over the past seven trading days (pro-rated among all holders), but no holder is required to convert an amount that results in the holder becoming the beneficial owner of more than 4.99% of the outstanding common stock on the date of conversion.

The notes are secured by all of the Company’s assets until the notes have been fully paid or fully converted into common stock.

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

Detachable common stock warrants issued with convertible promissory notes

The fair value of detachable Class “A” and Class “B” warrants issued with the convertible notes was charged to additional paid-in capital with a corresponding discount on the convertible notes payable. The discount is amortized over the life of the debt.  As the discount is amortized, the reported outstanding principal balance of the notes will approach the remaining unpaid value ($1,320,497 at December 31, 2006).

As part of a debt financing conducted in June 2006 (see Note 4), the Company re-priced the warrants and issued and additional 666,667 Class “F” warrants.  The exercise price on the 473,336 Class “A” warrants was reduced from $2.09 to $1.00 per share.  The exercise price on the 141,999 Class “B” warrants was reduced from $3.00 to $1.50 per share.  The fair value of the warrants was increased by $45,630 as follows:

Original fair value of Class "A" warrants, December 2, 2004	$291,102
Original fair value of Class "B" warrants, December 2, 2004	41,605
Total original value of warrants, December 2, 2004	$332,707
Fair value of original Class "A" warrants, June 22, 2006	$(117,861)
Fair value of original Class "B" warrants, June 22, 2006	(8,520)
Total fair value of original warrants, June 22, 2006	(126,381)
Fair value of revised Class "A" warrants	$153,834
Fair value of revised Class "B" warrants	18,177
Total fair value of revised warrants, June 22, 2006	172,011
Net increase in revised Class "A" and "B" warrants	45,630
Total revised value of Class "A" and "B" warrants	$378,337

On June 22, 2006, the Company issued the note holders Class “F” common stock purchase warrants entitling the holders to purchase an aggregate of 666,667 shares of the Company’s common stock at an exercise price of $0.75 per share. The Class “F” warrants are exercisable for a period of five years.  The fair value for the Class “F” warrants was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	5.18%
Dividend yield	0.00%
Volatility factor	104.21%
Weighted average expected life	5 years

The weighted average exercise price and weighted average fair value of the Class “F” warrants were $0.75 and $.412, respectively.  The fair value of the Class “F” warrants totaled $274,667.

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

The initial discount recorded on the convertible promissory notes totaled $332,707.  Following the revaluation of the Class “A” and “B” warrants and the issuance of the Class “F” warrants, the total discount related to the convertible promissory notes increased to $653,004.  As of December 31, 2006, $329,242 of the discount was amortized to interest expense, reducing the balance of the unamortized discount to $323,763.  Amortization expense on the debt discount totaled $205,664 for the year ended December 31, 2006.

Debt issue costs

The Company paid its debt placement agent and its attorney a total of $112,370 and issued detachable Class “A” and “B” warrants in connection with the issuance of the convertible promissory notes.  The original fair value of the warrants totaled $48,709, but increased to $55,342 following the re-pricing discussed above.  The sum of the payments and the fair value of the warrants, resulted in total debt issue costs of $167,712.  Amortization resulting from the debt issue costs is charged to interest expense.  Accumulated amortization and amortization expense of the debt issue costs totaled $139,980 and $80,150 as of and for the year ended December 31, 2006, respectively.

The convertible debt discount and related debt issue costs are expected to amortize as follows:

December 31,	Debt Discount	Debt Issue Costs	Totals
2007	$323,763	$27,732	$351,495

(4)

Subordinated Convertible Notes Payable

On June 22, 2006, the Company entered into agreements to borrow an aggregate principal amount of $1,200,000 and to issue to the investors subordinated, convertible promissory notes and common stock purchase warrants.  The Company’s subordinated, convertible promissory notes payable consist of the following at December 31, 2006:

$600,000 subordinated, convertible promissory note issued June 22, 2006, due on June 22, 2008, 8% annual interest rate, net of unamortized discount of $415,215	$184,785
$600,000 subordinated, convertible promissory note issued June 22, 2006, due on June 22, 2008, 8% annual interest rate, net of unamortized discount of $415,215	184,785
369,570
Less: current maturities	-
$369,570

These notes are subordinated to the convertible promissory notes listed in Note 3, which are collateralized by all of the Company’s assets until the notes have been fully paid or fully converted into common stock.

The individual note holders have the right, at their option, to convert the principal amount of the note into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.75 per share, subject to adjustment in certain circumstances if the notes are then outstanding, such as a stock split, combination or dividend; or in the event the Company issues shares of common stock for consideration of less than the exercise price.

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

Carrying value of subordinated, convertible notes payable

The conversion of the subordinated, convertible notes payable is fixed at $0.75 per share of the Company’s common stock.  Pursuant to SFAS 133, options embedded in contracts containing the price of a specific equity instrument are not clearly and closely related to an investment in an interest-bearing note and the embedded derivative must be separated from the host contract.  As a result, the Company has bifurcated the option resulting from the conversion feature and has classified it as a derivative liability pursuant to SFAS 133.  The following table presents the allocation of proceeds from the financing:

Principal balance of the notes	$1,200,000
Less debt discounts:
Fair value of warrants (below)	(675,240)
Fair value of conversion option (below)	(432,000)
Plus amortization of discounts	276,810
Carrying value at December 31, 2006	$369,570

Detachable common stock warrants issued with subordinated convertible promissory notes

In connection with the subordinated, convertible promissory notes, the Company issued note holders the following warrants to purchase shares of its common stock:

Description	Number Issued	Exercise Price	Fair Value	Relative Fair Value
Class “C” warrants	1,200,000	$1.00	$0.392	$0.171
Class “D” warrants	1,200,000	$1.50	$0.360	$0.157
Class “E” warrants	600,000	$2.00	$0.337	$0.147
Class “F” warrants	1,066,666	$0.75	$0.412	$0.180
	4,066,666

The warrants are exercisable for a period of five years.

The fair value for the warrants granted in association with the subordinated, convertible debt was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	5.18%
Dividend yield	0.00%
Volatility factor	104.21%
Weighted average expected life	5 years

The weighted average exercise price and weighted average relative fair value of these warrants were $1.23 and $.166, respectively.  The fair value of all 4,066,666 warrants granted in association with the issuance of the convertible debt totaled $675,240.

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

The warrants are detachable and are valued separately from the convertible notes payable.  Therefore, the fair value of the warrants, $675,240, was charged to additional paid-in capital with a corresponding discount on the convertible notes payable.  The discount will be amortized over the life of the debt.  As the discount is amortized, the outstanding principal balance of the notes will approach their face value of $1,200,000.

Debt issue costs

The Company paid its debt placement agent and attorney a total of $117,000 in connection with the issuance of the subordinated, convertible promissory notes.  In addition, the Company issued the placement agent common stock purchase warrants as follows:

Description	Number Issued	Exercise Price	Fair Value
Class "C" warrants	72,000	$1.00	$0.392
Class "D" warrants	72,000	$1.50	$0.360
Class "E" warrants	36,000	$2.00	$0.337
Class "F" warrants	104,000	$0.75	$0.412
	284,000

The placement agent’s warrants are exercisable for a period of five years.

The weighted average exercise price and weighted average fair value of these warrants were $1.16 and $.384, respectively.  The fair value of the 284,000 warrants granted to the debt placement agent totaled $109,124, which, when added to the $117,000 paid to the placement agent, resulted in total debt issue costs of $226,124.  Amortization resulting from the debt issue costs is charged to interest expense.

The subordinated, convertible debt discounts and related debt issue costs are expected to amortize over the next two years as follows:

December 31,	Debt Discount	Debt Issue Costs	Totals
2007	$553,620	$113,062	$666,682
2008	276,810	56,531	333,341
	$830,430	$169,593	$1,000,023

Derivative Financial Instrument

The Company generally does not use derivative instruments to hedge exposures to cash-flow risks or market-risks that may affect the fair values of its financial instruments. However, certain other financial instruments, such as embedded conversion features, where an embedded option in a debt security contains the price of a specific equity instrument, are bifurcated and are classified as derivative liabilities. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

	Derivative Liability	Number of Shares In Which The Derivative Liability Can Be Settled

Embedded conversion feature, June 22, 2006	$432,000	1,600,000
Embedded conversion feature, December 31, 2006	160,000	1,600,000
	$272,000

The gain on the derivative liability totaled $272,000 for the year ended December 31, 2006.

 (5)

Shareholders’ Deficit

Preferred stock

The Company is authorized to issue 1,000 shares of $.001 par value preferred stock.  The Company may divide and issue the Preferred Shares in series.  Each Series, when issued, shall be designated to distinguish them from the shares of all other series. The relative rights and preferences of these series include preference of dividends, redemption terms and conditions, amount payable upon shares of voluntary or involuntary liquidation, terms and condition of conversion as well as voting powers.

Share-based payment

On November 8, 2006, the Company issued 625,000 shares as an enticement to enter a sales consulting agreement with an unrelated party.  These shares were contributed to the Company by several officers.  On that date, the traded market value of the common stock was $0.43 per share.  The Company’s Board of Directors valued the issuance at market since the shares issued were unrestricted shares contributed by several officers.   Stock-based compensation expense of $268,750 was recognized in the accompanying financial statements for the year ended December 31, 2006.  Of this amount, $223,958 was deferred as of December 31, 2006.

In July 2006 the Company received 300,000 contested shares in settlement of litigation.  These shares were cancelled upon receipt.  See Note 9 below.

On August 18, 2006, the Company issued 75,000 shares of its common stock in exchange for services.  The Company’s Board of Directors valued the services at fair value.  Stock-based compensation expense of $32,250 was recognized in the accompanying financial statements for the year ended December 31, 2006.

On February 23, 2006, the Company issued 25,000 shares of its common stock in exchange for investor relations services.  The Company’s Board of Directors valued the services at fair value.  Stock-based compensation expense of $6,750 was recognized in the accompanying financial statements for the year ended December 31, 2006.

On August 22, 2005, the Company issued 40,000 shares of its common stock in exchange for investor relations services.  The Company’s Board of Directors valued the services at fair value.  Stock-based compensation expense of $38,800 was recognized in the accompanying financial statements for the year ended December 31, 2005.

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

Options granted to non-employees, accounted for under the fair value method

On November 30, 2005, the Company granted its attorneys options to purchase an aggregate of 20,000 shares of the Company’s common stock at an exercise price of $0.98 per share.  Half of the options vested on the date of grant and the other half vest on November 30, 2006.  The options expire on November 30, 2010.  The quoted market price of the stock was $1.06 per share on the grant date.  The Company valued the options at $.705 per share, or $14,100, of which $7,638 was recorded as stock-based compensation in the accompanying financial statements for the year ended December 31, 2005.

On March 22, 2005, the Company granted consultants options to purchase an aggregate of 125,000 shares of the Company’s common stock at an exercise price of $2.00 per share.  All of the options vested on the date of grant.  The options expire on March 31, 2009.  The quoted market price of the stock was $1.53 per share on the grant date.  The Company valued the options at $.322 per share, or $40,250, which is recorded as stock-based compensation in the accompanying financial statements for the year ended December 31, 2005.

On October 6, 2004, the Company granted a consultant options to purchase an aggregate of 150,000 shares of the Company’s common stock at an exercise price of $5.00 per share.  The options vested on the date of grant.  The options expire on October 5, 2009.  On October 6, 2004 the quoted market price of the stock was $1.50 per share.  The Company valued the options at $.305 per share, or $45,750, in accordance with SFAS 123, which was recorded as stock-based compensation in the accompanying financial statements for the year ended December 31, 2004.

The fair values of the above options were estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	2.00 - 4.42%
Dividend yield	0.00%
Volatility factor	33.97 - 76.71%
Weighted average expected life	3 - 5 years

Options granted to employees, accounted for under the intrinsic value method

On November 30, 2005, the Company granted its officers and directors options to purchase an aggregate of 600,000 shares of the Company’s common stock at an exercise price of $0.98 per share.  Half of the options vested on the date of grant and the other half vest on November 30, 2006.  The options expire on November 30, 2010.  The quoted market price of the stock was $1.06 per share on the grant date.  Stock-based compensation was recorded on the options based on the intrinsic value method at $0.08 per share, or $48,000, of which $26,000 was recorded as stock-based compensation in the accompanying financial statements for the year ended December 31, 2005.

On January 31, 2004 and February 23, 2004, the Company granted its officers options to purchase an aggregate of 1,860,000 shares of the Company’s common stock at an exercise price of $2.00 per share.

See the schedule below for the pro forma disclosures.

Stock Compensation

The Company periodically offered options to purchase stock in the company to vendors and employees.

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

Options are granted at the fair market value of the stock on the date of grant. Options generally become fully vested after one year from the date of grant and expire five years from the date of grant. During the years ended December 31, 2006 and 2005, we granted 1,600,000 and 745,000 options to purchase shares of common stock with a weighted average grant date fair value of $0.48 and $0.80 per option, respectively. The weighted average grant date fair value of options granted during the three months ended December 31, 2006 and 2005 was $0.37 and $0.80, respectively.

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (R), “Share-Based Payment.” Prior to the adoption of SFAS 123(R), we accounted for stock option grants using the intrinsic value method prescribed in APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and accordingly, recognized no compensation expense for stock option grants.

Under the modified prospective approach, SFAS 123(R) applies to new awards granted subsequent to the date of adoption, January 1, 2006. Compensation cost recognized during the twelve months ended December 31, 2006 includes compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and compensation cost for all share based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). Prior periods were not restated to reflect the impact of adopting the new standard, and there is no cumulative effect.

The following table illustrates the impact SFAS 123(R) has had on our net loss and related per share information for the year ended December 31, 2006 and the pro forma effects on our net loss and related per share information for the year ended December 31, 2005 had SFAS 123(R) been in effect in 2005.

	Twelve Months Ended
	2006	2005
Net (loss) earnings **	$(1,778,317)	$(1,771,306)
Compensation expense per SFAS 123R, net of related tax effect*	$(673,159)	-
Earnings (loss) per share, as reported
Basic & diluted	$(0.11)	$(0.08)
Pro forma effects
Pro forma compensation expense per SFAS 123, net of related tax effect	-	$(808,815)
Net (loss) earnings, pro forma	$(2,451,476)	$(2,580,121)
Earnings per share, pro forma
Basic & diluted, pro forma		$(0.12)

*	Tax effect pertains only to certain non-qualified stock options.
**	Before stock compensation expense in 2006, as reported in 2005

Our results of operations include stock-based compensation for the twelve months ended December 31, 2006 as follows:

Twelve Months
General and administrative	$673,159
Less: Tax effect of non-qualified options	-
$673,159

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

The Company uses the Black-Scholes option pricing model to estimate the fair value of stock-based awards on the date of grant. The assumptions employed in the calculation of the fair value of share-based compensation expense for the three and twelve months ended December 31, 2006 were calculated as follows:

•	Expected dividend yield — based on the Company’s historical dividend yield.
•	Expected volatility — based on the Company’s historical market price at consistent points in a period equal to the expected life of the options.
•	Risk-free interest rate — based on the U.S. Treasury yield curve in effect at the time of grant.
•

Expected life of options — calculated using the simplified method as prescribed in Staff Accounting Bulletin No. 107, where the expected life is equal to the sum of the vesting period and the contractual term divided by two.

The following table summarizes the assumptions used to estimate the fair value of stock options granted during the twelve months ended December 31, 2006 and 2005.

	2006	2005
Expected dividend yield	0%	0%
Expected volatility	129.29%	129.29%
Risk-free interest rate	4.65 – 4.96%	2.41%
Expected life of options	3 – 4	4.0
Grant date fair value	$0.34- 0.51	$0.80

There were no net cash proceeds from the exercise of stock options for the twelve months ended December 31, 2006.  At December 31, 2006, there was $121,482 of unrecognized compensation cost related to share-based payments which is expected to be recognized over a weighted average period of .5 years.

The following table represents stock option activity as of and for the twelve months ended December 31, 2006:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Options Outstanding - January 1, 2006	2,885,750	$1.79	2.75 years
Granted	1,600,000	1.18
Exercised	-	-
Forfeited/expired/cancelled	(200,000)	1.00
Options Outstanding – December 31, 2006	4,285,750	$1.59	3.24 years		$3,907,000
Outstanding Exercisable – January 1, 2006	1,990,750	$1.79	2.75 years	$
Outstanding Exercisable – December 31, 2006	3,875,750	$1.59	3.24 years		$3,279,000

The total grant date fair value of options vested during the twelve months ended December 31, 2006 and 2005 was $528,836 and $808,815, respectively.

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

The following table represents our non-vested stock option activity for the twelve months ended December 31, 2006:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested options - January 1, 2006	1,045,000	$0.80
Granted	1,600,000	0.48
Vested	(2,035,000)	0.47
Forfeited/expired/cancelled	(200,000)	-
Nonvested Options – December 31, 2006	410,000	$0.41

(6)

Related Party Transactions

In October 2006, several officers contributed 625,000 back to the company to be issued for a sales consulting agreement.

In the second quarter of 2006, an officer advanced to the Company on a short-term basis $105,000 for working capital, which was repaid prior to June 30, 2006.  The advances carried no interest rate.

On June 29, 2005, the Company entered into an Advisory Agreement with The November Group Ltd. (“TNG”), an affiliated company (the CEO of The November Group is a director of the Company).  Under the terms of the agreement, TNG will provide the Company with marketing and advisory services in exchange for:

a.

100,000 shares of the Company’s restricted common stock;

b.

a fee equal to 6% of net revenue paid to the Company by new clients or persons directly introduced by TNG; and

c.

a fee equal to 2.5% of net revenue paid to the Company by any third party not introduced by TNG, if the Company requests in writing TNG’s participation with the relationship.

The 100,000 common shares were issued effective June 29, 2005.  On that date, the traded market value of the common stock was $1.48 per share.  The Company’s Board of Directors valued the issuance at $1.25 per share, the estimated fair value of the transaction, due to the restricted nature of the common stock issued, among other factors.

 (7)

Income Taxes

A reconciliation of U.S. statutory federal income tax rate to the effective rate follows:

	For the Years Ended
	December 31,
	2006	2005
U.S. statutory federal rate, graduated	34.00%	34.00%
State income tax rate, net of federal	3.63%	3.63%
Permanent book-to-tax differences	-0.13%	-0.10%
Net operating loss (NOL) for which
no tax benefit is currently available	-37.50%	-37.53%
	0.00%	0.00%

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

At December 31, 2006, deferred tax assets consisted of a net tax asset of approximately $2,700,000, due to operating loss carryforwards of approximately $7,200,000, which was fully allowed for, in the valuation allowance of $2,700,000.  The valuation allowance offsets the net deferred tax asset for which it is more likely than not that the deferred tax assets will not be realized.  The change in the valuation allowance for the years ended December 31, 2006 and 2005 totaled approximately $920,000 and $660,000 respectively.  The current tax benefit also totaled $920,000 and $660,000 for the years ended December 31, 2006 and 2006, respectively.  The net operating loss carryforward expires through the year 2026.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized.  At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

(8)

Concentration of Credit Risk for Cash

The Company has concentrated its credit risk for cash by maintaining deposits in a financial institution, which may at times exceed the amounts covered by insurance provided by the United States Federal Deposit Insurance Corporation (“FDIC”).  At December 31, 2006 the Company did not have any funds in excess of the FDIC insurance limits.

(9)

Commitments and Contingencies

Office Lease

The Company entered into a noncancellable office lease agreement on January 10, 2006. The lease runs from January 1, 2006 through December 31, 2006.  The rent for 2007 is month to month and the rental payments for 2007 are $2,600 per month plus $182 in taxes.  Rental expense for 2006 and 2005 was $30,000 each year.

Litigation

Prisma Capital Markets, LLC

On May 25, 2004, the Company entered into an agreement with Prisma Capital Markets, LLC, appointing Prisma as an exclusive distributor of our products in Kuwait.  Prisma also agreed to arrange for, and pay the costs and expenses related to, the testing and demonstration of the Company’s products in Kuwait, in exchange for 300,000 shares of the Company’s restricted common stock.  The Company also granted Prisma warrants entitling Prisma to purchase up to 4,401,720 shares of the Company’s common stock at an exercise price of $2.062 per share, which would be exercisable only upon Prisma’s meeting various sales goals totaling $30,000,000 in sales.  In July 2004, the Company notified Prisma that the agreement was cancelled due to Prisma’s failure to arrange for the testing of products in Kuwait, and demanded the return of the certificates representing the common stock and the warrants.  In February 2005, the Company filed a lawsuit against Prisma in the Supreme Court of the State of New York, County of New York, for breach of contract, and demanded the return of the securities issued to Prisma and $100,000 in actual damages.  In February 2006, the Company was granted a motion for summary judgment in its favor.  On July 6, 2006, the Company received a court order declaring the cancellation of the 300,000 shares.

BLASTGARD INTERNATIONAL, INC.

Notes to Financial Statements

Verde Partners Family Limited Partnership

The Company was served with a lawsuit that was filed on September 12, 2005 in the Second Judicial District Court in Washoe County, Nevada as case number CV-05-02072. The plaintiff in the lawsuit is Verde Partners Family Limited Partnership (“Verde”). The lawsuit makes a variety of claims and contends that the Company and certain officers of the Company misappropriated certain technology, including two patents, and seeks damages “in excess of $10,000”.  The action was removed to federal court in Nevada.  A motion was pending to have the case dismissed as to Blastgard International, Inc., and all other defendants, for lack of personal jurisdiction.  There was also a motion pending for a more definite statement in that three of the claims by Verde are conclusory, vague and ambiguous.

On July 14, 2006, the United States District Court rendered its decision in this case. It was ordered and adjudged that the motion to dismiss the individual defendants and the motion to dismiss the BlastGard defendants was granted. Defendants’ motion for a more definite statement is moot. The Court entered judgment on July 17, 2006 in favor of all Defendants and against the Plaintiff. The Plaintiff had 30 days from the date of the judgment (July 17) to file a notice of appeal. No notice was filed.

On July 19, 2006, the Company filed a lawsuit in the Circuit Court of the Sixth Judicial Circuit in Pinellas County, Florida. The Defendants in the lawsuit are Sam Gettle, Guy Gettle and Verde Partners Family Limited Partnership (“Verde”). The lawsuit contends that the Defendants have committed defamatory acts against the Company and its products.  The lawsuit also asks for a declaration that the Company is not liable for the acts complained of in the Nevada action.  On the Company’s affirmative claims for defamation, the Florida action seeks injunctive relief and damages in excess of $15,000, exclusive of attorney’s fees and costs.

BLASTGARD INTERNATIONAL, INC.

Condensed Balance Sheet
(Unaudited)
September 30, 2007

Assets
Current assets:
Cash	$1,721,353
Receivables:
Trade, net	243,002
Other	10,278
Inventory	103,583
Prepaid expenses	79,041
Total current assets	2,157,257
Property and equipment, net (Note 2)	11,824
Other assets:
Unamortized debt issue costs (Notes 4 and 5)	89,796
Deferred costs	89,914
Deposits	772
$2,349,563
Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities on convertible notes payable, net of
unamortized discount of $505,676 (Note 2 & 3)	$1,093,291
Accounts payable	26,123
Total current liabilities	1,119,414
Derivative liability (Note 3)	142,000
Total liabilities	1,261,414
Shareholders’ equity (Note 4):
Preferred stock, $.001 par value; 1,000 shares authorized,
-0- shares issued and outstanding	—
Common stock, $.001 par value; 100,000,000 shares authorized,
37,813,616 shares issued and outstanding	37,814
Prepaid services for stock	(22,394)
Additional paid-in capital	11,120,137
Retained deficit	(10,047,408)
Total shareholder’s equity	1,088,149
$2,349,563

Condensed Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
Sales	$258,264	$4,406	$375,700	$867,741
Cost of goods sold	222,099	7,453	321,718	670,706
Gross profit	36,165	(3,047)	53,982	197,035
Operating expenses:
General and administrative	554,510	586,647	1,796,876	1,334,359
Research and development	25,149	74,514	41,335	102,965
Depreciation and amortization	6,378	6,901	20,125	20,872
Total operating expenses	586,037	668,062	1,858,336	1,458,196
Operating loss	(549,872)	(671,109)	(1,804,354)	(1,261,161)
Non-operating income/(expense):
Loss on disposal of assets	194	—	(1,150)	(863)
Gain/(loss) on derivative liability (Note 6)	62,800	246,400	18,000	78,400
Interest income	27,709	7,397	49,839	9,980
Rental income	—	750	500	3,750
Bad debt expense	(140,000)	—	(140,000)	—
Interest expense (Notes 4 and 5):
Amortized debt issue costs	(28,266)	(42,901)	(112,529)	(70,515)
Amortized debt discount	(224,493)	(198,460)	(730,688)	(255,496)
Other	(38,612)	(50,824)	(140,166)	(107,244)
Loss before income taxes	(890,540)	(708,747)	(2,860,548)	(1,603,149)

Income tax provision (Note 3)	—	—	—	—
Net loss	$(890,540)	$(708,747)	$(2,860,548)	$(1,603,149)
Basic and diluted loss per share	$(0.02)	$(0.03)	$(0.09)	$(0.07)
Basic and diluted weighted average
common shares outstanding	36,770,138	22,073,413	30,441,281	22,269,246

Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(2,860,548)	$(1,603,149)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	132,654	91,387
Stock for services	—	34,110
Stock-based compensation	420,048	193,038
Discount on convertible notes payable	730,690	255,496
Gain/(loss) on derivative liability	(18,000)	(78,400)
Loss on disposal of assets	1,150	863
Changes in operating assets and liabilities:
Accounts receivable	(204,087)	193,495
Inventory	162,732	4,853
Other operating assets	(60,822)	(74,200)
Accounts payable and accruals	(175,455)	(16,364)
Indebtedness to a related party	—	1,636
Net cash provided by (used) in
operating activities	(1,871,638)	(997,235)
Cash flows from investing activities:
Payments for deferred costs	(16,306)	(45,322)
Proceeds form sale of assets	2,040	—
Purchases of property and equipment	(746)	(4,761)
Net cash used in
investing activities	(15,012)	(50,083)
Cash flow from financing activities:
Proceeds from issuance of debt		1,200,000
Proceeds from sale of stock	3,968,810
Payments for stock issue costs	(491,648)
Payments for debt principal	(251,022)	(65,423)
Payments for debt issue costs	—	(117,000)
Net cash used in
financing activities	3,226,140	1,017,577
Net change in cash	1,339,490	(29,741)
Cash, beginning of period	381,863	361,225
Cash, end of period	$1,721,353	$331,484
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$140,166	$107,244
Income taxes	$—	$—

(1)

Basis of Presentation

The financial statements presented herein have been prepared by the Company in accordance with the accounting policies in its Form 10-KSB dated December 31, 2006, and should be read in conjunction with the notes thereto.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim periods presented have been made. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the year.

Financial data presented herein are unaudited.

(2)

Notes Payable

Convertible Promissory Notes

On December 2, 2004, the Company entered into agreements to borrow an aggregate principal amount of $1,420,000 and to issue to the investors secured convertible notes and common stock purchase warrants.  During June 2006 and April 2007, the Company revalued the warrants and the associated discount of the convertible debt. In March 2007, the terms of the notes were extended from October 31, 2007 to March 20, 2008.  The Company’s convertible promissory notes payable consist of the following at September 30, 2007:

$1,000,000 convertible promissory note issued
December 2, 2004, due on March 20, 2008,
8% annual interest rate, net of unamortized
Discount of $58,339	$614,172
$200,000 convertible promissory note issued
December 2, 2004, due on March 20, 2008,
8% annual interest rate, net of unamortized
Discount of $11,668	80,460
$100,000 convertible promissory note issued
December 2, 2004, due on March 20, 2008,
8% annual interest rate, net of unamortized
Discount of $5,834	63,024
$100,000 convertible promissory note issued
December 2, 2004, due on March 20, 2008,
8% annual interest rate, net of unamortized
Discount of $5,834	63,023
$20,000 convertible promissory note issued
December 2, 2004, due on March 20, 2008,
8% annual interest rate, net of unamortized
Discount of $1,347	12,245
832,924
Less: current maturities	(832,924)
$-

Each note carries a default interest rate of 15% per annum. Aggregate monthly payments of 1.2% of the principal amount are due commencing November 1, 2005 through April 30, 2006, then aggregate monthly payments of 3% of the principal amount are due commencing May 1, 2006 through October 31, 2006, and then aggregate monthly payments of 6% of the principal amount are due commencing November 1, 2006 through October 31, 2007. However, as a result of the June 22, 2006 debt financing, the payment arrangements were modified. Monthly payments of interest only (8%) based on the principal amount is due commencing June 1, 2006 through May 31, 2007, and then aggregate monthly payments of 6% of the principal amount is due commencing June 1, 2007 through October 31, 2007.  Payments will be applied first to accrued interest and then to principal. The balance of the unpaid principal and any unpaid interest is due on October 31, 2007.  All accrued interest had been paid in full as of September 30, 2007.

The individual note holders have the right, at their option, to convert the principal amount of the note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in the note, into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $.30.- $.05 per share, subject to adjustment in certain circumstances if the notes are then outstanding, such as a stock split, combination or dividend; or in the event the Company issues shares of common stock for consideration of less than the exercise price.

The Company can require the holders to convert the notes into shares of common stock if a registration statement for the resale of the underlying shares is effective and the common stock has traded above $2.50 per shares for ten consecutive days. The amount that the holders can be required to convert is limited to the aggregate dollar volume traded over the past seven trading days (pro-rated among all holders), but no holder is required to convert an amount that results in the holder becoming the beneficial owner of more than 4.99% of the outstanding common stock on the date of conversion.

The notes are secured by all of the Company’s assets until the notes have been fully paid or fully converted into common stock.

Detachable common stock warrants issued with convertible promissory notes

The fair value of detachable warrants issued with the convertible notes was charged to additional paid-in capital with a corresponding discount on the convertible notes payable.  The discount is amortized over the life of the debt.  As the discount is amortized, the reported outstanding principal balance of the notes will approach the remaining unpaid value ($999,475 at September 30, 2007).

As part of a debt financing conducted in April 2007, the Company re-priced all classes of warrants as follows:

Warrant Class	Outstanding	Previous Exercise price	New Exercise Price	Change in Discount
“A”	556,170	$1.00	$0.30	$42,825
“B”	246,968	1.50	0.30	26,247
“C”	180,000	1.00	0.45	3,168
“D”	180,000	1.50	0.45	4,752
“E”	180,000	2.00	0.45	2,952
“F”	770,620	$0.75	$0.50	16,955
			Total	$96,898

The fair value for the warrants was estimated at the date of revaluation using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	4.47%
Dividend yield	0.00%
Volatility factor	119.46%
Weighted average expected life	2.2 years

Debt issue costs

The Company paid its debt placement agent and its attorney a total of $112,370 and issued detachable Class “A” and “B” warrants in connection with the issuance of the convertible promissory notes.  The original fair value of the warrants totaled $48,709, but increased to $55,342 following the re-pricing discussed above.  The sum of the payments and the fair value of the warrants resulted in total debt issue costs of $167,712.  Amortization resulting from the debt issue costs is charged to interest expense.  Accumulated amortization and amortization expense of the debt issue costs totaled $167,712 and $27,732 as of and for the nine month ended September 30, 2007, respectively.

The convertible debt discount and related debt issue costs are expected to amortize as follows:

Date	Debt Discount	Debt Issue Costs	Totals
December 31, 2007	$83,022	$-	$83,022

(3)

Subordinated Convertible Notes Payable

On June 22, 2006, the Company entered into agreements to borrow an aggregate principal amount of $1,200,000 and to issue to the investors’ subordinated, convertible promissory notes and common stock purchase warrants.  In April 2007, the Company lowered the exercise price on the conversion and the warrants and revalued warrants and the associated discount on the convertible debt. On August 8, 2007, one half of the debt was acquired by unrelated parties.

These new holders converted their half of the debt to stock at $0.30 per share.  All the holders agreed to unwind the changes made in April to reduce the number of warrants outstanding to previous levels and to reset the exercise price to amounts consistent with the other convertible debt and warrants.  Also, the holders of the 2006 convertible debt agreed to cancel their “D” and “E” warrants.

The Company’s subordinated, convertible promissory notes payable consist of the following at September 30, 2007:

$600,000 subordinated, convertible promissory note
issued June 22, 2006, due on June 22, 2008,
8% annual interest rate, net of unamortized
discount of $339,633	$ 260,367
260,367
Less: current maturities	(260,367)
$ -

These notes are subordinated to the convertible promissory notes listed above, which are collateralized by all of the Company’s assets until the notes have been fully paid or fully converted into common stock.

The individual note holders have the right, at their option, to convert the principal amount of the note into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.30 per share, subject to adjustment in certain circumstances if the notes are then outstanding, such as a stock split, combination or dividend; or in the event the Company issues shares of common stock for consideration of less than the exercise price.

Carrying value of subordinated, convertible notes payable

The conversion of the subordinated, convertible notes payable is fixed at $0.30 per share of the Company’s common stock.  Pursuant to SFAS 133, options embedded in contracts containing the price of a specific equity instrument are not clearly and closely related to an investment in an interest-bearing note and the embedded derivative must be separated from the host contract.  At September 30, 2007, one-half of the subordinated convertible notes were still outstanding and were a portion of the warrants.  As a result, the Company has bifurcated the option resulting from the conversion feature and has classified it as a derivative liability pursuant to SFAS 133.  The following table presents the allocation of proceeds from the financing and the subsequent revaluation of the warrants and derivative liability.

Principal balance of the notes	$ 1,200,000
Less debt discounts:
Fair value of warrants (below)	(768,000)
Fair value of conversion option (below)	(432,000)
Plus amortization of discounts to June 30, 2007	403,804
Less the conversion of debt	(600,000)
Plus the revaluation of discount (below)	121,896
Plus revaluation of conversion option (below)	193,195
Current period amortization of discounts	141,472
Carrying value at September 30, 2007	$ 260,367

Detachable common stock warrants issued with subordinated convertible promissory notes

In connection with the financing offer in April 2007, the Company allowed the note holders to increase the warrants associated with the debt and reduce the exercise price of the warrants and debt.  The number of warrants outstanding and the associated exercise price at June 30, 2007 was as follows:

Description	Number Issued	Exercise Price	New Number Issued	New Exercise Price
Class “C” warrants	1,200,000	$1.00	4,000,000	$0.30
Class “D” warrants	1,200,000	$1.50	6,000,000	$0.30
Class “E” warrants	600,000	$2.00	4,000,000	$0.30
Class “F” warrants	1,066,666	$0.75	2,666,668	$0.30
	4,066,666		16,666,668

In connection with the financing activity in August 2007, the note holders agreed to rescind the increase in warrants and to increase the exercise price. The holders also agreed to cancel the “D” and “E” warrants.  The number of warrants outstanding and the associated exercise price at September 30, 2007 was as follows:

Description	Previous Number Issued	Exercise Price	New Number Issued	New Exercise Price
Class “C” warrants	4,000,000	$0.30	1,200,000	$0.45
Class “D” warrants	6,000,000	$0.30	-	$0.45
Class “E” warrants	4,000,000	$0.30	-	$0.45
Class “F” warrants	2,066,668	$0.30	1,066,666	$0.50
	16,666,668		2,266,666

The warrants are exercisable for a period of five years.  The additional discount associated with the change above was $92,760.  This change was limited by the value of the underlying debt.

The fair value for the warrants was estimated at the date of revaluation using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	4.54%
Dividend yield	0.00%
Volatility factor	116.16%
Weighted average expected life	2.0 years

The warrants are detachable and are valued separately from the convertible notes payable.  Therefore, the total fair value of the warrants, $1,200,000, was charged to additional paid-in capital with a corresponding discount on the convertible notes payable.  Changes to the value of the warrants are also charged to additional paid-in-capital and discount on convertible notes payable. The remaining discount will be amortized over the life of the debt.  As the discount is amortized, the outstanding principal balance of the notes will approach the face value of remaining convertible notes payable.

Debt issue costs

The subordinated, convertible debt discounts and related debt issue costs are expected to amortize over the next two years as follows:

	Debt	Debt Issue
December 31,	Discount	Costs	Totals
2007	$ 113,211	$ 28,266	$ 141,477
2008	226,422	56,531	285,953
	$ 339,633	$ 84,797	$ 427,430

Derivative Financial Instrument

The Company generally does not use derivative instruments to hedge exposures to cash-flow risks or market-risks that may affect the fair values of its financial instruments. However, certain other financial instruments, such as embedded conversion features, where an embedded option in a debt security contains the price of a specific equity instrument, are bifurcated and are classified as derivative liabilities. Such financial instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period.

		Number of Shares
		In Which The
	Derivative	Derivative Liability
	Liability	Can Be Settled
Embedded conversion feature, June 22, 2006	$432,000	1,600,000

Embedded conversion feature, December 31, 2006	160,000	1,600,000

Revaluation and cancellation of warrants, August 8, 2007	(85,200)	400,000

Embedded conversion feature, September 30, 2007	142,000	2,000,000
Current year to date change	$(18,000)

The change on the derivative liability resulted in a gain of $62,800 and $18,000 for the three and nine months ended September 30, 2007, respectively.

 (4)

Shareholders’ Equity

Preferred stock

The Company is authorized to issue 1,000 shares of $.001 par value preferred stock.  The Company may divide and issue the Preferred Shares in series.  Each Series, when issued, shall be designated to distinguish them from the shares of all other series. The relative rights and preferences of these series include preference of dividends, redemption terms and conditions, amount payable upon shares of voluntary or involuntary liquidation, terms and condition of conversion as well as voting powers.

Share-based payment

During the three months and nine months ended September 30, 2007, the Company recognized $96,636 and $358,190, respectively, in share based compensation from the prior issuance of stock options.

During the three and nine months ended September 30, 2007, the Company recognized $67,188 and $201,564 in consulting expenses for services prepaid with stock.

At September 30, 2007, there was $13,877 of unrecognized compensation cost related to share-based payments which is expected to be recognized over a weighted average period of .25 years.

The following table represents stock option activity as of and for the nine months ended September 30, 2007:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Options Outstanding - January 1, 2007	4,285,750	$1.79	2.75 years	-0-
Granted	17,350,000	.30	4.5 years
Exercised	-	-
Forfeited/expired/cancelled	(50,000)	1.00
Options Outstanding – September 30, 2007	21,585,750	$.60	4.03 years	-0-
Outstanding Exercisable – January 1, 2007	3,825,750	$1.79	2.75 years
Outstanding Exercisable – September 30, 2007	5,685,750	$1.79	2.78 years	-0-

 (5)

Related Party Transactions

During the nine month ended September 30, 2007, the Company borrowed $97,000 against its $100,000 credit line, which was secured by its Chief Financial Officer.

 (6)

Income Taxes

The Company records its income taxes in accordance with Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes”. The Company incurred net operating losses during all periods presented resulting in a deferred tax asset, which was fully allowed for; therefore, no income tax benefit or expanse has been presented.

(7)

Commitments and Contingencies

Office Lease

The Company entered into a non-cancellable office lease agreement on January 10, 2006. The lease runs from January 1, 2006 through December 31, 2006.  The rent for 2007 is month to month and the rental payments for 2007 are $2,600 per month plus $182 in taxes.  Rental expense for the nine months ended September 30, 2007 and 2006 was $18,492 and $22,500 respectively.

Officer Compensation

The Company entered into employment agreements with five corporate officers effective April 1, 2007.  These agreements commit the Company to combined salaries of $950,000 and granted 1,450,000 options as signing bonuses.  One officer also received a cash signing bonus in the amount of $160,000.  The employment agreements also reserve up to 15,900,000 options to be granted as performance bonuses based on achieving certain sales volumes.

Litigation

Verde Partners Family Limited Partnership

The Company was served with a lawsuit that was filed on September 12, 2005 in the Second Judicial District Court in Washoe County, Nevada as case number CV-05-02072. The plaintiff in the lawsuit is Verde Partners Family Limited Partnership (“Verde”). The lawsuit makes a variety of claims and contends that the Company and certain officers of the Company misappropriated certain technology, including two patents, and seeks damages “in excess of $10,000”.  The action was removed to federal court in Nevada.  A motion was pending to have the case dismissed as to Blastgard International, Inc., and all other defendants, for lack of personal jurisdiction.  There was also a motion pending for a more definite statement in that three of the claims by Verde are conclusory, vague and ambiguous.

On July 14, 2006, the United States District Court rendered its decision in this case. It was ordered and adjudged that the motion to dismiss the individual defendants and the motion to dismiss the BlastGard defendants was granted. Defendants’ motion for a more definite statement is moot. The Court entered judgment on July 17, 2006 in favor of all Defendants and against the Plaintiff. The Plaintiff had 30 days from the date of the judgment (July 17) to file a notice of appeal. No notice was filed.

On July 19, 2006, the Company filed a lawsuit in the Circuit Court of the Sixth Judicial Circuit in Pinellas County, Florida. The Defendants in the lawsuit are Sam Gettle, Guy Gettle and Verde Partners Family Limited Partnership (“Verde”). The lawsuit contends that the Defendants have committed defamatory acts against the Company and its products.  The lawsuit also asks for a declaration that the Company is not liable for the acts complained of in the Nevada action.  On the Company’s affirmative claims for defamation, the Florida action seeks injunctive relief and damages in excess of $15,000, exclusive of attorney’s fees and costs.

As of October 31, 2007 there has been no progress on the lawsuit.

(8)          Subsequent Events

In April and May 2007, the Company sold stock under Regulation S and regulation D.  This stock was offered with the condition that the Company would register the shares by October 15, 2007.  The Company was not able to complete the registration by the date specified and issued 1,322,938 additional shares, equal to 10% of the shares sold, as a penalty for not completing the registration.

During the quarter ended September 30 2007, the Company had entered into negotiations to acquire a Michigan company (the target) for stock and acquisition of debt.  The Company lent the target company $140,000 during negotiations and paid $10,000 for the option to purchase the target.  On October 22, 2007 the Company notified the target that it would not exercise its option to purchase the target.  The Company has placed an allowance in the amount of $140,000 on the loan to the target as of September 30, 2007 but is pursuing collection of the loan.

The Company entered into employment agreements with five corporate officers effective April 1, 2007.  The employment agreements contain provisions for the grant of options to purchase 15,900,000 shares as performance bonuses based on certain sales volumes. On November 8, 2007, our five executives agreed to amend their employment agreements to cancel 10,600,000 of the performance based option incentives.

Following is a schedule summarizing changes to the Company’s equity instruments subsequent to September 30, 2007 through November 8, 2007:

	Common Stock	Stock Options	Stock Warrants

Balance, 9/30/07	37,813,616	21,585,750	12,773,975
Stock issued for penalties	1,322,938	-	-
Rescission of performance options	-	(10,600,000)	-

Balance, 11/8/07	39,136,554	10,985,750	12,773,975

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation and Bylaws provided that the Company may indemnify a controlling person, officer or director from liability for acting in such capacities, to the full extent permitted by the law of the State of Colorado. The Articles of Incorporation further provide that, to the full extent permitted by the Colorado Business Corporation Act, as the same exists or may hereafter be amended, a director or officer of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director or officer.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

SEC filing fee for Registration Statement:	$100
Accounting Fees	$10,000
Legal Fees and Expenses	$25,000
Miscellaneous	$4,900
Total:	$40,000

All of the expenses above have been or will be paid by the Company.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities of the Company without registration within the past three fiscal years.

1. In January 2004, the Company issued an aggregate of 237,460 shares of its restricted common stock to five persons in settlement of outstanding debt (149,050 shares issued in settlement of outstanding salary and consulting fees, and 88,410 shares issued in settlement of outstanding loans, expenses and interest). All five persons were accredited investors. Included in these were shares issued to Robert P. Gordon, an officer and director of the Company at that time (40,400 shares (valued at $.50 per share) were issued in settlement of $13,000 in accrued salary and $7,200 in accrued rent expense); Paul W. Henry, a director of the Company at that time (66,000 shares (valued at $.50 per share) were issued in settlement of $33,000 in accrued consulting fees); Anthony Peterson (30,800 shares (valued at $.50 per share) were issued in settlement of $15,400 in accrued fees for accounting services); William Bossung (35,500 shares valued at $.40 per share) were issued in settlement of $10,500 in business advisory services and $3,700 in expenses); and Alliance Financial Networks, Inc. (64,760 shares (valued at $.40 per share) were issued in settlement of a $25,000 loan and $904 in accrued interest). All five persons were accredited investors. The Company believes these transactions were exempt from registration under Section 4(2) and Section 4(6) of the Securities Act of 1933. The transactions did not involve a public offering, no sales commissions were paid, and a restrictive legend was placed on the certificates evidencing the shares.

2. On January 31, 2004, the Company acquired 100% of the issued and outstanding common stock of BlastGard Technologies, Inc, a Florida corporation (“BTI”), from the nine shareholders of BTI in exchange for an aggregate of 18,200,000 shares of the Company’s common stock pursuant to an Agreement and Plan of Reorganization. This transaction was a recapitalization that was accounted for as the sale of the shares of BTI for the net liabilities of the public company of $606,412. All nine shareholders were accredited investors. The Company believes this private placement was exempt from registration under Section 4(2) and Section 4(6) of the Securities Act of 1933 and /or Rule 506 of Regulation D. The transaction did not involve a public offering, no sales commissions were paid, and a restrictive legend was placed on each security.

3. In February 2004, the Company sold 200,000 shares of its restricted common stock to five accredited investors, with gross proceeds to the Company of $200,000. The Company believes this private placement was exempt from registration under Section 4(2) and Section 4(6) of the Securities Act of 1933. The transaction did not involve a public offering, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares.

4. During the quarter ending June 30, 2004, the Company sold 629,367 shares of its restricted common stock to thirty four accredited investors, with gross proceeds to the Company of $944,050. We believe this private placement was exempt from registration under Section 4(2) and Section 4(6) of the Securities Act of 1933 and/or Rule 506 of Regulation D. The transaction did not involve a public offering, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares.

5. On May 25, 2004, the Company entered into an agreement with Prisma Capital Markets, LLC, appointing Prisma as an exclusive distributor of the Company’s products in Kuwait. Prisma also agreed to arrange for, and pay the costs and expenses related to, the testing and demonstration of the Company’s products in Kuwait, in exchange for 300,000 shares of restricted common stock of the Company. The shares were valued at $450,000, based upon contemporaneous private placement stock sales at $1.50 per share to third-party investors. The Company also granted Prisma warrants entitling Prisma to purchase up to 4,401,720 shares of Common Stock of the Company at an exercise price of $2.062 per share, which would be exercisable only upon Prisma’s meeting various sales goals totaling $30,000,000 in sales. Prisma was an accredited investor. The Company believes this transaction was exempt from registration under Section 4(2) and Section 4(6) of the Securities Act of 1933. The transaction did not involve a public offering, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the securities. In February 2005, we filed a lawsuit against Prisma in the Supreme Court of the State of New York, County of New York, for breach of contract, and demanded the return of the securities issued to Prisma and $100,000 in actual damages. Prisma was served a summons on February 7, 2005; and because we have not received a response as of March 12, 2005, we can now file a motion to have a default judgement entered against Prisma.

6. During the quarter ending September 30, 2004, the Company sold 128,834 shares of its restricted common stock to twelve accredited investors, with gross proceeds to the Company of $193,250.50. We believe this private placement was exempt from registration under Section 4(2) and Section 4(6) of the Securities Act of 1933 and/or Rule 506 of Regulation D. The transaction did not involve a public offering, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares.

7. In December 2004, we raised $1,420,000 from five investors in a convertible debt financing, and issued to the investors secured convertible notes and common stock purchase warrants.

The individual note holders have the right, at their option, to convert the principal amount of the note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in the note, into fully paid and non-assessable shares of our common stock at a current conversion price of $.30 per share, subject to adjustment in certain circumstances if the notes are then outstanding, such as a stock split, combination or dividend; or in the event we issue shares of common stock for consideration of less than the exercise price.

Also in connection with this sale, we issued the note holders two types of warrants to acquire shares of our common stock. We issued to the investors “Class A” Common Stock Purchase Warrants which entitle the investors to acquire an aggregate of 473,336 shares of our common stock currently at an exercise price of $.45 per share, are exercisable for a period of five years and contain a “cashless exercise” provision that applies only in the event that a registration statement for the resale of the shares is not effective.

We issued to the investors “Class B” Common Stock Purchase Warrants entitling them to acquire an aggregate of 141,999 shares of our common stock at an exercise price of $.45 per share.

Andrew Garrett, Inc., acted as placement agent in this transaction. The placement agent was paid a cash fee of $99,400, which represents 7% of the gross proceeds, and is also entitled to a 5% fee upon exercise of warrants by the investors, if any. We also issued the placement agent a warrant to acquire an aggregate of 82,834 shares of our common stock at a currently exercise price of $.45 per share, and a warrant expiring December 2007 to acquire 4,970 shares of our common stock at an exercise price of $.45 per share. The placement agent’s warrants are exercisable for a period of five years and contain a “cashless exercise” provision that applies only in the event that a registration statement for the resale of the shares is not effective.

Pursuant to a Modification and Waiver Agreement dated as of December 6, 2005, the note holders and the Company agreed that the note holders would waive exercising their remedies and rights available to them for events of default only as they relate to the late filing and effectiveness of the Registration Statement, including the right to receive liquidated damages and the non-payment of principal amounts of the notes and interest due through December 31, 2005, including the right to receive the default interest rate of 15% in lieu of 8% per annum. These waivers by the note holders of their rights and remedies saved the Company approximately $50,069 in liquidated damages and default interest. In consideration of these waivers, the Company agreed to issue 314,280 restricted shares of Common Stock in exchange for the conversion of principal amounting to $34,080 and accrued interest totaling $123,064 through December 31, 2005 at a conversion rate of $.50 per share. By virtue of the Modification and Waiver Agreement, the note holders have also agreed that an event of default has not occurred and the effect of this is to reinstate the non-current portion of the notes payable to long-term debt due October 31, 2007. The aforementioned 314,288 shares were granted piggy-back registration rights and are available for sale as restricted securities in accordance with the requirements of Rule 144 of the Securities Act of 1933, as amended. See “Notes to Financial Statements.”

We believe this private placement and the shares issued pursuant to the Modification and Waiver Agreement were exempt from registration under Section 4(2) and Section 4(6) of the Securities Act of 1933 and/or Rule 506 of Regulation D. The transaction did not involve a public offering and a restrictive legend was placed on each convertible note and each warrant.

8. In December 2004, we raised $1,020,000 from one investor by selling 680,000 shares of restricted common stock (at $1.50 per share) to one investor, and we also issued to the investor a “Class B” common stock purchase warrant to acquire 100,000 shares of common stock at a currently exercise price of $.45 per share (the other terms of the warrant are described above.).

Basic Investors, Inc., acted as placement agent in this transaction. The placement agent was paid a cash fee of $132,600, which represents 13% of the gross proceeds. We also issued to Basic Investors, Inc. a warrant to acquire 150,000 shares of common stock, exercisable for five years, at an exercise price of $5.00 per share, payable in cash or on a “cashless exercise” basis. We also agreed to register for resale the shares of common stock issuable upon exercise of the investor’s warrant and the placement agent’s warrant.

We believe this private placement was exempt from registration under Section 4(2) and Section 4(6) of the Securities Act of 1933 and/or Rule 506 of Regulation D. The transaction did not involve a public offering and a restrictive legend was placed on each certificate and each warrant.

9. On June 29, 1005, Howard Safir was appointed to fill a vacancy on the board or directors. Contemporaneously with the appointment of Mr. Safir, we entered into an agreement with The November Group, Ltd., an entity controlled by Mr. Safir, to serve as an advisor to render strategic and consulting services to us, primarily in connection with the commercialization of our proprietary BlastGard technology. We agreed to compensate The November Group, Ltd. by issuing to it 100,000 shares of restricted common stock valued at $125,000. We believe this private placement was exempt from registration under Section 4(2) and Section 4(6) of the Securities Act of 1933 and/or Rule 506 of Regulation D. The transaction did not involve a public offering, no sales commissions were paid, and a restrictive legend was placed on each certificate evidencing the shares.

10. See “Certain Relationships and Related Transactions” regarding outstanding options granted to officers, directors, employees and consultants. We believe that the transactions described above were exempt from registration under Section 4(2) and/or Section 4(6) of the Securities Act of 1933 and/or Rule 506 of Regulation D. Each transaction did not involve a public offering and an appropriate restrictive legend was placed on each security. Also, no commissions were paid in connection with the sales of any of the aforementioned unregistered securities of our company.

11. On June 22, 2006, we entered into a series of simultaneous transactions with two investors, whereby we borrowed an aggregate principal amount of $1,200,000 due June 22, 2008 and issued to the investors subordinated convertible 8% notes (secured by the assets of our company and subsidiary) and the following series of warrants:

(i)

Five-year Class C warrants to purchase an aggregate of 1,200,000 shares originally exercisable at $1.00 per share;

(ii)

Five-year Class D warrants to purchase an aggregate of 1,200,000 shares originally exercisable at $1.50 per share;

(iii)

Five-year Class E warrants to purchase an aggregate of 600,000 shares originally exercisable at $2.00 per share; and

(iv)

Five-year Class F warrants to purchase an aggregate of 1,066,666 shares originally exercisable at $.75 per share. The Class F warrants were originally redeemable at a nominal price under certain circumstances if the volume weighted average price for our common stock is at least $1.10 for ten consecutive trading days. The Class C warrants, Class D warrants, Class E warrants and Class F warrants contain anti-dilution protection in the case of stock splits, dividends, combinations, reclassifications and the like and in the event that we sell common stock below the applicable exercise price. The warrants also contain immediate registration rights and cashless exercise provisions in the event that there is a current registration statement commencing one year after issuance. An additional 666,667 Class F warrants were issued in connection with this transaction to our December 2004 secured note holders to consent to this financing transaction and to agree to modify certain of their existing rights.

Each note holder has the right, at its option, to convert the principal amount of the note, together with all accrued interest thereon in accordance with the provisions of and upon satisfaction of the conditions contained in the note, into fully paid and non-assessable shares of our common stock at an amended conversion price of $.30 per share, subject to adjustment for dividends, stock splits, combinations, reclassifications and the like or in the event we issue shares of common stock for consideration of less than the conversion price. In the event of default, the notes can be called by the holders at 115% of the outstanding principal amount (200% in the case of a change in control) plus accrued and unpaid interest.

Source Capital Group, Inc. acted as a finder in connection with this transaction. Source Capital was paid 25,000 shares of restricted common stock, a cash fee of $72,000, which represents 6% of the gross proceeds and a 6% fee of each class of warrants issued in connection with the June 2006 debt financing, which warrants were issued by us and not deducted from those issued to any other party.

We believe that the transactions described above were exempt from registration under Section 4(2) and/or Section 4(6) of the Securities Act of 1933 and/or Rule 506 of Regulation D. Each transaction did not involve a public offering and an appropriate restrictive legend was placed on each security. Also, no commissions were paid in connection with the sales of any of the aforementioned unregistered securities of our company. However, a finder’s fee was paid to Source Capital Group in connection with such transactions.

12. In July 2006, we issued 75,000 shares of our common stock to The Investor Relations Group, Inc. We believe that the transactions described above were exempt from registration under Section 4(2) and/or Section 4(6) of the Securities Act of 1933 and/or Rule 506 of Regulation D. Each transaction did not involve a public offering and an appropriate restrictive legend was placed on each security. Also, no commissions were paid in connection with the sales of any of the aforementioned unregistered securities of our company.

13.   Between April 20, 2007 and May 4, 2007, the Company completed two concurrent Offerings and raised a total of $3,968,810 as described below.

The Company sold 11,529,368 units, each unit consisting of one share of its unregistered Common Stock at $.30 per share and one-half warrant, with a full warrant exercisable at $.45 per share in an offshore offering to non-US Persons through D &D Securities Company, its placement agent. The offering raised $3,458,810 in gross proceeds through the issuance of 11,529,368 shares and 5,764,684 warrants.  In addition, the Company issued broker warrants to purchase 1,322,937 units. Exemption from registration is claimed under Regulation S of the Securities Act of 1933, as amended.

The Company also sold 1,700,000 shares of its unregistered Common Stock at $.30 per share and issued 850,000 warrants exercisable at $.45 per share, pursuant to a Regulation D offering. The offering raised $510,000 in gross proceeds. Exemption from registration is claimed under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. All of the aforementioned securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The securities sold pursuant to its concurrent plans of financing contain certain registration rights and penalty warrants for failure to meet certain registration or trading conditions by October 15, 2007. Since the Company did not register these securities or have them listed on one of two Canadian Exchanges by October 15, 2007, the Company issued to each investor an additional 10% in shares of Common Stock and an additional 10% Warrants on what they purchased in the 2007 Private Placement pursuant to the same exemptions from registration described above.

14.  On August 8, 2007, $600,000 in principal indebtedness was converted by certain non-affiliated persons into 2,000,000 restricted common shares. Exemption is claimed under sec 3(a)(9) of the Securities Act of 1933, as amended, inasmuch as no commissions were paid in connection with said conversions.

LIST OF EXHIBITS

Exhibit No.	Description
2.1

Agreement and Plan of Reorganization dated January 31, 2004, by and among the Registrant, BlastGard Technologies, Inc., (“BTI”) and the shareholders of BTI. (Incorporated by reference to Exhibit 2.4 to the Company’s current report on Form 8-K dated January 31, 2004.)

3.1	The Company’s Articles of Incorporation, as amended and currently in effect. (Incorporated by reference to Exhibit 3.7 to the Company’s quarterly report on Form 10-QSB dated March 31, 2004).

3.2	The Company’s Bylaws, as amended and currently in effect. (Incorporated by reference to Exhibit 3.8 to the Company’s quarterly report on Form 10-QSB dated March 31, 2004).

4.1	Subscription Agreement between the Company and the named investors dated December 2, 2004. (Incorporated by reference to exhibit 4.01 of the current report on Form 8-K filed December 3, 2004.)

4.2	Form of Secured Convertible Note issued to the named investors. (Incorporated by reference to exhibit 4.02 of the current report on Form 8-K filed December 3, 2004.)

4.3	Form of Class A Common Stock Purchase Warrant. (Incorporated by reference to exhibit 4.03 of the current report on Form 8-K filed December 3, 2004.)

4.4	Form of Class B Common Stock Purchase Warrant. (Incorporated by reference to exhibit 4.04 of the current report on Form 8-K filed December 3, 2004.)

4.5	Form of Common Stock Purchase Warrant issued to Andrew Garrett, Inc. (Placement Agent). (Incorporated by reference to exhibit 4.05 of the current report on Form 8-K filed December 3, 2004.)

4.6

Security and Pledge Agreement between the Company and Barbara Mittman as collateral agent for the named investors dated December 2, 2004. (Incorporated by reference to exhibit 4.06 of the current report on Form 8-K filed December 3, 2004.)

4.7

Security and Pledge Agreement between BlastGard Technologies, Inc. and Barbara Mittman as collateral agent for named investors dated December 2, 2004. (Incorporated by reference to exhibit 4.07 of the current report on Form 8-K filed December 3, 2004.)

4.8

Collateral Agent Agreement among the Company, Barbara Mittman (the collateral agent) and the named investors dated December 2, 2004. (Incorporated by reference to exhibit 4.08 of the current report on Form 8-K filed December 3, 2004.)

4.9

Guaranty Agreement between BlastGard Technologies, Inc. and Barbara Mittman as collateral agent for named investors dated December 2, 2004. (Incorporated by reference to exhibit 4.09 of the current report on Form 8-K filed December 3, 2004.)

4.10	Form of Securities Purchase Agreement (Incorporated by reference to the Registrant’s Exhibit 99.2 contained in our Form 8-K filed June 23, 2006.)

4.11	Form of Registration Rights Agreement (Incorporated by reference to the Registrant’s Exhibit 99.3 contained in our Form 8-K filed June 23, 2006.)

4.12	Form of Security Agreement. (Incorporated by reference to the Registrant’s Exhibit 99.4 contained in our Form 8-K filed June 23, 2006.)

4.13	Form of Subsidiary Guarantee (Incorporated by reference to the Registrant’s Exhibit 99.5 contained in our Form 8-K filed June 23, 2006.)

4.14	Form of Debenture (Incorporated by reference to the Registrant’s Exhibit 99.8 contained in our Form 8-K filed June 23, 2006.)

4.15	Form of Warrant (Incorporated by reference to the Registrant’s Exhibit 99.9 contained in our Form 8-K filed June 23, 2006.)

4.16	Form of SPA Disclosure (Incorporated by reference to the Registrant’s Exhibit 99.10 contained in our Form 8-K filed June 23, 2006.)

4.17	Form of Security Agreement Disclosure Schedule (Incorporated by reference to the Registrant’s Exhibit 99.11 contained in our Form 8-K filed June 23, 2006.)

4.18	Form of Subsidiary Guarantee Disclosure Schedule (Incorporated by reference to the Registrant’s Exhibit 99.12 contained in our Form 8-K filed June 23, 2006.)

5.1	Legal Opinion of Morse & Morse PLLC *

10.1	Employment Agreement with James F. Gordon dated January 31, 2004. (Incorporated by reference to Exhibit 10.13 to the Company’s quarterly report on Form 10-QSB dated March 31, 2004).

10.2	Employment Agreement with Michael J. Gordon dated January 31, 2004. (Incorporated by reference to Exhibit 10.14 to the Company’s quarterly report on Form 10-QSB dated March 31, 2004).

10.3	Employment Agreement with John L. Waddell, Jr. dated January 31, 2004. (Incorporated by reference to Exhibit 10.15 to the Company’s quarterly report on Form 10-QSB dated March 31, 2004).

10.4

Employment Agreement with Kevin J. Sharpe dated January 31, 2004. (Incorporated by reference to Exhibit 10.16 to the Company’s registration statement on Form SB-2, pre-effective amendment no. 3 (File No. 333-121455.)

10.5

Alliance Agreement with Centerpoint Manufacturing, Inc. dated October 25, 2004. (Incorporated by reference to Exhibit 10.17 to the Company’s registration statement on Form SB-2, pre-effective amendment no. 4 (File No. 333-121455.)

10.6	Advisory Agreement with The November Group, Ltd., dated June 29, 2005. (Incorporated by reference to Exhibit 10.18 of the current report on Form 8-K filed July 6, 2005.)

10.7	Modification and Waiver Agreement (Incorporated by reference to Exhibit 10.1 in our Form 8-K filed December 8, 2006).

10.8	Form of Amended and Restated Second Modification and Waiver Agreement (Incorporated by reference to the Registrant’s Exhibit 99.7 contained in our Form 8-K filed June 23, 2006.)

10.9	Form of Modification and Warrant Agreement (Incorporated by reference to the Registrant’s Exhibit 99.14 contained in our Form 8-K filed June 23, 2006.)

10.13	Form of Third Modification and Waiver Agreement (Incorporated by reference to the Registrant’s Exhibit 10.25 contained in our Registration Statement, file no. 333-135815.)

10.14	Amendment Agreement dated September 15, 2006 to Exhibit 4.11 (Incorporated by reference to Exhibit 10.18 contained in our Form 10-QSB for the quarter ended September 30, 2006).
10.15	Waiver Agreement, dated April 18, 2007. (Incorporated by reference to Exhibit 10.1 of our Form 8-K filed with the SEC on April 25, 2007.)

10.16	Fourth Waiver and Modification Agreement, dated March 20, 2007. (Incorporated by reference to Exhibit 10.2 of our Form 8-K filed with the SEC on April 25, 2007.)

10.17	Management Committee Charter, dated March 23, 2007. (Incorporated by reference to Exhibit 10.3 of our Form 8-K filed with the SEC on April 25, 2007.)

10.18	Employment Agreement for John L. Waddell, Jr., dated April 1, 2007. (Incorporated by reference to Exhibit 10.4 of our Form 8-K filed with the SEC on April 25, 2007.)

10.19	Employment Agreement for James F. Gordon, dated April 1, 2007. (Incorporated by reference to Exhibit 10.5 of our Form 8-K filed with the SEC on April 25, 2007.)

10.20	Employment Agreement for Andrew McKinnon, dated April 1, 2007. (Incorporated by reference to Exhibit 10.32 contained in our Form 10-QSB for the quarter ended March 31, 2007.)

10.21	Employment Agreement for Kevin J. Sharpe, dated April 1, 2007.. (Incorporated by reference to Exhibit 10.7 of our Form 8-K filed with the SEC on April 25, 2007.)

10.22	Employment Agreement for Michael J. Gordon, dated April 1, 2007. (Incorporated by reference to Exhibit 10.9 of our Form 8-K filed with the SEC on April 25, 2007.)

10.23	Source Capital March 9, 2007 and April 12, 2007 Waiver Agreements (Incorporated by reference to Exhibit 10.10 of our Form 8-K filed with the SEC on April 25, 2007.)

10.24	Employee Benefit and Consulting Services Compensation Plan (Incorporated by reference to Exhibit 99.1to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005).

23.1	Consent of Auditors, Cordovano & Honeck, LLP*

23.2	Consent of Morse & Morse, PLLC* (See Exhibit 5.1)

99.1	Employee Benefit and Consulting Services Compensation Plan (Incorporated by reference to Exhibit 99.1to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005).

_______________

*  Filed herewith.

UNDERTAKINGS

(a)

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) To include any additional or changed material information on the plan of distribution.

(2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b) The undersigned Registrant, hereby requesting acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, hereby undertakes to include the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Clearwater, State of Florida, on December 11, 2007.

BLASTGARD INTERNATIONAL, INC.

By:	/s/ Andrew McKinnon
Andrew McKinnon, Chief Executive Officer

By:	/s/ Michael J. Gordon
Michael J. Gordon, Principal Financial Officer And Principal Accounting Officer

 In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date
/s/ Andrew McKinnon Andrew McKinnon	Chief Executive Officer, Chief Operating Officer, Director	December 11, 2007

/s/ James F. Gordon James F. Gordon	Director, Director of Blast Mitigating Receptacles	December 11,2007

/s/ Michael J. Gordon Michael J. Gordon	Director, Principal Financial Officer and Principal Accounting Officer, Vice President-Corporate Administration	December 11,2007

/s/ John L. Wadell, Jr John L. Waddell, Jr.	Director, President	December 11,2007

Joel Gold	Director

L. Paul Bremer, III	Director